As filed with the United States Securities and Exchange Commission on January 5, 2018.

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Iron Horse Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	98-1392140 (I.R.S. Employer Identification No.)

c/o Cerberus Capital Management, L.P.

875 Third Avenue

New York, New York 10022

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark W. Smith

c/o Cerberus Capital Management, L.P.

875 Third Avenue

New York, New York 10022

(212) 891-2100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Douglas A. Ryder, Esq. Christian O. Nagler, Esq. Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Tel: (212) 446-4800 Fax: (212) 446-4900	Deanna L. Kirkpatrick, Esq. Derek J. Dostal, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Tel: (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Accelerated filer ☐ Smaller reporting company ☐ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-third of one redeemable warrant(2)	57,500,000 units	$10.00	$575,000,000	$71,587.50
Class A ordinary shares included as part of the units(3)	57,500,000 shares	—	—	—(4)
Redeemable warrants included as part of the units(3)	19,166,667 warrants	—	—	—(4)
Total			$575,000,000	$71,587.50

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 7,500,000 units, consisting of 7,500,000 Class A ordinary shares and 2,500,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(3)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions.
(4)	No fee pursuant to Rule 457(g).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 5, 2018

PRELIMINARY PROSPECTUS

$500,000,000

Iron Horse Acquisition Corp.

50,000,000 Units

Iron Horse Acquisition Corp. is a blank check company newly incorporated by Cerberus Capital Management, L.P. (“CCM”), an affiliate of our Sponsor; Steven F. Mayer, a senior executive at CCM; and certain other senior executives of CCM for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to as our initial business combination. We have not selected any business combination target and we have not initiated any substantive discussions with any business combination target.

This is an initial public offering of our securities. Each unit has an offering price of $10.00 and consists of one Class A ordinary share and one-third of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment, terms and limitations as described herein. The underwriters have a 45-day option from the date of this prospectus to purchase up to 7,500,000 additional units to cover over-allotments, if any.

We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination, subject to the limitations described herein. If we are unable to consummate an initial business combination within 24 months from the closing of this offering, we will redeem 100% of the public shares for cash, subject to applicable law and certain conditions as described herein.

Our sponsor, Cerberus Iron Horse Holdings, LLC, has agreed to purchase 8,000,000 warrants (or 9,200,000 warrants if the underwriters’ over-allotment option is exercised in full), each exercisable to purchase one Class A ordinary share at $11.50 per share, at a price of  $1.50 per warrant, in a private placement to occur concurrently with the closing of this offering. Our sponsor currently owns 14,375,000 Class B ordinary shares which will automatically convert into Class A ordinary shares at the time of our initial business combination as described herein.

We have entered into an agreement with CCM, a founder and an affiliate of our sponsor, pursuant to which CCM has the right (but not the obligation), on behalf of any currently existing and future investment funds, accounts, co-investment vehicles, special purpose vehicles and other entities managed by CCM or its affiliates and/or investors in such funds, accounts, vehicles and other entities, to co-invest in our initial business combination by having one or more of such entities as it determines (the “Co-Investors”) subscribe, pursuant to such agreement, for an aggregate of up to 50,000,000 units, with each unit consisting of one Class A ordinary share and one-third of one redeemable warrant to purchase one Class A ordinary share, for $10.00 per unit, or an aggregate maximum of $500,000,000 (the “Co-Investment”). This right will expire upon the mailing of definitive proxy materials related to our initial business combination. If this Co-Investment right is exercised, the Class A ordinary shares that are issued to the Co-Investors will be identical to the Class A ordinary shares included in the units being sold in this offering, except that the Co-Investment shares will be subject to transfer restrictions and certain registration and shareholder rights, as described herein. The warrants that would be issued to the Co-Investors if the Co-Investment right is exercised will be identical to the warrants issued to investors in this offering.

Currently, there is no public market for our securities. We have applied to have our units listed on the New York Stock Exchange, or NYSE, under the symbol “LOU.U”. We cannot guarantee that our securities will be approved for listing. We expect the Class A ordinary shares and warrants comprising the units to begin separate trading on NYSE under the symbols “LOU” and “LOU WS”, respectively, on the 52nd day following the date of this prospectus unless the representatives of the underwriters permit earlier separate trading and we have satisfied certain conditions.

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 41 for a discussion of information that should be considered in connection with an investment in our securities. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$10.00	$500,000,000
Underwriting discounts and commissions(1)	$0.55	$27,500,000
Proceeds, before expenses, to us	$9.45	$472,500,000

(1)	Includes $0.35 per unit, or $17,500,000 in the aggregate (or $20,125,000 in the aggregate if the underwriters’ over-allotment option is exercised in full), payable to the underwriters for deferred underwriting commissions to be placed in a trust account located in the United States as described herein and released to the underwriters only upon the completion of an initial business combination. See also “Underwriting” beginning on page 168 for a description of compensation and other items of value payable to the underwriters.

Of the proceeds we receive from this offering and the sale of the private placement warrants described in this prospectus, $500.00 million, or $575.00 million if the underwriters’ over-allotment option is exercised in full ($10.00 per unit in either case), will be deposited into a trust account with Continental Stock Transfer & Trust Company acting as trustee.

The underwriters are offering the units for sale on a firm commitment basis. The underwriters expect to deliver the units to the purchasers on or about                     , 2018.

Citigroup	Goldman Sachs & Co. LLC

                    , 2018

We are responsible for the information contained in this prospectus. We have not authorized anyone to provide you with different information, and we take no responsibility for any other information others may give to you. We are not, and the underwriters are not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

•	“we,” “us,” “company” or “our company” are to Iron Horse Acquisition Corp., a Cayman Islands exempted company;

•	“CCM” are to Cerberus Capital Management, L.P., a founder and an affiliate of our sponsor with whom we have entered into a Co-Investment agreement;

•	“Cerberus” are to CCM and its affiliated management and general partner entities, operations companies, loans serving companies and other affiliates;

•	“Co-Investors” are to currently existing and future investment funds, accounts, co-investment vehicles, special purpose vehicles and other entities managed by CCM or its affiliates and/or investors in such funds, accounts, vehicles and other entities, in each case, who, as determined by CCM in its discretion, have the right, but no obligation, to participate in the Co-Investment relating to our initial business combination pursuant to the Co-Investment agreement;

•	“Co-Investment agreement” are to that certain agreement providing for the sale of the Co-Investment units, for a cash purchase price of $10.00 per unit, to the Co-Investors in a private placement to occur concurrently with the closing of our initial business combination, at the option (without any obligation) of CCM;

•	“Co-Investment shares” are to Class A ordinary shares to be issued to Co-Investors upon CCM’s exercise of its Co-Investment option pursuant to the Co-Investment agreement;

•	“Co-Investment units” are to the units consisting of one Class A ordinary share and one-third of a redeemable warrant to purchase one Class A ordinary share to be sold to the Co-Investors pursuant to the Co-Investment agreement;

•	“Companies Law” are to the Companies Law (2016 Revision) of the Cayman Islands as the same may be amended from time to time;

•	“equity-linked securities” are to any debt or equity securities that are convertible, exercisable or exchangeable for our Class A ordinary shares issued in a financing transaction in connection with our initial business combination, including but not limited to a private placement of equity or debt;

•	“Founders” are to CCM; Steven F. Mayer, a senior executive at CCM; and certain other senior executives of CCM;

•	“founder shares” are to our Class B ordinary shares initially issued to our sponsor in private placements prior to this offering and the Class A ordinary shares that will be issued upon the automatic conversion of the Class B ordinary shares at the time of our initial business combination (for the avoidance of doubt, such Class A ordinary shares will not be “public shares”);

•	“management” or our “management team” are to our executive officers and directors;

•	“ordinary shares” are to our Class A ordinary shares and our Class B ordinary shares;

•	“private placement warrants” are to the warrants to be issued to our sponsor in a private placement simultaneously with the closing of this offering and upon conversion of working capital loans, if any;

•	“public shares” are to our Class A ordinary shares sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

•	“public shareholders” are to the holders of our public shares, including our sponsor and management team to the extent our sponsor and/or members of our management team purchase public shares, provided that our sponsor’s and each member of our management team’s status as a “public shareholder” will only exist with respect to such public shares; and

•	“sponsor” are to Cerberus Iron Horse Holdings, LLC, a Delaware limited liability company, which is a related party controlled by CCM and owned by Steven F. Mayer and certain other current senior executives of CCM.

Any forfeiture of shares described in this prospectus will take effect as a surrender of shares for no consideration of such shares as a matter of Cayman Island law. Any conversion of the Class B ordinary shares described in this prospectus will take effect as a compulsory redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law.

Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

General

We are a blank check company newly incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not identified any potential business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any potential business combination target. While the potential business combinations that we intend to seek may provide an opportunity for our Co-Investors to participate pursuant to the terms of the Co-Investment agreement, we may also elect to pursue a transaction in which there is no co-investment. Moreover, we may pursue an acquisition opportunity in any business industry or sector.

Our company was founded by Cerberus Capital Management, L.P., an affiliate of our sponsor (“CCM,” and together with its affiliated management and general partner entities, operations companies, loan servicing companies and other affiliates, collectively, “Cerberus”); Steven F. Mayer; and certain other senior executives of CCM (our “Founders”). Our company is led by our Chairman and Chief Executive Officer, Mr. Mayer, a Senior Managing Director of CCM who has served as Co-Head of Global Private Equity of Cerberus. We believe that we derive significant benefit from our relationship with Cerberus and our Founders.

Headquartered in New York, Cerberus is one of the largest and most experienced alternative investment firms in the world, with 12 offices throughout the U.S., Europe and Asia. Since the firm’s founding in 1992, Cerberus has pursued special and distressed investment opportunities across various investment strategies, including private equity, global credit (including mortgage securities and assets, non-performing loans, corporate credit and distressed debt and direct lending), and real estate and real estate related debt (including non-performing loans). As of September 30, 2017, Cerberus had over $33.4 billion of assets under management. Although CCM is one of our Founders and our sponsor is therefore affiliated with Cerberus generally, Cerberus will continue to invest its existing managed funds and accounts in private equity and other investment strategies and will raise additional funds and/or successor funds in the future to similarly invest. See “—Other Considerations” below.

Cerberus has established a proprietary operations team, named Cerberus Operations and Advisory Company, LLC (“COAC”), which is comprised of more than 100 experienced business executives from multiple industries and disciplines, most of whom are employed by COAC on a full-time basis. Cerberus draws upon these operational resources to create attractive investment opportunities and to plan and implement strategic and operational initiatives designed to drive significant value creation in Cerberus portfolio companies. As a result of our affiliation with Cerberus, we expect to utilize the services of COAC in connection with identifying and pursuing our initial business combination and with helping to create and implement a strategic and operation plan for the company with which we initially combine. See “—COAC” below.

Pursuant to its operational private equity strategy, since 1995 Cerberus has acquired controlling or substantial minority interests in over 95 portfolio companies and completed multiple add-on acquisitions with several of those portfolio companies. Cerberus’ private equity group has invested across a wide variety of industry sectors, including manufacturing, industrial and automotive, healthcare, energy and natural resources, government services, financial services, consumer and retail, transportation, travel and leisure, building products, technology, business services, media, telecommunications, entertainment and real estate. Cerberus’ private equity strategy has generally been to focus on opportunities in which the firm’s operational resources, experience, expertise and philosophy differentiate it and provide it with a competitive advantage.

Our board of directors includes Steven F. Mayer and Frank W. Bruno, both of whom are also currently employed by CCM, and Chan W. Galbato, who is currently employed by COAC. Collectively, Messrs. Mayer, Galbato and Bruno have worked at Cerberus for over 41 years.

Our objective is to generate attractive risk-adjusted returns for our shareholders by effecting a business combination, and thereafter driving operational and other improvements at the business combination target as more fully described herein. Our efforts to identify a prospective target business may include targets in which our Co-Investors will wish to invest, and will not be limited to a particular industry or geographic region and may include companies that are undergoing some form of transition (including as a result of a restructuring, a change in their business model, the prospect of disruption due to technological developments or other innovations, a change in customer behavior, or a change in their industry’s basis of competition), or a material acquisition, divestiture, recapitalization or other transformative event. Further, while we intend to seek potential business combinations that provide an opportunity for our Co-Investors to participate pursuant to the terms of the Co-Investment agreement, we may elect to pursue a transaction that is not eligible for any Cerberus fund, in which case there may not be an investment by any Co-Investor or other person. However, in all events, we expect to capitalize on our affiliation with Cerberus and the combined business experience of our Founders and the other members of our board of directors to identify, acquire and operate a business that can benefit from their relationships, expertise, and experience. We believe Cerberus’ and our Founders’ and directors’ distinctive and complementary backgrounds can have a transformative impact on a target business. Although we may pursue investments in any industry, we intend to focus on businesses and companies that we believe are prepared to be transitioned to, and operated under, public ownership, and in which growth-oriented, revenue-driven and other operational improvements are likely to be a significant factor in the creation of value for shareholders. These improvements may involve measures designed to, among other things, enhance efficiency, productivity or competitiveness, accelerate growth, improve cash flow, or reposition the business strategically. We may target businesses that are part of a parent group but are non-core or underperforming, that are privately owned, and/or that are in transition, are facing structural challenges, or are in cyclical industries. We will utilize the resources of Cerberus and our Founders to deploy a proactive, thematic sourcing strategy and focus our efforts on companies where we believe the combination of our Founders’ investment and operating experience (together with the experience and expertise of Cerberus and COAC), deal-making track record, professional relationships and capital markets expertise can be catalysts to enhance the potential and value of a target business.

Our Founders

Our sponsor and the company were founded by CCM, Steven F. Mayer, and certain other senior executives of CCM. Cerberus is a global investment advisory firm that, among other things, provides investment advisory services to and manages private funds and accounts. Our board of directors is led by Steven F. Mayer, and also includes Frank W. Bruno, Chan W. Galbato and Timothy M. Donahue. The careers of Messrs. Mayer, Galbato, Bruno and Donahue have each focused on identifying and implementing value creation initiatives across multiple industries. They have collectively helped create significant equity value throughout their business careers by using management strategies based on strategic and operational planning and execution.

Cerberus is one of the largest and most experienced investment firms in the world. With its staff of over 165 high caliber investment professionals (as of December 1, 2017), Cerberus has expertise in a broad range of disciplines relevant to successful investing (including private equity, global credit and real estate). Moreover, Cerberus augments its investment professionals with additional senior professionals who have strong experience in other areas including legal, regulatory, risk and government affairs and who provide invaluable service to Cerberus with respect to their network of relationships and understanding of political, social and cultural nuances regarding various investment opportunities. The depth of the Cerberus team strongly positions it to address a substantial volume of investment opportunities worldwide. Over time, Cerberus has developed an extensive sourcing network based on its wide-ranging experience and strong reputation as a major participant in the investment marketplace and we expect that we will benefit from such network, experience and reputation in connection with sourcing and implementing our initial business combination (including through the receipt of access to information about various investment opportunities, including sizable business combinations). Cerberus has been successful investing across a broad range of industries, including manufacturing, industrial and automotive, healthcare, energy and natural resources, government services, financial services, consumer and retail, transportation, travel and leisure, building products, technology and business services, media, telecommunications, entertainment and real estate.

Our Chairman and Chief Executive Officer is Steven F. Mayer, 58, whose 26 years of special situation and private equity investment experience includes substantial experience in pursuing the management strategies outlined above. Mr. Mayer is one of our Founders and has served as Co-Head of Global Private Equity of Cerberus. In addition to being our Chairman and Chief Executive Officer, Mr. Mayer is a Senior Managing Director of CCM and, from 2009 until co-founding our company, served as chairman (and remains as a member) of its Private Equity Investment Committee. As the Co-Head of Cerberus’ global Private Equity group and chairman of its Private Equity Investment Committee, Mr. Mayer has overseen complex acquisitions and divestitures of controlling and substantial minority equity interests in companies engaged in retail, consumer products, media, technology, telecommunications, healthcare, manufacturing, distribution, business services, and other industries, primarily in the United States and Europe. Following completion of these acquisitions, Mr. Mayer has been heavily involved in the formulation, implementation, and ongoing direction of the acquired companies’ respective strategies and operational initiatives.

Prior to joining Cerberus in 2002, Mr. Mayer was an executive managing director of each of Gores Technology Group and Libra Capital Partners, L.P. He was also a managing director and co-head of the Corporate Finance division of U.S. Bancorp Libra. Prior to joining Libra, Mr. Mayer was a managing director of Aries Capital Group, LLC, a private equity investment firm that he co-founded, and was a principal with Apollo Advisors, L.P. and Lion Advisors, L.P. Prior to that time, Mr. Mayer was an attorney with Sullivan & Cromwell specializing in mergers, acquisitions, divestitures, leveraged buyouts and corporate finance.

Mr. Mayer is a member of the boards of directors (or equivalent governance bodies) of Avon Products, Inc. (NYSE:AVP) and New Avon LLC (both of which are direct sellers of beauty, fashion and home products); Grifols S.A. (NASDAQ:GRFS) (a leading global producer of plasma-derived therapeutic and diagnostic products); and Staples Solutions B.V. (the largest supplier of office products and services to businesses and consumers in Europe). Since joining Cerberus in 2002, Mr. Mayer also served as a member of the boards of directors of BlueLinx Holdings Inc. (NYSE:BXC) (the nation’s leading independent distributor of building materials); Acterna, Inc. (test and measurement solutions for optical transport, access, and cable networks);

DecisionOne Corporation (IT hardware maintenance); Innkeepers USA LLC (hotels); LNR Property Holdings Ltd. (commercial real estate); Solocal Group (local advertising in France); Spyglass Entertainment Holdings, LLC (film production); Starrus Holdings Limited (waste management); Talecris Biotherapeutics Holdings, Inc. (biologics); TransCentra, Inc. (billing and remittance services); Velocita Wireless Holding Corp. (telecommunications); YP Holdings LLC (“YP”) (marketing solutions); and various affiliates of the foregoing companies.

Mr. Mayer received his AB, cum laude, from the Woodrow Wilson School of Public and International Affairs at Princeton University and his JD, magna cum laude, from Harvard Law School.

Our Board of Directors and Management

Our board of directors currently consists of              members, of whom three members (Messrs. Mayer, Galbato and Bruno) are affiliated with Cerberus. The independent members of our board of directors are widely respected business leaders who have held executive positions across a variety of industries.

Our Vice Chairman is Chan W. Galbato, 54. Mr. Galbato, who joined Cerberus in 2009, is currently the Chief Executive Officer and a member of the management board of COAC. He is a member of CCM’s Operating/Management Advisory, Private Equity Investment and Environmental, Social & Governance committees, and he serves as Chairman of COAC’s Competitiveness Council.

As Chief Executive Officer of COAC, Mr. Galbato is responsible for managing COAC’s activities, including recruiting operating executives to join COAC, allocating operating resources, overseeing due diligence and planning concerning potential investments, and planning and implementing strategic and operational initiatives of Cerberus portfolio companies.

Mr. Galbato also serves as Chairman of the board of directors of Avon Products, Inc., and as a Director of DynCorp International (defense and governmental services); New Avon, LLC; Staples Solutions B.V.; Steward Healthcare LLC (operator of hospitals and related medical facilities and services); Blue Bird Corporation (NASDAQ:BLBD) (manufacturer of school buses and related products); and FirstKey Homes LLC (a real estate finance and investment services business). He is the former Chairman of the board of directors of Blue Bird Holdings, Inc.; North American Bus Industries, Inc. (a leading manufacturer of heavy duty transport buses); Guilford Mills, Inc. (automobile parts manufacturing); and YP; and a former Director of Tower International, Inc. (NYSE:TOWR) (automobile parts manufacturing); The Traxis Group B.V. (specialty finance for the bus industry); and NewPage Corporation (a manufacturer of paper products). He also served as the Lead Director of Brady Corporation (NYSE:BRC) (diversified manufacturing).

Prior to joining COAC, Mr. Galbato was President and Chief Executive Officer of the Controls Group of businesses for Invensys plc (engineering and information technology); President of Services and Commercial Distribution businesses for The Home Depot (home improvement supplies retailer); President and Chief Executive Officer of Armstrong Flooring (flooring manufacturer); and President and Chief Executive Officer of Coregis, a G.E. Capital company (insurance). Prior to that, he spent over a decade with the General Electric Company, holding operating and finance leadership positions within various industrial divisions (including Medical Systems, Transportation Systems, Aircraft Engines, and Appliances). Before beginning his business career, he played professional baseball with the Montreal Expos in their minor league system.

Mr. Galbato received his BA in Economics from State University of New York and his MBA from the University of Chicago.

Frank W. Bruno, 52, is employed by CCM and is a member of our board of directors. With over 21 years of investment experience at CCM, Mr. Bruno has deep and proven experience in pursuing the management strategies outlined above. Mr. Bruno joined Cerberus in 1998 and has served as President of Cerberus Global Investments, LLC since 2002, and Senior Managing Director of Cerberus European Investments, LLC since 2003. Since 2002, Mr. Bruno has served as a member of CCM’s Private Equity Investment Committee, and he also serves as a member of Cerberus’ Operating/Management Advisory committee, Real Estate committee, Valuation committee, and Europe Distressed Debt Investment Committee. As President of Cerberus Global Investments, LLC, Mr. Bruno is responsible for managing the European, Asian, and Latin American businesses for Cerberus, as well as its global activities in the financial services sector, and has overseen complex acquisitions, divestitures and other transactions involving companies and engaged in financial services, real estate, and a variety of other industries, worldwide. In addition, Mr. Bruno has served as the Managing Director of MP Finance B.V. since December 2005, and he previously was a Managing Director of Cerberus Japan, K.K. in 1998 and its President in 1999. At Cerberus Japan, Mr. Bruno focused on analyzing corporate and industrial credits.

Prior to joining Cerberus, Mr. Bruno was a Vice President at Merrill Lynch Distressed Products Group New York and Tokyo from 1996 to 1998. From 1990 to 1994, he was a Vice President at Weber Management Consultants. Prior to that, in 1989 he was an Associate in International Business Development with Tiffany & Co, and in 1988 he was an Assistant Foreign Exchange Trader at the Bank of Tokyo, Ltd. in New York.

Mr. Bruno is a member of the board of managers at CGI Holding LLC, a former business unit of Chrysler Financial LLC (automotive financing). Previously, he served as a member of the board of managers (or their equivalents) at GMAC LLC (banking and automotive financing), Aozora Bank, Ltd (Japanese commercial bank), and Green Tree Servicing, LLC (home loan servicing).

Mr. Bruno received his BA from Cornell University, is a graduate of the Japanese Government JET program in Mie Prefecture, Japan. He received his MBA from the Wharton School, University of Pennsylvania.

Mr. Timothy M. Donahue, 68, serves on our board of directors. Mr. Donahue served as the Chief Executive Officer of Nextel Communications Inc., a nationwide wireless telecommunications company, from August 1999 until 2005, when Nextel was merged with Sprint Corporation to form Sprint Nextel Corporation. Thereafter, and until 2006, Mr. Donahue was the Executive Chairman of Sprint Nextel and the Chairman of the Sprint Nextel Corporation. From 1996 until his appointment as Chief Executive Officer, Mr. Donahue served as the President and Chief Operating Officer of Nextel. For 1996, the year in which Mr. Donahue joined Nextel, the company reported revenues of $333 million and negative earnings before interest, taxes, depreciation and amortization of ($245) million. Under his leadership as Chief Operating Officer and Chief Executive Officer, revenues increased to a reported $13.4 billion in 2004, Nextel’s last full year prior to its merger with Sprint. Earnings before interest, taxes, depreciation and amortization as reported by Nextel were $5.1 billion in 2004. Over that same period, the equity market capitalization of the company increased from under $2 billion, when Mr. Donahue joined Nextel, to approximately $38 billion, when it was merged with Sprint.

Mr. Donahue started his telecommunications career with McCaw Cellular in 1986, as president of its paging division. Mr. Donahue held several additional positions at McCaw Cellular between 1988 and 1996, when the company was acquired by AT&T Wireless Services including President of the Central region, President of the National Accounts Division and President of the Northeast region.

Mr. Donahue is currently a member of the board of directors of NVR Inc. (national homebuilder) (NYSE:NVR). He has held this position since 2006. He is a former director of ADT Corporation (home security) (formerly NASDAQ:ADT); Covidien plc (medical devices) (NYSE:COV); Eastman Kodak Company (imaging) (NYSE:KODK); Nextel Partners Inc. (telecommunications); and Tyco International Ltd. (diversified) (formerly NYSE:TYC). He also served on the board of John Carroll University and is the former chairman of the Cellular Telecommunications & Internet Association (CTIA). In 2004, Institutional Investor Magazine honored him as the best chief executive officer in the telecommunications services and wireless sector based on ratings by investors and brokerage firm analysts.

Mr. Donahue received his BA in English Literature from John Carroll University.

Our management team also includes Mr. Mark W. Smith, 55, our Chief Financial Officer. He previously served as Executive Vice President and Chief Financial Officer of YP, which he joined at the time of its formation in 2012. In that capacity, Mr. Smith led the finance, legal and audit functions. Mr. Smith also led efforts associated with YP’s June 2017 sale by funds managed by Cerberus and AT&T to Dex Media Inc. Prior to joining YP, Mr. Smith was the Executive Vice President and Chief Financial Officer of SFN Group, Inc. (“SFN”), a staffing and recruiting company previously listed on the NYSE (formerly NYSE:SFN) prior to its sale to Randstad Holding NV (“Randstad”). In addition to overseeing the finance, information technology, audit and legal functions, he led the implementation of SFN’s enterprise resource planning system, one of the most far-reaching operating initiatives ever undertaken at the company. He also played a critical role in SFN’s sale to, and integration with, Randstad. Prior to his 15-year tenure at SFN, Mr. Smith held numerous roles of increased responsibility at Ryder System, Inc.

Mr. Smith received his BA in accounting from Hillsdale College and is a licensed Florida CPA.

COAC

Cerberus Operations & Advisory Company, LLC (together with other similarly situated, affiliated entities, “COAC”), a proprietary operations company affiliated with CCM, consists of a team of over 100 experienced business executives (most of them full-time employees) who are involved in due diligence, strategic and operational planning, implementation of operational initiatives, transition support, project management, and similar activities in connection with potential investments in, or existing, Cerberus portfolio companies. Periodically, members of COAC also take temporary or indefinite positions on the management teams of Cerberus portfolio companies, particularly in cases, such as corporate divestitures, where the management team is not fully complete upon consummation of an acquisition. We believe that few, if any, other private equity firms maintain a staff of operating and execution resources of comparable size and differentiated and extensive experience.

The business executives comprising COAC can be grouped into three general categories:

•	Former chief executive officers, chief operating officers, chief financial officers, or other senior leaders of large companies or of large business units of companies.

•	Functional experts with significant operating experience managing specific business functions, such as strategy, commercial effectiveness (including new product development, branding, pricing, sales, marketing and communications), technology, human resources, supply chain, treasury, financial planning and analysis, risk management, or legal (including regulatory affairs and environmental, social and governance).

•	Individuals with middle management, project management, or operational enhancement and turnaround experience, many of them trained in disciplines such as “Six Sigma” and other quality or efficiency/productivity techniques.

In addition to these executives, COAC maintains a Competitiveness Council consisting of well-regarded senior business executives who function in an advisory capacity. Mr. Donahue is a member of COAC’s Competitiveness Council.

COAC team members collectively have operating expertise in a wide range of industries on a global basis, including, automotive, retail, healthcare and pharmaceuticals, financial services, technology, consumer products, transportation, consulting and accounting services, aerospace and defense, telecommunications, media, travel and leisure, other business services, distribution, and manufacturing. In exchange for reasonable arms’ length consideration agreed between the company and COAC from time to time, COAC will assist our Founders and other members of our board of directors with identifying suitable acquisition candidates, conducting due diligence and operational planning, negotiating and executing our initial business combination and, thereafter, helping to plan and execute value enhancing operational plans and initiatives. We expect that members of COAC or the COAC Competitiveness Council may serve as board members of, advisors to, or, if needed, officers or employees of our company both before and after our initial business combination.

COAC will be entitled to reimbursement of certain direct and allocable costs, including allocable compensation costs, to the extent that members of COAC, including Mr. Galbato (other than in respect of his role as a director of the company), provide services to our company before or after our initial business combination. Mr. Galbato, one of our directors, is the Chief Executive Officer of COAC. See “Proposed Business—COAC.”

Business Strategy

Our business strategy is to identify and complete our initial business combination with a company that complements the experience and expertise of Cerberus and our Founders and members of our board of directors and that can benefit from their (as well as COAC’s) strategic, operational and other expertise. We anticipate that any selected business combination target may present an opportunity for our Co-Investors to participate in the investment. As such, we will seek to identify and transact with sizable target companies that have enterprise values large enough to enable us, after taking into account the net proceeds of any debt financing obtained by us in connection with the consummation of our initial business combination, to fully utilize the net proceeds of this offering (taking into account any redemptions of our Class A ordinary shares in connection therewith) and the amount of any Co-Investment (any business combination with such a target company a “sizable business combination”). However, because the Co-Investment agreement gives CCM the right, but not the obligation, to make a Co-Investment, the amount that Cerberus may require to be invested by its currently existing and future investment funds, accounts, co-investment vehicles, special purpose vehicles, other managed entities and/or investors in such entities may be less than the maximum aggregate amount CCM has a right to cause to be invested pursuant to the Co-Investment agreement. In addition, if we identify a business combination that requires an equity contribution in excess of the net proceeds of this offering (after giving effect to any redemptions of our Class A ordinary shares by our public shareholders) and the maximum aggregate Co-Investment, then Cerberus investment funds, accounts, co-investment vehicles, special purpose vehicles, other managed entities and/or investors in such entities may invest some or all of such excess amount in securities we issue on terms to be determined at such time. There is no guarantee that we will be successful in identifying or consummating a sizable business combination or that any Co-Investor will elect to participate in our initial business combination (and in such event, without additional third party capital, we may be unable to effect a sizable business combination). Messrs. Mayer, Galbato and Bruno are members of the Cerberus Private Equity Investment Committee, approval of which will be required for any Co-Investment. See also “—Other Considerations” below.

We further anticipate that any selected business combination target will involve a greater than average degree of complexity and, after our initial business combination, will present multiple opportunities to drive value creation through operational and strategic change. While we envision our post-acquisition business strategy may include additional mergers and acquisitions, we expect that operational improvements will be central to the investment thesis and successful implementation thereof will be fundamental to achieving investment objectives. Our selection process will leverage Cerberus’, our sponsor’s and our management team’s unique industry experiences, proven deal sourcing capabilities and broad and deep network of relationships in numerous industries, including executives and management teams, private equity groups and other institutional investors, large business enterprises, lenders, investment bankers and other investment market participants, restructuring advisers, consultants, attorneys and accountants, which we believe should provide us with a number of business combination opportunities. We expect that the collective experience, capability and network of Cerberus, our Founders and directors and COAC, combined with their individual and collective reputations in the investment community, will help to create prospective business combination opportunities as well as to help drive business improvements post-business combination. In addition, we anticipate that target business candidates may be brought to our attention from various unaffiliated sources.

Additionally, we believe that recent trends in certain industries and sectors have created unique investment opportunities. We believe we are well-positioned to capitalize upon such opportunities due to Cerberus’ and our Founders’ experience as a value-focused, contrarian, operationally-oriented investors across multiple disciplines and market cycles and through complex transactions, including through the acquisition of underperforming businesses or non-core assets, subsidiaries and divisions. Cerberus has also successfully completed multiple transactions carving-out subsidiaries, business units, and divisions from larger companies. As such, we may focus on corporate carve-outs or other complex transactions involving multinational businesses as a potential source of business combinations.

Cerberus, our Founders and directors and COAC have extensive experience and demonstrated success as investors in, and operators of, businesses across a wide range of industries, including manufacturing, industrial and automotive, healthcare and pharmaceuticals, energy and natural resources, government services, financial services, consumer products and retail, distribution, transportation, travel and leisure, building products, technology and business services, media, telecommunications, entertainment, real estate and aerospace and defense. A number of these businesses conducted initial public offerings or were publicly traded at the time of Cerberus’ investment. In the last ten years, the following companies in which Cerberus made a private equity investment either conducted an initial public offering or were publicly traded at the time of investment:

•	Talecris Biotherapeutics, Inc. (biologics)

•	DigitalGlobe, Inc. (satellite imaging)

•	Tower International, Inc. (automobile parts manufacturing)

•	Blue Bird Corporation (bus manufacturing)

•	Ally Bank (financial institution)

•	Seibu Holdings Inc. (transportation, travel and leisure)

•	Avon Products, Inc. (direct seller of consumer products)

•	Keane Group, Inc. (oilfield services)

•	Bawag P.S.K. (financial institution)

To the extent we identify an attractive investment in any industry, we intend to apply the same disciplined due diligence, execution and value creation strategies to the investment as have been successfully applied by Cerberus. Cerberus and our Founders and members of our board of directors, and COAC, also have the proven ability to work collaboratively with a variety of management teams to drive investment returns through long-term, profitable business performance. Through such efforts, they have developed a unique and differentiated combination of capabilities which are effective in varying economic and financial market conditions, including:

•	a track record of enhancing companies’ competitiveness and proven ability to deliver shareholder value over an extended period of time;

•	a robust acquisition history, with Cerberus having completed over 95 private equity transactions since 1995, using established deal sourcing, structuring, operations and execution capabilities;

•	the experience to effectively deploy an array of value enhancing tools, including organization structuring, human capital management (including through development of aligned incentive compensation structures), retention and recruitment of outstanding executive leadership, and identification and implementation of clear and effective, value-adding business strategies and operational excellence initiatives;

•	the proven ability to efficiently identify, plan, implement, and manage operational transformation and improvement efforts, including significant efficiency and productivity enhancements, margin improvements, revenue acceleration, organizational and cultural change, and cash generation; and

•	extensive and demonstrated ability accessing the capital markets, including financing businesses and helping companies transition to, and operate under, public ownership.

We also expect to pursue attractive opportunities that have favorable industry and business characteristics in addition to or in lieu of opportunities for meaningful operational improvements. Key industry characteristics include compelling long-term profit growth potential, attractive competitive dynamics, and consolidation opportunities. Key business characteristics include high barriers to entry, significant streams of recurring revenue, attractive and steady margins, high incremental margins, strong customer relationships or perceived customer value, the ability to innovate to counter the threat of technological change, and the potential for attractive free cash flow characteristics.

Upon completion of this offering, Cerberus, our Founders and the other members of our board of directors will communicate with their network of relationships to articulate our acquisition themes, including the parameters of our search for a target company, and will begin the disciplined process of pursuing and reviewing promising leads.

Cerberus and our Founders have been involved with a large number of public and private companies in addition to those identified above, not all of which have achieved similar performance levels. Past performance is not a guarantee (i) that we will be able to identify a suitable candidate for our initial business combination or (ii) of success with respect to any business combination we may consummate. You should not rely on the historical record of Cerberus’ or our team’s performance as indicative of our future performance. Our sponsor is a limited liability company newly formed and controlled by CCM in anticipation of this offering and has conducted no prior business or activities, and has no assets, except as described herein. None of Cerberus, our sponsor, or our officers or directors has any past experience with forming blank check companies or special purpose acquisition companies. In addition, for a list of entities for which a conflict of interest may or does exist between our directors and/or executive officers and our company, please refer to the table and subsequent explanatory paragraph on page 131.

Acquisition Criteria

Consistent with our business strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter into our initial business combination with a target business that does not meet these criteria and guidelines. We intend to focus on acquisition candidates that we believe:

•	utilize Cerberus’ and our Founders’ and directors’ global network of contacts, which provides access to a robust and differentiated deal pipeline (including with respect to targets that provide an opportunity for a sizable business combination);

•	are potential market leaders with a defensible core business, secular trends that could support revenue growth, barriers to entry, sustainable margins, and established customer relationships or reputation;

•

are at an inflection point, are under-performing or under-managed, or otherwise exhibit the potential for meaningful operational improvement, and could benefit from the relationships, flexibility, capital, and financial and operational philosophy, resources, expertise and experience of Cerberus, COAC and our Founders;

•	have opportunities to grow organically, through accretive acquisitions, or both;

•	are engaged in activities consistent with our board of directors’ view of macro trends in the target company’s industry and view of a company that is prepared to be transitioned to, and operated under, public ownership;

•	exhibit unrecognized value or other characteristics, such as observable competitive advantages, desirable returns on capital, multiple pathways to operational improvement and growth and a need for capital to achieve the company’s growth strategy or business plan, that we believe have been misevaluated by the marketplace based on our company specific analysis and comprehensive due diligence review and investment process; and

•	are expected to generate attractive risk-adjusted returns for our shareholders.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our board of directors may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.

Initial Business Combination

Our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (net of amounts previously disbursed to management for working capital purposes and excluding the amount of deferred underwriting discounts held in trust) at the time of signing the agreement to enter into the initial business combination. If our board of directors is not able to independently determine the fair market value of the target business or businesses or we are considering an initial business combination with an affiliated entity, we will obtain an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent valuation or accounting firm with respect to the satisfaction of such criteria.

We believe our ability to identify and attract target companies, and to complete an initial business combination, will be enhanced by our and our sponsor’s affiliation with Cerberus (including COAC). In addition, we have entered into a Co-Investment agreement with CCM, a Founder and an affiliate of our sponsor, to provide for additional funding to complete a sizable business combination to the extent such business combination is an appropriate investment for the Co-Investors. Pursuant to the terms of the Co-Investment agreement, CCM may elect to have any currently existing and future investment funds, accounts, co-investment vehicles, special purpose vehicles and other entities managed by CCM or its affiliates (other than the sponsor) and/or investors in such funds, accounts, vehicles and other entities, subscribe for up to an aggregate of 50,000,000 units, with each unit consisting of one Class A ordinary share and one-third of one redeemable warrant to purchase one Class A ordinary share, for $10.00 per unit, or an aggregate maximum investment amount of $500,000,000 (the “Co-Investment”). CCM’s right to have Co-Investors participate in our initial business combination is not an obligation and is exercisable at CCM’s discretion, but will expire upon the mailing of definitive proxy materials related to our initial business combination. If this right is exercised, the Class A ordinary shares that are issued to the Co-Investors will be identical to the Class A ordinary shares included in the units being sold in this offering, except that the Co-Investment shares will be subject to transfer restrictions and certain registration and shareholder rights, as described herein. The warrants that would be issued to the Co-Investors if the

Co-Investment right is exercised will be identical to the warrants issued to the investors in this offering and will become exercisable on the later of 30 days after the completion of our initial business combination and the date that is 12 months from the closing of this offering. If the Co-Investment is exercised in full, we will have a total of approximately $983,500,000 in cash ($1,056,175,000 if the underwriters’ overallotment option is exercised in full) if there are no redemptions of our Class A ordinary shares and after giving effect to the estimated expenses of this offering. However, there can be no assurance that CCM will exercise (on behalf of the Co-Investors) the foregoing right to purchase the maximum number of units, or exercise the right at all. In such event, we may decide to pursue any identified business combination target without any investment from Cerberus Co-Investors. We expect that factors to be considered by CCM in determining whether to exercise this right on behalf of any potential Co-Investor, and if so to what extent, will include whether the target investment is consistent with the investment mandate or objectives of the Co-Investor, the amount of capital then available to such Co-Investor, whether such Co-Investor considers the investment in the business combination to be consistent with its objectives of obtaining geographic or industry diversification in its portfolio of investments, and other business, legal, tax or other considerations. Any decision by CCM to exercise the Co-Investment right will require approval by the relevant CCM Investment Committee. Messrs. Mayer, Galbato and Bruno are members of the CCM Private Equity Investment Committee. The proceeds from the Co-Investment, to the extent subscribed for by the Co-Investors, may be used as part of the consideration to the sellers in our initial business combination, expenses and other liabilities in connection with our initial business combination (and/or other sought after business combinations) or for working capital in the post-transaction company. In addition, the Co-Investors may subscribe for additional Company securities in connection with our initial business combination, and in such event, the terms and conditions of such additional investment will be mutually agreed by us and the applicable Co-Investors.

Pursuant to the terms of our amended and restated memorandum and articles of association, the founder shares will automatically convert into Class A ordinary shares on the first business day following the consummation of our initial business combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of Class A ordinary shares issued and outstanding upon completion of this offering (not including any shares issued upon the exercise of warrants after the completion of this offering), plus (ii) the sum of (a) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial business combination (for such purposes, without regard for any vesting or other contingencies with respect to the exercise, exchange or conversion thereof), excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the initial business combination and any private placement warrants issued to our sponsor upon conversion of working capital loans, minus (b) the number of public shares redeemed by public shareholders in connection with our initial business combination (however in no event shall the Class B ordinary shares convert into Class A ordinary shares at a ratio that is less than one-for-one). Any conversion of founder shares described herein will take effect as a compulsory redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. If the Co-Investment right is exercised, the issuance of Co-Investment shares will result in an adjustment to the conversion ratio of our Class B ordinary shares per the calculation in the second immediately preceding sentence. Such adjustment would result in Class A ordinary shares being issued to our sponsor at a rate of greater than one Class A ordinary share per Class B ordinary share. Because CCM or its affiliates generally are already entitled to incentive fees from Co-Investors, the Co-Investors cannot be further diluted by our sponsor, an affiliate of CCM. Therefore, any additional Class A ordinary shares issued as a result of an anti-dilution adjustment in connection with Co-Investor participation in the initial business combination are expected to be transferred to the investing Co-Investors once issued, pro rata based on the participation of such Co-Investors in the Co-Investment. Any such transfer of Class A ordinary shares described in this prospectus will take effect as a contribution of Class A ordinary shares by the sponsor to our company and an issuance of Class A ordinary shares to the applicable Co-Investors as a matter of Cayman Islands law concurrently with the closing of our initial business combination.

Similarly, pursuant to the Co-Investment agreement, our sponsor will transfer a number of private placement warrants (and certain additional warrants received by the sponsor as repayment for up to $2,500,000 in loans made to us by our sponsor) to the Co-Investors such that the percentage of our issued and outstanding ordinary shares held by the Co-Investors will be maintained on a fully-diluted basis after giving effect to the exercise of all outstanding warrants. The number of warrants to be transferred will depend upon the extent to which the Co-Investment is subscribed for and the number of Class A ordinary shares redeemed by our public shareholders in connection with our initial business combination.

In addition, if any of our public shares are redeemed in connection with our initial business combination, such redemptions could result in our sponsor owning more than 20% of the then outstanding number of post-redemption ordinary shares. Pursuant to the terms of the Co-Investment agreement, to the extent our public shares are redeemed in accordance with the terms of our amended and restated memorandum and articles of association and the Company does not issue a number of Class A shares to third parties on an unpromoted basis equal to or in excess of the number of public shares so redeemed, then our sponsor will be obligated to transfer a number of Class B ordinary shares to the Co-Investors, if any, so that, after giving effect to such redemptions, issuances to third parties and transfers, our sponsor does not own Class B shares representing (on an as-converted basis) greater than 20% of the then outstanding ordinary shares (calculated prior to the Co-Investment). Any such transfer of Class B ordinary shares described in this prospectus will take effect as a contribution of Class B ordinary shares by the sponsor to our company and an issuance of Class A ordinary shares to the applicable Co-Investors as a matter of Cayman Islands law.

If a potential acquisition target that we are analyzing will also be eligible for a co-investment by the Co-Investors, any investment related expenses incurred before the business combination in connection with sourcing and evaluating such target (such as legal, due diligence and COAC services) will generally be paid by the Company and the Co-Investors eligible to participate in the Co-Investment, pro rata in accordance with each entity’s expected investment therein in accordance with Cerberus’ Expense Allocation Policy and Procedures. If the Co-Investment right is exercised, the Co-Investment agreement provides that, at the consummation of our initial business combination, we will reimburse the Co-Investors for all such expenses incurred by them to the extent necessary to ensure that such expenses are borne pro rata by all investors (including the Co-Investors) through their investment in the Company. Without such reimbursement, the Co-Investors would bear their share of such expenses directly, and also bear an additional pro rata share of such expenses paid by the Company due to their equity investment in the Company. If the Co-Investors do not exercise the Co-Investment right, the Company will not reimburse the Co-Investors for such expenses, as they will be properly allocated to between the Company and the Co-Investors.

Moreover, we may, at our option, pursue an acquisition opportunity jointly with one or more third parties who are not Co-Investors or affiliates of our company or of Cerberus. In lieu of or in addition to any Co-Investment, any such third parties may co-invest with us in the target business at the time of our initial business combination or thereafter, or we could raise additional proceeds to complete the acquisition by issuing to such parties additional debt or equity securities. The amount and other terms and conditions of any such third party co-investment or future issuance would be determined at the time thereof. We are not obligated to enter into any such co-investment or make any future issuance and we may determine not to do so. This is not an offer for any future issuance. As is the case with respect to any issuance in connection with a Co-Investment, pursuant to the anti-dilution provisions of our Class B ordinary shares, any such other third party co-investment or future issuance would also result in an adjustment to the conversion ratio such that our sponsor and its permitted transferees, if any, would retain their aggregate percentage ownership at 20% pursuant to the formula described above, unless our sponsor, as the holder of a majority of the outstanding Class B ordinary shares, agrees to waive such adjustment with respect to such co-investment or future issuance at the time thereof (including, without limitation, due to the following: (i) closing conditions which are a part of the initial business combination; (ii) during negotiations with Class A shareholders on structuring an initial business combination; (iii) during negotiations with parties providing financing that would trigger the anti-dilution provisions of the Class B ordinary shares; or (iv) as part of any Co-Investment). We cannot determine at this time whether a majority of the holders of our Class B ordinary shares at the time of any such third party co-investment or future issuance would agree to waive such adjustment to the conversion ratio. If the adjustment is not waived, such co-investment and/or future issuance would not reduce the percentage ownership of holders of our Class B ordinary shares, but would reduce the percentage ownership of holders of our (x) public shares, (y) Co-Investment shares (other than in respect of any additional Class B ordinary shares issued to our sponsor as a result of such adjustment) and (z) Class A ordinary shares issued in connection with such third party co-investment or future issuance, unless otherwise agreed by us and the other parties to any such co-investment or future issuance. If such adjustment is waived, the future issuance would reduce the percentage ownership of holders of both classes of our ordinary shares. Any such adjustment will occur in connection with the closing of our initial business combination, and the decision to waive or not waive such adjustment will be disclosed to our public shareholders prior to their decision whether to redeem their public shares in connection with our initial business combination.

The exercise of the Co-Investment and the issuance of units to the Co-Investors may cause dilution to our public shareholders. See “Risk Factors—Public shareholders may experience dilution to the extent that CCM exercises its right to subscribe for units pursuant to the Co-Investment agreement” and “Dilution.”

We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the prior owners of the target business, the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. If the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking shareholder approval, as applicable.

Pursuant to our memorandum and articles of association, our initial business combination must be approved by a majority of our board of directors, which majority must include the affirmative votes of each of Mr. Mayer and Mr. Bruno (or another individual so designated by our sponsor if Mr. Bruno is no longer serving on our board of directors at the time it votes on our initial business combination).

Our Proprietary Acquisition Process

In evaluating a prospective target business, we expect to utilize the proprietary processes developed at Cerberus and conduct an extensive and thorough due diligence review that will encompass, among other things, as we deem appropriate, macroeconomic forecasts, industry, market, and competitive research and assessments, meetings with incumbent management, employees and advisors, data and document reviews, inspection of facilities, and a review of financial, operational and other information that will be made available to us. Significantly, we also expect to utilize our deep operational experience and resources to assess the strategy, organizational structure, business processes and rules, products and services offered, supply chain, sales, marketing, and go-to-market strategies, information technology and associated systems and processes, expense structure, facilities, tax structure, legal and regulatory affairs, risk management practices and operational plans of the target and, based on this assessment, to create a detailed and comprehensive operating plan, including numerous specific operating initiatives, for the target company.

In order to conduct this assessment and create this operating plan, our process developed at Cerberus has typically involved assembling a team consisting of investment professionals, members of COAC with relevant industry, executive, functional, and management experience, and on some occasions executives drawn from COAC’s Competitiveness Council or Cerberus’ network of executive relationships. We believe that assembling such a team to evaluate and conduct planning with respect to an opportunity (rather than relying solely on investment professionals, on a small group of operating partners, and/or on external consultants) provides significant advantages in terms of accountability, repeatability, efficiency and predictability. Further, under our process developed at Cerberus, our team has typically conducted extensive operational planning, including planning of specific operational initiatives, in a variety of areas, including:

•	products or services offered;

•	pricing;

•	supply chain, including procurement, manufacturing, distribution, and fulfillment, as appropriate;

•	sales and marketing;

•	operations;

•	information technology, including digital marketing, customer-facing or other commercial IT, as well as IT infrastructure and management information systems, applications, and processes;

•	human resources, including organizational structure, talent assessment, headcount, compensation and benefits;

•	treasury, finance and accounting;

•	legal, regulatory, insurance and risk management;

•	facilities; and

•	general, administrative, and executive functions.

During the course of this due diligence and planning, under our proprietary acquisition process developed at Cerberus, our team meets internally on a regular basis both to discuss findings and to create a synthesized, detailed and comprehensive operating plan, which is then integrated with our team’s detailed financial and investment model. This plan typically includes numerous specific operating initiatives that are then grouped together under a more limited number of operating strategies or “pillars” in order to enable prioritization, management, and monitoring. Upon consummation of an investment in or acquisition of a target company, the same team is then responsible for working with the management team to drive the implementation of this operating plan, consistent with the overall strategies, financial objectives, and pillars that have been established. In order to do so, investment professionals and certain senior members of the COAC team may serve on the target company’s board of directors or equivalent governance bodies, while other members of the COAC team may take interim or indefinite executive, employment or advisory positions with the target company, form a project management team to assist the target company, or work with the target company on a transitional, full- or part-time basis in order to implement the identified operating initiatives and the overall operating plan. As a part of this effort, our processes developed at Cerberus call for regularly established operating cadences, with frequent reporting and meetings among the team or subsets of the team, in some cases including members of the target company’s management, regarding the progress of these initiatives and plans. It is our team’s experience at Cerberus that this detailed planning, project management, implementation, and reporting approach regarding specific operational initiatives, as well the overall rigor of our approach to the development of operating plans, results in effective and successful efforts to manage and drive operational change, and therefore value creation, in complex situations.

Consistent with the approach outlined above, Cerberus and our Founders, with the assistance of COAC, intend to take a highly proactive role in seeking to drive value creation. Our approach to operational value creation will require active involvement and close partnership with potential management teams. By drawing upon our team’s and COAC’s financial sophistication, strategic perspective, operational resources and experience, and business management skills, we will endeavor to provide a highly engaged, value added approach which leverages the experiences of our board members and the resources that we have available to us.

Our acquisition criteria, due diligence and planning processes and value creation methods are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines and approaches as well as other considerations, factors and criteria that our team may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.

Other Considerations

We are not prohibited from pursuing an initial business combination or subsequent transaction with a company that is affiliated with Cerberus or our sponsor, Founders, officers or directors. In the event we seek to complete our initial business combination or, subject to certain exceptions, subsequent material transactions with a company that is affiliated with Cerberus (including any Co-Investment), our sponsor or any of our Founders, officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm which is a member of FINRA or an independent accounting firm that such initial business combination or transaction is fair to our company from a financial point of view.

CCM (or its designee) and members of our board of directors will directly or indirectly own founder shares and private placement warrants following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers or directors were to be included by a target business as a condition to any agreement with respect to our initial business combination.

We currently do not have any specific business combination under consideration. However, in light of our affiliation with Cerberus, we intend to pursue, in addition to other potential investment opportunities, sizable business combinations that involve expected equity investments up to or in excess of $1 billion. Our officers and directors have neither individually identified nor considered a target business nor have they had any substantive discussions regarding possible target businesses among themselves or with our underwriters or other advisors. All of the members of our management team are employed by or otherwise have a relationship with Cerberus or

COAC. Cerberus is continuously made aware of potential business opportunities, one or more of which we may desire to pursue for a business combination, but we have not (nor has anyone on our behalf) contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a business combination transaction with our company. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company and we will not consider a business combination with any company that has already been identified to Cerberus as a suitable acquisition candidate for it, unless Cerberus, in its sole discretion, declines such potential business combination or makes available to our company a co-investment opportunity in accordance with Cerberus’ applicable existing and future policies and procedures. Additionally, we have not, nor has anyone on our behalf, taken any substantive measure, directly or indirectly, to identify or locate any suitable acquisition candidate for us, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

Cerberus manages multiple investment vehicles, and Cerberus will raise additional funds and/or successor funds in the future, which may be during the period in which we are seeking our initial business combination. Although we intend, without limitation, to seek sizable business combinations and other potential acquisitions that may provide us with an opportunity to pursue a joint investment with Cerberus and the investment funds, accounts, co-investment vehicles, special purpose vehicles and other entities managed by it or its affiliates (and/or investors in such entities), such Cerberus funds, accounts, vehicles and other entities (including portfolio companies of any of the foregoing) may compete with us for acquisition opportunities. These Cerberus investment entities may be seeking acquisition opportunities and related financing at any time. We may compete with any one or more of them on any given acquisition opportunity. However, we do not expect that this would adversely affect our ability to consummate our initial business combination, due to the following considerations, among others: (a) the investment mandate of the company is broader than the investment mandates of such funds, accounts, vehicles and other entities and we may pursue investment opportunities without any co-investment by any Cerberus entities, including because such opportunities are outside of the investment parameters and mandates of such entities or because the applicable investment or similar periods of such entities have terminated or otherwise expired or are close to terminating or expiring; (b) in circumstances where overlap exists between our investment parameters and those of such Cerberus entities, we expect to explore the feasibility of a joint acquisition or other co-investment with such Cerberus entities in accordance with Cerberus’ applicable existing and future investment allocation policies and procedures; and (c) the expected size of the equity investment required for our initial business combination may mitigate or remove any potential investment allocation and corporate opportunity conflicts (more fully described below), as it is possible that the equity financing required in connection with any such opportunity may (and, in connection with any sizable business combination, it is currently expected that such equity financing would) exceed that which the Cerberus entities are permitted or are willing to commit to any one investment; provided that it is possible that Cerberus may be required to allocate additional amounts of a sizable initial business combination to such other Cerberus entities under Cerberus’ allocation policies on terms to be determined. However, even where any such Cerberus entities are permitted to invest in a particular opportunity in accordance with their respective mandates and then existing policies and procedures, there is no guarantee that any such Cerberus entity would pursue such opportunity in whole or in part (whether alone or in connection with any such joint acquisition or other co-investment with our company), including, without limitation, due to the following additional considerations: (i) if there are differences in the corporate profile and operational footing of investment targets that are attractive to our company compared to those that are then attractive to Cerberus entities (including as a result of our anticipated pursuit of business combinations with target businesses and companies that we believe are prepared to be transitioned to, and operated under, public ownership and which present opportunities for deployment of operational improvements, beyond cost savings, aimed at enhancing revenue growth); (ii) such Cerberus entities may already have other investments in companies operating in the same industry or geography as the target of such opportunity and/or such opportunity may not comply with the investment diversification requirements of such entities or otherwise desired by Cerberus for such entities; (iii) risk-adjusted returns acceptable to us with respect to any potential business combination may not be acceptable to Cerberus entities; (iv) our ability to issue publicly-traded equity securities as consideration in any initial business combination or as part of a subsequent acquisition or consolidation strategy; (v) differences then existing between Cerberus’ general private equity and other strategies and our business strategy; and (vi) differences in business, legal, tax or other considerations applicable to our company compared to such Cerberus entities.

In addition, certain of our Founders, officers and directors presently have, and any of them in the future will have additional, fiduciary and contractual duties to other entities, including without limitation, investment funds, accounts, co-investment vehicles and other entities managed by affiliates of Cerberus and certain companies in which Cerberus or such entities have invested. As a result, if any of our Founders, officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he, she or it has then-current fiduciary or contractual obligations (including, without limitation, any Cerberus funds or other investment vehicles), then, subject to their fiduciary duties under Cayman Islands law, he, she or it will need to honor such fiduciary or contractual obligations to present such business combination opportunity to such entity, before we can pursue such opportunity. If these funds or investment entities decide to pursue any such opportunity, we may be precluded from pursuing the same. In addition, we shall, in accordance with the terms of the Co-Investment agreement, and may, at our option in connection with any other third party co-investment, pursue an opportunity with one or more parties to which a Founder, officer or director has a fiduciary or contractual obligation. Any such party may co-invest with us in the target business at the time of our initial business combination, or we could raise additional proceeds to complete the acquisition by making a future issuance to any such party. In addition, investment ideas generated within or presented to Cerberus or our Founders may be suitable for both us and a current or future Cerberus fund, portfolio company or other investment entity and, subject to applicable fiduciary duties, will first be directed to such fund, portfolio company or other entity before being directed, if at all, to us. None of Cerberus, our Founders or any members of our board of directors who are also employed by Cerberus or its affiliates have any obligation to present us with any opportunity for a potential business combination of which they become aware solely in their capacities as officers or executives of Cerberus. If Cerberus determines to pursue any specific business opportunity, Cerberus will determine which entities (which may or may not include our company) will be allocated any such business opportunity in accordance with its then current policies and procedures and based on a number of factors, including the size of the target business, investment mandates of such entities, potential synergies and the other factors described in “—Initial Business Combination” set forth above and herein.

However, we do not expect these duties to materially affect our ability to complete our initial business combination.

Mr. Mayer and our directors and officers have agreed, pursuant to a written letter agreement, not to participate in the formation of, or become an officer or director of, any other blank check company until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within 24 months after the closing of this offering. However, Cerberus, or its affiliates may sponsor other blank check companies similar to ours during the period in which we are seeking an initial business combination. Any such companies may present additional conflicts of interest in pursuing an acquisition target, particularly in the event there is overlap among investment mandates and the director and officer teams. However, we do not expect that any such other blank check company would materially affect our ability to complete our initial business combination.

In addition, Cerberus and our Founders, officers and directors and COAC, are not required to commit any specified amount of time to our affairs, and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. Moreover, Cerberus and certain of our Founders, officers and directors have and will have in the future time and attention requirements for current and future investment funds, accounts, co-investment vehicles and other entities managed by affiliates of Cerberus. For example, Mr. Mayer is expected to remain a Senior Managing Director of CCM, Mr. Galbato is expected to remain the Chief Executive Officer of COAC, Mr. Bruno is expected to remain the President of Cerberus Global Investments, LLC and a Senior Managing Director of Cerberus European Investments, LLC, each of these individuals are expected to remain members of Cerberus’ Private Equity Investment Committee, and each of such individuals will continue to serve on boards of directors of Cerberus portfolio companies. To the extent any conflict of interest arises between, on the one hand, us and, on the other hand, investments funds, accounts, co-investment vehicles and other entities managed by affiliates of Cerberus (including, without limitation, arising as a result of certain of our Founders, officers and directors being required to offer acquisition opportunities to such investment funds, accounts, co-investment vehicles and other entities), Cerberus and its affiliates will resolve such conflicts of interest in their sole discretion in accordance with their then existing fiduciary, contractual and other duties and there can be no assurance that such conflict of interest will be resolved in our favor.

Corporate Information

Our executive offices are located at 875 Third Avenue, New York, New York 10022, and our telephone number is (212) 891-2100.

We are a Cayman Islands exempted company. Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Law. As an exempted company, we have applied for and expect to receive, after the effectiveness of the registration statement of which this prospectus forms a part, a tax exemption undertaking from the Cayman Islands government that, in accordance with Section 6 of the Tax Concessions Law (2011 Revision) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations will apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A ordinary shares that are held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” will have the meaning associated with it in the JOBS Act.

The Offering

In deciding whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” of this prospectus.

Securities offered	50,000,000 units, at $10.00 per unit, each unit consisting of:

•	one Class A ordinary share; and

•	one-third of one redeemable warrant.

Proposed NYSE symbols	Units: “LOU.U”

Class A Ordinary Shares: “LOU”

Warrants: “LOU WS”

Trading commencement and separation of Class A ordinary shares and warrants	The units are expected to begin trading on or promptly after the date of this prospectus. The Class A ordinary shares and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC inform us of their decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the Class A ordinary shares and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into Class A ordinary shares and warrants. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least three units, you will not be able to receive or trade a whole warrant.

Additionally, the units will automatically separate into their component parts and will not be traded after completion of our initial business combination.

Separate trading of the Class A ordinary shares and warrants is prohibited until we have filed a Current Report on Form 8-K	In no event will the Class A ordinary shares and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place three business days from the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Units:

Number outstanding before this offering	0

Number outstanding after this offering	50,000,000(1)

Ordinary shares:

Number outstanding before this offering	14,375,000(2)(3)

Number outstanding after this offering	62,500,000(1)(2)(4)

Warrants:

Number of private placement warrants to be sold in a private placement simultaneously with this offering	8,000,000(1)

Number of warrants to be outstanding after this offering and the sale of private placement warrants	24,666,667(1)

(1)	Assumes no exercise of the underwriters’ over-allotment option.
(2)	Founder shares are currently classified as Class B ordinary shares, which shares will automatically convert into Class A ordinary shares at the time of our initial business combination as described below adjacent to the caption “Founder shares conversion and anti-dilution rights” and in our amended and restated memorandum and articles of association.
(3)	Includes 1,875,000 founder shares that are subject to forfeiture.
(4)	Includes 50,000,000 public shares and 12,500,000 founder shares, assuming 1,875,000 founder shares have been forfeited.

Exercisability	Each whole warrant sold in this offering is exercisable to purchase one Class A ordinary share. Only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade.

We structured each unit to contain one-third of one warrant, with each whole warrant exercisable for one Class A ordinary share, as compared to units issued by some other similar blank check companies which contain whole warrants exercisable for one whole share, in order to reduce the dilutive effect of the warrants upon completion of a business combination as compared to units that each contain a warrant to purchase one whole share, thus making us, we believe, a more attractive business combination partner for target businesses.

Exercise price	$11.50 per whole share, subject to adjustments as described herein.

Exercise period	The warrants will become exercisable on the later of:

•	30 days after the completion of our initial business combination; and

•	12 months from the closing of this offering;

provided in each case that we have an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement). If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We are not registering the Class A ordinary shares issuable upon exercise of the warrants at this time. However, we have agreed that as soon as practicable, but in no event later than 20 business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC and have an effective registration statement covering the Class A ordinary shares issuable upon exercise of the warrants and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of the initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.

The warrants will expire at 5:00 p.m., New York City time, five years after the completion of our initial business combination or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.

Redemption of warrants	Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period; and

•	if, and only if, the closing price of our ordinary shares equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

We will not redeem the warrants unless an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants is effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of Class A ordinary shares issuable upon the exercise of our warrants. In such event, each holder would pay the exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” will mean the average reported closing price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Please see “Description of Securities—Warrants—Public Shareholders’ Warrants” for additional information.

None of the private placement warrants will be redeemable by us so long as they are held by the initial purchasers of the private placement warrants or their permitted transferees.

Co-Investment Agreement

We have entered into an agreement pursuant to which CCM has the right, on behalf of any currently existing and future investment funds, accounts, co-investment vehicles, special purpose vehicles and other entities managed by CCM or its affiliates and/or investors in such funds, accounts, vehicles and other entities (the “Co-Investors”), to co-invest in our initial business combination by having such Co-Investors as it determines subscribe for an aggregate of up to 50,000,000 units, with each unit consisting of one Class A ordinary share and one-third of one redeemable warrant to purchase one Class A ordinary share, for $10.00 per unit, or an aggregate maximum of $500,000,000 (the “Co-Investment”). This right will expire upon the mailing of definitive proxy materials related to our initial business combination. CCM’s decision to exercise the Co-Investment right will be disclosed to public shareholders in such proxy materials. If this Co-Investment right is exercised, the Class A ordinary shares that are issued to the Co-Investors will be identical to the Class A ordinary shares included in the units being sold in this offering, except that the

Co-Investment shares will be subject to transfer restrictions and certain registration and shareholder rights, as described herein. The warrants that would be issued to the Co-Investors if the Co-Investment right is exercised will be identical to the warrants issued to investors in this offering and will become exercisable on the later of 30 days after the completion of our initial business combination and the date that is 12 months from the closing of this offering. The proceeds from the Co-Investment, to the extent subscribed for by the Co-Investors, may be used as part of the consideration to the sellers in our initial business combination, expenses and other liabilities in connection with our initial business combination (and/or other sought after business combinations) or for working capital in the post-transaction company. In addition, the Co-Investors may subscribe for additional Company securities in connection with our initial business combination, and in such event, the terms and conditions of such additional investment will be mutually agreed by us and the applicable Co-Investors.

Founder shares	On November 10, 2017, we issued to our sponsor an aggregate of 14,375,000 founder shares in exchange for a capital contribution of $25,000, or approximately $0.002 per share. Prior to the initial investment in the company of $25,000 by the sponsor, the company had no assets, tangible or intangible. The per share price of the founder shares was determined by dividing the amount contributed to the company by the number of founder shares issued. If we increase or decrease the size of this offering, we will effect a share capitalization or a share surrender or redemption or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the consummation of this offering in such amount as to maintain the ownership of our sponsor (and its permitted transferees), on an as-converted basis, at 20% of our issued and outstanding Class A ordinary shares upon the consummation of this offering.

The founder shares are identical to the Class A ordinary shares included in the units being sold in this offering, except that:

•	only holders of the founder shares have the right to vote on the election of directors prior to our initial business combination;

•	the founder shares are subject to certain transfer restrictions, as described in more detail below;

•

our sponsor and each member of our management team have entered into an agreement with us, pursuant to which they have agreed to (i) waive their redemption rights with respect to their founder shares and (ii) waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to consummate an initial business combination within 24 months from the closing of this offering (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame). If we submit our initial business combination to our public shareholders for a vote, our sponsor and each member of our management team have agreed to vote their founder shares and any public shares purchased during or after this offering in favor of our initial business combination. As a result, in addition to our sponsor’s founder shares, we would need 18,750,000, or 37.5%, of the 50,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all outstanding shares are voted and the over-allotment option is not exercised). The other members of our management team have entered into agreements similar to the one entered into by our sponsor with respect to any public shares acquired by them in or after this offering; and

•	the founder shares are automatically convertible into our Class A ordinary shares at the time of our initial business combination as described below adjacent to the caption “Founder shares conversion and anti-dilution rights” and in our amended and restated memorandum and articles of association.

Transfer restrictions on founder shares	Except as described herein with respect to the Co-Investment, our sponsor and our directors and executive officers have agreed not to transfer, assign or sell any of their founder shares until the earliest of (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the closing price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, share exchange or other similar transaction that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Founder shares conversion and anti-dilution rights

The founder shares are designated as Class B ordinary shares and will automatically convert into Class A ordinary shares on the first business day following the consummation of our initial business combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of Class A ordinary shares issued and outstanding upon completion of this offering (not including any shares issued upon the exercise of warrants after the completion of this offering), plus (ii) the sum of  (a) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial business combination (for such purposes, without regard for any vesting or other contingencies with respect to the exercise, exchange or conversion thereof), excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the initial business combination and any private placement warrants issued to our sponsor upon conversion of working capital loans, minus (b) the number of public shares redeemed by public shareholders in connection with our initial business combination (however in no event shall the Class B ordinary shares convert into Class A ordinary shares at a ratio that is less than one-for-one). Any Class A ordinary shares issued to affiliates of our sponsor in the Co-Investment will not be aggregated with ordinary shares held by our sponsor in calculating the anti-dilution adjustment described in this paragraph. Any conversion of founder shares described herein will take effect as a compulsory redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law.

If the Co-Investment right is exercised, the issuance of Co-Investment shares will result in an adjustment to the conversion ratio of our Class B ordinary shares per the calculation in the preceding paragraph. Such adjustment would result in Class A ordinary shares being issued to our sponsor at a rate of greater than one Class A ordinary share per Class B ordinary share. Because CCM or its affiliates generally are already entitled to incentive fees from Co-Investors, the Co-Investors cannot be further diluted by our sponsor, an affiliate of CCM. Therefore, any additional Class A ordinary shares issued as a result of an anti-dilution adjustment in connection with Co-Investor participation in the initial business combination are expected to be transferred to the investing Co-Investors once issued, pro rata based on the participation of such Co-Investors in the Co-Investment. Any such transfer of Class A ordinary shares described in this prospectus will take effect as a contribution of Class A ordinary shares by the sponsor to our company and an issuance of Class A ordinary shares to the applicable Co-Investors as a matter of Cayman Islands law concurrently with the closing of our initial business combination.

For example, upon consummation of this offering, assuming no exercise by the underwriters of their over-allotment option, 50 million Class A ordinary shares will be held by our public shareholders and 12.5 million Class B ordinary shares will be held by our sponsor. If no anti-dilution adjustment is made, such Class B ordinary shares will convert on a one-for-one basis into Class A ordinary shares upon the consummation of our initial business combination. If CCM exercises the entire Co-Investment right of $500 million, the Co-Investors would be issued 50 million Class A ordinary shares as part of units. Based on the formula shown above, the conversion rate of the Class B ordinary shares would be adjusted such that each Class B ordinary share would convert into two Class A ordinary shares. This would result in the sponsor holding 25 million Class A ordinary shares upon consummation of the initial business combination. Pursuant to the Co-Investment agreement, the additional 12.5 million Class A ordinary shares issued to our sponsor as a result of this anti-dilution adjustment will be transferred to the Co-Investors, pro rata based on the number of units subscribed for by each Co-Investor, such that the Co-Investors would hold 62.5 million Class A ordinary shares, or 50% of the 125 million Class A ordinary shares to be outstanding. As a result, the Co-Investors would effectively have purchased 62.5 million Class A ordinary shares for $500 million, or $8.00 per share. See “Dilution”.

Pursuant to the terms of the Co-Investment agreement, to the extent our public shares are redeemed in accordance with the terms of our amended and restated memorandum and articles of association and the Company does not issue a number of Class A shares to third parties on an unpromoted basis equal to or in excess of the number of public shares so redeemed, then our sponsor will be obligated to transfer a number of Class B ordinary shares to the Co-Investors, if any, so that, after giving effect to such redemptions, issuances to third parties and transfers, our sponsor does not own Class B shares representing (on an as-converted basis) greater than 20% of the then outstanding ordinary shares (calculated prior to the Co-Investment). Any such transfer of Class B ordinary shares described in this prospectus will take effect as a contribution of Class B ordinary shares by the sponsor to our company and an issuance of Class A ordinary shares to the applicable Co-Investors as a matter of Cayman Islands law.

Election of Directors; Voting Rights	Prior to our initial business combination, only holders of our founder shares will have the right to vote on the election of directors. Holders of our public shares will not be entitled to vote on the election of directors during such time. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by a majority of at least 90% of our ordinary shares voting in a general meeting. With respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by law, holders of our founder shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote.

Any Class A ordinary shares to be issued to the Co-Investors pursuant to the Co-Investment agreement will be delivered immediately prior to the consummation of our initial business combination, and therefore, the Co-Investors will not be entitled to vote such shares at a shareholder meeting held to approve our initial business combination.

Private placement warrants

Our sponsor has committed, pursuant to a written agreement, to purchase an aggregate of 8,000,000 private placement warrants (or 9,200,000 private placement warrants if the underwriters’ over-allotment option is exercised in full), each exercisable to purchase one Class A ordinary share at $11.50 per share, at a price of  $1.50 per warrant ($12,000,000 in the aggregate or $13,800,000 if the underwriters’ over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of this offering. If we do not consummate an initial business combination within 24 months from the closing of this offering, the private placement warrants will expire worthless. The private placement warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by their initial purchasers or their permitted transferees (see “Description of Securities—Warrants—Private Placement Warrants”). If the private placement warrants are held by holders other than their initial purchasers or their permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

Pursuant to the Co-Investment agreement, our sponsor will transfer a number of private placement warrants (and certain additional warrants received by the sponsor as repayment for up to $2,500,000 in loans made to us by our sponsor) to the Co-Investors such that the percentage of our issued and outstanding ordinary shares held by the Co-Investors will be maintained on a fully-diluted basis after giving effect to the exercise of all outstanding warrants. The number of warrants to be transferred will depend upon the extent to which the Co-Investment is subscribed for and the number of Class A ordinary shares redeemed by our public shareholders in connection with our initial business combination.

Transfer restrictions on private placement warrants	The private placement warrants (including the Class A ordinary shares issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination, except pursuant to the Co-Investment agreement and as further described herein under “Principal Shareholders—Transfers of Founder Shares and Private Placement Warrants.”

Proceeds to be held in trust account	Of the proceeds we will receive from this offering and the sale of the private placement warrants described in this prospectus, $500.0 million, or $575.0 million if the underwriters’ over-allotment option is exercised in full ($10.00 per unit in either case), will be deposited into a segregated trust account located in the United States at JP Morgan Chase Bank, N.A. with Continental Stock Transfer & Trust Company acting as trustee and $2.0 million will be used to pay expenses in connection with the closing of this offering and for working capital following this offering. The proceeds to be placed in the trust account include $17,500,000 (or $20,125,000 if the underwriters’ over-allotment option is exercised in full) in deferred underwriting commissions. The funds in the trust account will be invested only in specific U.S. government treasury bills or in specified money market funds.

Except for the withdrawal of interest income (if any) to pay our income taxes, if any, our amended and restated memorandum and articles of association, as discussed below and subject to the requirements of law and regulation, provides that none of the funds held in the trust account will be released from the trust account until the earliest of  (i) the completion of our initial business combination, (ii) the redemption of our public shares if we are unable to consummate an initial business combination within 24 months from the closing of this offering, subject to applicable law, or (iii) the redemption of our public shares properly submitted in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 24 months from the closing of this offering. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.

Anticipated expenses and funding sources	Unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use, except the withdrawal of interest income (if any) to pay our income taxes, if any. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Assuming an interest rate of 0.5% per year, we estimate the interest earned on the trust account will be approximately $2.5 million per year; however, we can provide no assurances regarding this amount. Unless and until we complete our initial business combination, we may pay our expenses only from:

•	the net proceeds of this offering not held in the trust account, which will be approximately $1,000,000 in working capital after the payment of approximately $1,000,000 in expenses relating to this offering; and

•	any loans or additional investments from our sponsor or an affiliate of our sponsor or certain of our officers and directors, although they are under no obligation to advance funds or invest in us, and provided any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of our initial business combination.

Conditions to completing our initial business combination	NYSE rules require that our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of our assets held in the trust account (net of amounts previously disbursed to management for working capital purposes and excluding the amount of deferred underwriting discounts held in trust) at the time of our signing a definitive agreement in connection with our initial business combination. If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm which is a member of FINRA or a valuation or appraisal firm. Our shareholders may not be provided with a copy of such opinion nor will they be able to rely on such opinion.

We will complete our initial business combination only if the post-transaction company in which our public shareholders own shares will own or acquire 50% or more of the outstanding voting securities of the target or is otherwise not required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post-business combination company, depending on valuations ascribed to the target and us in the business combination transaction. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test, provided that in the event that the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking shareholder approval, as applicable.

Pursuant to our memorandum and articles of association, our initial business combination must be approved by a majority of our board of directors, which majority must include the affirmative votes of each of Mr. Mayer and Mr. Bruno (or another individual so designated by our sponsor if Mr. Bruno is no longer serving on our board of directors at the time it votes on our initial business combination).

Permitted purchases of public shares and public warrants by our affiliates

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, executive officers, advisors or their affiliates may purchase shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds held in the trust account will be used to purchase shares or public warrants in such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. See “Proposed Business—Effecting Our Initial Business Combination—Permitted Purchases of Our Securities” for a description of how our sponsor, directors, executive officers, advisors or any of their affiliates will select which shareholders to purchase securities from in any private transaction.

The purpose of any such purchases of shares could be to vote such shares in favor of the business combination and thereby increase the likelihood of obtaining shareholder approval of the business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrantholders for approval in connection with our initial business combination. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our Class A ordinary shares or warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Redemption rights for public shareholders upon completion of our initial business combination	We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest (net of taxes payable), divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. The redemption rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants. Our sponsor and each member of our management team have entered into agreements with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination.

Limitations on redemptions	Our amended and restated memorandum and articles of association provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules). However, a greater net tangible asset or cash requirement may be contained in the agreement relating to our initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. Furthermore, although we will not redeem shares in an amount that would cause our net tangible assets to fall below $5,000,001, we do not have a maximum redemption threshold based on the percentage of shares sold in this offering, as many blank check companies do. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all Class A ordinary shares submitted for redemption will be returned to the holders thereof.

Manner of conducting redemptions	We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a shareholder meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirement. Asset acquisitions and share purchases would not typically require shareholder approval, while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding Class A ordinary shares or seek to amend our amended and restated memorandum and articles of association would require shareholder approval. We currently intend to conduct redemptions in connection with a shareholder vote unless shareholder approval is not required by applicable law or stock exchange listing requirement and we choose to conduct redemptions pursuant to the tender offer rules of the SEC for business or other legal reasons.

If we hold a shareholder vote to approve our initial business combination, we will:

•	conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

•	file proxy materials with the SEC.

If we seek shareholder approval, we will complete our initial business combination only if a majority of the ordinary shares voted are voted in favor of the business combination. In such case, our sponsor and each member of our management team have agreed to vote their founder shares and any public shares purchased during or after this offering in favor of our initial business combination. As a result, in addition to our sponsor’s founder shares, we would need 18,750,000, or 37.5%, of the 50,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all outstanding shares are voted and the over-allotment option is not exercised). The other members of our management team have entered into agreements similar to the one entered into by our sponsor with respect to any public shares acquired by them in or after this offering. Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction or vote at all. Our amended and restated memorandum and articles of association require that at least ten days’ notice will be given of any such shareholder meeting. We intend to give approximately 30 days, but not less than 10 days, nor more than 60 days, prior written notice of any such meeting, if required, at which a vote will be taken to approve our initial business combination.

If we conduct redemptions pursuant to the tender offer rules of the SEC, we will, pursuant to our amended and restated memorandum and articles of association:

•	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

•	file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase our Class A ordinary shares in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than the number of public shares we are permitted to redeem. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete such initial business combination.

Limitation on redemption rights of shareholders holding 15% or more of the shares sold in this offering if we hold shareholder vote	Notwithstanding the foregoing redemption rights, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, without our prior consent. We believe the restriction described above will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights against a business combination if such holder’s shares are not purchased by us, our sponsor or our management at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination.

Release of funds in trust account on closing of our initial business combination

On the completion of our initial business combination, the funds held in the trust account will be used to pay amounts due to any public shareholders who exercise their redemption rights as described above adjacent to the caption “Redemption rights for public shareholders upon completion of our initial business combination,” to pay the underwriters their deferred underwriting commissions, to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using equity or debt securities or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

Redemption of public shares and distribution and liquidation if no initial business combination	Our amended and restated memorandum and articles of association provide that we will have only 24 months from the closing of this offering to consummate our initial business combination. If we are unable to consummate an initial business combination within 24 months from the closing of this offering, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than twenty business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii), to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to consummate an initial business combination within 24 months from the closing of this offering.

Our sponsor has entered into an agreement with us, pursuant to which it has waived its rights to liquidating distributions from the trust account with respect to its founder shares if we fail to consummate an initial business combination within 24 months from the closing of this offering. However, if our sponsor or members of our management team acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to consummate an initial business combination within 24 months from the closing of this offering.

The underwriters have agreed to waive their rights to their deferred underwriting commission held in the trust account in the event we do not consummate an initial business combination within 24 months from the closing of this offering and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.

Our sponsor, executive officers, directors and director nominees have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not consummate an initial business combination within 24 months from the closing of this offering, unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of taxes payable), divided by the number of then outstanding public shares, subject to the limitations described above adjacent to the caption “Limitations on redemptions.” For example, our board of directors may propose such an amendment if it determines that additional time is necessary to complete our initial business combination. In such event, we will conduct a proxy solicitation and distribute proxy materials pursuant to Regulation 14A of the Exchange Act seeking shareholder approval of such proposal and, in connection therewith, provide our public shareholders with the redemption rights described above upon shareholder approval of such amendment. This redemption right shall apply in the event of the approval of any such amendment, whether proposed by our sponsors, any executive officer, director or director nominee, or any other person.

Limited payments to insiders	There will be no finder’s fees, reimbursements or cash payments made by the company to our sponsor, officers or directors, or our or their affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination, other than the following payments, none of which will be made from the proceeds of this offering held in the trust account prior to the completion of our initial business combination:

•	Repayment of up to an aggregate of $300,000 in loans made to us by our sponsor to cover offering-related and organizational expenses;

•	Pursuant to our services agreement with COAC, COAC will be entitled to reimbursement of certain direct and allocable costs, including allocable compensation costs, to the extent that members of COAC, including Mr. Galbato (other than in respect of his role as a director of the company), provide services to us before our initial business combination. Mr. Galbato, one of our directors, is the Chief Executive Officer of COAC;

•	Reimbursement for any out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination; and

•	If the Co-Investment right is exercised, reimbursement of investment related expenses of the Co-Investors pursuant to the Co-Investment agreement;

•	Repayment of loans which may be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination. Up to $2,500,000 of such loans may be convertible into warrants of the post business combination entity at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.

Audit Committee	We will establish and maintain an audit committee, which will be composed entirely of independent directors. Among its responsibilities, the audit committee will review on a quarterly basis all payments that were made to our sponsor, officers or directors, or our or their affiliates and monitor compliance with the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to promptly take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section entitled “Management—Committees of the Board of Directors—Audit Committee.”

Risks

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	November 10, 2017
	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficiency)(1)	$(741,750)	$483,521,073
Total assets(2)	$762,823	$501,021,073
Total liabilities(3)	$741,750	$17,500,000
Value of Class A ordinary shares that may be redeemed in connection with our initial business combination ($10.00 per share)(4)	$—	$478,521,070
Shareholder’s equity(5)	$21,073	$5,000,003

(1)	The “as adjusted” calculation includes $500,000,000 cash held in trust from the proceeds of this offering and the sale of the private placement warrants, plus $1,000,000 in cash held outside the trust account, plus $21,073 of actual shareholder’s equity as of November 10, 2017, less $17,500,000 of deferred underwriting commissions. The “as adjusted” calculation excludes gross proceeds of up to $500,000,000 from the sale of Co-Investment units, which may occur concurrently with the consummation of our initial business combination, and any additional subscription by the Co-Investors.
(2)	The “as adjusted” calculation equals $500,000,000 cash held in trust from the proceeds of this offering and the sale of the private placement warrants, plus $1,000,000 in cash held outside the trust account, plus $21,073 of actual shareholder’s equity as of November 10, 2017.
(3)	The “as adjusted” calculation includes $17,500,000 of deferred underwriting commissions.
(4)	The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the “as adjusted” shareholders’ equity, which is set to approximate the minimum net tangible assets threshold of at least $5,000,001.
(5)	Excludes 47,852,107 public shares which are subject to redemption in connection with our initial business combination. The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the value of Class A ordinary shares that may be redeemed in connection with our initial business combination (initially $10.00 per share).

The “as adjusted” information gives effect to the sale of the units in this offering, the sale of the private placement warrants, repayment of up to an aggregate of $300,000 in loans made to us by our sponsor and the payment of the estimated expenses of this offering and assumes no exercise of the underwriters’ over-allotment option. The “as adjusted” total assets amount includes the $500,000,000 held in the trust account (which would be $575,000,000 if the underwriters’ over-allotment option is exercised in full) for the benefit of our public shareholders, which amount, less deferred underwriting commissions, will be available to us only upon the completion of our initial business combination within 24 months from the closing of this offering. The “as adjusted” working capital and “as adjusted” total assets include $17,500,000 being held in the trust account (which would be $20,125,000 if the underwriters’ over-allotment option is exercised in full) representing deferred underwriting commissions. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions. The “as adjusted” calculation excludes any loans which may be made to us by our sponsor, gross proceeds from the sale of Co-Investment units, which may occur concurrently with the consummation of our initial business combination, and any additional subscription by the Co-Investors.

If we do not consummate an initial business combination within 24 months from the closing of this offering, the proceeds then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and net of taxes payable), will be used to fund the redemption of our public shares. Our sponsor has entered into an agreement with us pursuant to which it has agreed to waive its rights to liquidating distributions from the trust account with respect to its founder shares if we fail to consummate an initial business combination within 24 months from the closing of this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

We are a recently incorporated company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated company established under the laws of the Cayman Islands with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

Our shareholders may not be afforded an opportunity to vote on our proposed initial business combination, which means we may complete our initial business combination even though a majority of our shareholders do not support such a combination.

We may choose not to hold a shareholder vote before we complete our initial business combination if the business combination would not require shareholder approval under applicable law or stock exchange listing requirement. For instance, if we were seeking to acquire a target business where the consideration we were paying in the transaction was all cash, we would not be required to seek shareholder approval to complete such a transaction. Except for as required by applicable law or stock exchange requirement, the decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. Accordingly, we may complete our initial business combination even if holders of a majority of our ordinary shares do not approve of the business combination we complete. Please see the section entitled “Proposed Business—Shareholders May Not Have the Ability to Approve Our Initial Business Combination” for additional information.

Your only opportunity to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Since our board of directors may complete a business combination without seeking shareholder approval, public shareholders may not have the right or opportunity to vote on the business combination, unless we seek such shareholder vote. Accordingly, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public shareholders in which we describe our initial business combination.

If we seek shareholder approval of our initial business combination, our sponsor and members of our management team have agreed to vote in favor of such initial business combination, regardless of how our public shareholders vote.

Our sponsor will own, on an as-converted basis, 20% of our outstanding Class A ordinary shares immediately following the completion of this offering. Our sponsor and members of our management team also may from time to time purchase Class A ordinary shares prior to our initial business combination. Our amended and restated memorandum and articles of association provides that, if we seek shareholder approval of an initial business combination, such initial business combination will be approved if we receive the affirmative vote of a majority of the shares voted at such meeting, including the founder shares. As a result, in addition to our sponsor’s founder shares, we would need 18,750,000, or 37.5%, of the 50,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all outstanding shares are voted and the over-allotment option is not exercised). Accordingly, if we seek shareholder approval of our initial business combination, the agreement by our sponsor and each member of our management team to vote in favor of our initial business combination will increase the likelihood that we will receive the requisite shareholder approval for such initial business combination.

In evaluating a prospective target business for our initial business combination, our management may pursue a sizable business combination based on the availability of all of the funds from the sale of the Co-Investment units to be used as part of the consideration to the sellers in the initial business combination. If CCM does not choose to exercise its option to subscribe for the Co-Investment units, we may lack sufficient funds to consummate a sizable initial business combination and we may decide to pursue any identified business combination target without any investment from the Co-Investors.

We have entered into the Co-Investment agreement to provide for additional funding to complete a sizable business combination to the extent such business combination is an appropriate investment for the Co-Investors. Pursuant to the terms of the Co-Investment agreement, CCM has the right, on behalf of one or more Co-Investors, to co-invest in our initial business combination by having such Co-Investors as it determines subscribe for an aggregate of up to 50,000,000 units, with each unit consisting of one Class A ordinary share and one-third of one redeemable warrant to purchase one Class A ordinary share, for $10.00 per unit, or an aggregate maximum of $500,000,000. This right will expire upon the mailing of definitive proxy materials related to our initial business combination. CCM’s decision to exercise the Co-Investment right will be disclosed to public shareholders in such proxy materials. If this Co-Investment right is exercised, the Class A ordinary shares that are issued to the Co-Investors will be identical to the Class A ordinary shares included in the units being sold in this offering, except that the Co-Investment shares will be subject to transfer restrictions and certain registration and shareholder rights, as described herein. The warrants that would be issued to the Co-Investors if the Co-Investment right is exercised will be identical to the warrants issued to investors in this offering and will become exercisable on the later of 30 days after the completion of our initial business combination and the date that is 12 months from the closing of this offering. If the Co-Investment is exercised in full, we will have a total of approximately $1,000,000,000 in cash ($1,075,000,000 if the underwriters’ overallotment option is exercised in full and there are no redemptions of our Class A ordinary shares). The proceeds from the Co-Investment, to the extent subscribed for by the Co-Investors, may be used as part of the consideration to the sellers in our initial business combination, expenses and other liabilities in connection with our initial business combination (and/or other sought after business combinations) or for working capital in the post-transaction company. However, there can be no assurance that CCM will exercise (on behalf of the Co-Investors) the foregoing right to purchase the maximum number of units, or exercise the right at all. In such event, we may decide to pursue any identified business combination target without any investment from Cerberus Co-Investors. We expect that factors to be considered by CCM in determining whether to exercise this right on behalf of any potential Co-Investor, and if so to what extent, will include the amount of capital then available to such Co-Investor, whether the target investment is consistent with the investment mandate or objectives of the Co-Investor, whether such Co-Investor considers the investment in the business combination to be consistent with its objectives of obtaining geographic or industry diversification in its portfolio of investments, and other legal, tax or other considerations. Any decision by CCM to exercise the Co-Investment right will require approval by the relevant CCM Investment Committee. Messrs. Mayer, Galbato and Bruno are members of the Private Equity Investment Committee.

If no Co-Investment is subscribed for, or less than the entire potential Co-Investment right is subscribed for, we may lack sufficient funds to consummate a sizable initial business combination and we may decide to pursue a business combination without any investment from the Co-Investors. If we pursue a business combination without any investment from the Co-Investors, we may seek additional third-party investment, which may be on terms less favorable than the terms of the Co-Investment agreement. If CCM does not exercise its Co-Investment right, we may also have less funds available for working capital of the post-business combination company.

Public shareholders may experience dilution to the extent that CCM exercises its right to subscribe for units pursuant to the Co-Investment agreement.

If CCM chooses to exercise its right under the Co-Investment agreement to participate in our initial business combination, we may issue up to 50,000,000 units to the Co-Investors at $10.00 per unit. If the per share trading price of our Class A ordinary shares is greater than $10.00 per share at the time of our initial business combination, the Co-Investment will result in value dilution to you, in addition to the immediate dilution that you will experience in connection with the consummation of this offering. See “Dilution.”

The Co-Investors may subscribe for additional Company securities in connection with our initial business combination, and in such event, the terms and conditions of such additional investment will be mutually agreed by us and the applicable Co-Investors.

Pursuant to the terms of the Co-Investment agreement, CCM will have the right, on behalf of one or more Co-Investors, to co-invest in our initial business combination by having such Co-Investors as it determines subscribe for an aggregate of up to 50,000,000 units, with each unit consisting of one Class A ordinary share and one-third of one redeemable warrant to purchase one Class A ordinary share, for $10.00 per unit, or an aggregate maximum of $500,000,000. In addition, the CCM, on behalf of one or more Co-Investors, or any other entity with which it is affiliated, may choose to subscribe for additional Company securities in connection with our initial business combination. In such event the terms and conditions of such additional investment will be mutually agreed to by us and CCM, on behalf of the applicable Co-Investors at the time of such investment. The terms of such additional investment may not be as advantageous for the Company as the terms of the Co-Investment agreement. We expect that any such additional issuances would dilute the interests of our public shareholders in the same manner as any subscription for units by the Co-Investors pursuant to the Co-Investment agreement.

The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

We may seek to enter into a business combination transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the business combination. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules). Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

At the time we enter into an agreement for our initial business combination, we will not know how many shareholders may exercise their redemption rights, and therefore will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If a large number of shares are submitted for redemption, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for additional third party financing. Raising additional third party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure. The amount of the deferred underwriting commissions payable to the underwriters will not be adjusted for any shares that are redeemed in connection with an initial business combination. The per-share amount we will distribute to shareholders who properly exercise their redemption rights will not be reduced by the deferred underwriting commission and after such redemptions, the amount held in trust will continue to reflect our obligation to pay the entire deferred underwriting commissions.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.

If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful is increased. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your shares in the open market.

The requirement that we consummate an initial business combination within 24 months after the closing of this offering may give potential target businesses leverage over us in negotiating a business combination and may limit the time we have in which to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders.

Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must consummate an initial business combination within 24 months from the closing of this offering. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

We may not be able to consummate an initial business combination within 24 months after the closing of this offering, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate.

We may not be able to find a suitable target business and consummate an initial business combination within 24 months after the closing of this offering. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein. If we have not consummated an initial business combination within such applicable time period, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than twenty business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and net of taxes payable), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii), to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

If we seek shareholder approval of our initial business combination, our sponsor, directors, executive officers, advisors and their affiliates may elect to purchase shares or public warrants from public shareholders, which may influence a vote on a proposed business combination and reduce the public “float” of our Class A ordinary shares.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, executive officers, advisors or their affiliates may purchase shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation to do so. However, other than as expressly stated herein, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase shares or public warrants in such transactions.

In the event that our sponsor, directors, executive officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. The purpose of any such purchases of shares could be to vote such shares in favor of the business combination and thereby increase the likelihood of obtaining shareholder approval of the business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrantholders for approval in connection with our initial business combination. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. See “Proposed Business—Effecting Our Initial Business Combination—Permitted Purchases of Our Securities” for a description of how our sponsor, directors, executive officers, advisors or any of their affiliates will select which shareholders to purchase securities from in any private transaction.

In addition, if such purchases are made, the public “float” of our Class A ordinary shares or public warrants and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

If a shareholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will comply with the proxy rules or tender offer rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a shareholder fails to receive our proxy solicitation or tender offer materials, as applicable, such shareholder may not become aware of the opportunity to redeem its shares. In addition, the proxy solicitation or tender offer materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly redeem or tender public shares. In the event that a shareholder fails to comply with these procedures, its shares may not be redeemed. See “Proposed Business—Business Strategy—Tendering Share Certificates in Connection with a Tender Offer or Redemption Rights.”

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

Our public shareholders will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) our completion of an initial business combination, and then only in connection with those Class A ordinary shares that such shareholder properly elected to redeem, subject to the limitations described herein, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not consummate an initial business combination within 24 months from the closing of this offering and (iii) the redemption of our public shares if we are unable to consummate an initial business within 24 months from the closing of this offering, subject to applicable law and as further described herein. In no other circumstances will a public shareholder have any right or interest of any kind in the trust account. Holders of warrants will not have any right to the proceeds held in the trust account with respect to the warrants. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

NYSE may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We have applied to have our units listed on NYSE and our Class A ordinary shares and warrants on or promptly after their date of separation. We cannot guarantee that our securities will be approved for listing on NYSE. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in the NYSE listing standards, we cannot assure you that our securities will be, or will continue to be, listed on NYSE in the future or prior to our initial business combination. In order to continue listing our securities on NYSE prior to our initial business combination, we must maintain certain financial, distribution and share price levels. Generally, we must maintain a minimum market capitalization (generally $50,000,000) and a minimum number of holders of our securities (generally 400 public holders).

Additionally, our units will not be traded after completion of our initial business combination and, in connection with our initial business combination, we will be required to demonstrate compliance with NYSE initial listing requirements, which are more rigorous than NYSE continued listing requirements, in order to continue to maintain the listing of our securities on NYSE.

For instance, our share price would generally be required to be at least $4.00 per share and our shareholders’ equity would generally be required to be at least $4.0 million. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If NYSE delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•	a determination that our Class A ordinary shares are a “penny stock” which will require brokers trading in our Class A ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and eventually our Class A ordinary shares and warrants will be listed on NYSE, our units, Class A ordinary shares and warrants will qualify as covered securities under the statute. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on NYSE, our securities would not qualify as covered securities under the statute and we would be subject to regulation in each state in which we offer our securities.

You will not be entitled to protections normally afforded to investors of many other blank check companies.

Since the net proceeds of this offering and the sale of the private placement warrants are intended to be used to complete an initial business combination with a target business that has not been selected, we may be deemed to be a “blank check” company under the United States securities laws. However, because we will have net tangible assets in excess of  $5,000,000 upon the completion of this offering and the sale of the private placement warrants and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete our initial business combination than do companies subject to Rule 419. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

If we seek shareholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of shareholders are deemed to hold in excess of 15% of our Class A ordinary shares, you will lose the ability to redeem all such shares in excess of 15% of our Class A ordinary shares.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering without our prior consent, which we refer to as the “Excess Shares.” However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And as a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell your shares in open market transactions, potentially at a loss.

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we are unable to complete our initial business combination, our public shareholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants will expire worthless.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering, the sale of the private placement warrants and the proceeds of a Co-Investment, if any, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, we are obligated to offer holders of our public shares the right to redeem their shares for cash at the time of our initial business combination in conjunction with a shareholder vote or via a tender offer. Target companies will be aware that this may reduce the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we are unable to complete our initial business combination our public shareholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants will expire worthless.

If the net proceeds of this offering not being held in the trust account are insufficient to allow us to operate for at least the next 24 months, it could limit the amount available to fund our search for a target business or businesses and complete our initial business combination, and we will depend on loans from our sponsor or management team to fund our search and to complete our initial business combination.

Of the net proceeds of this offering, only $1,000,000 will be available to us initially outside the trust account to fund our working capital requirements. We believe that, upon closing of this offering, the funds available to us outside of the trust account, together with funds available from loans from our sponsor, will be sufficient to allow us to operate for at least the next 24 months; however, we cannot assure you that our estimate is accurate. Of the funds available to us, we expect to use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

In the event that our offering expenses exceed our estimate of $1,000,000, we may fund such excess with funds not to be held in the trust account. In such case, unless funded by the proceeds of loans available from our sponsor, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,000,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount. The amount held in the trust account will not be impacted as a result of such increase or decrease. If we are required to seek additional capital, we would need to borrow funds from our sponsor, management team or other third parties to operate or may be forced to liquidate. Neither our sponsor, members of our management team nor any of their affiliates is under any obligation to advance funds to us in such circumstances. Any such advances would be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. Up to $2,500,000 of such loans may be convertible into warrants of the post-business combination entity at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. Consequently, our public shareholders may only receive an estimated $10.00 per share, or possibly less, on our redemption of our public shares, and our warrants will expire worthless.

Subsequent to our completion of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our share price, which could cause you to lose some or all of your investment.

Even if we conduct due diligence on a target business with which we combine, we cannot assure you that this diligence will surface all material issues with a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing. Accordingly, any shareholders who choose to remain shareholders following the business combination could suffer a reduction in the value of their securities. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share.

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors, service providers, prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, such parties may not execute such agreements, or even if they execute such agreements, they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to consummate an initial business combination within 24 months from the closing of this offering, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public shareholders could be less than the $10.00 per public share initially held in the trust account, due to claims of such creditors. Pursuant to the letter agreement the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part, our sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below the lesser of  (i) $10.00 per public share and (ii) the actual amount per share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per share due to reductions in the value of the trust assets, in each case less taxes payable, provided that such liability will not apply to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third party claims. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Our directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

In the event that the proceeds in the trust account are reduced below the lesser of  (i) $10.00 per share and (ii) the actual amount per share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per share due to reductions in the value of the trust assets, in each case less taxes payable, and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.00 per share.

We may not have sufficient funds to satisfy indemnification claims of our directors and executive officers.

We have agreed to indemnify our officers and directors to the fullest extent permitted by law. However, our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account and to not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will be able to be satisfied by us only if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination. Our obligation to indemnify our officers and directors may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our shareholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities,

each of which may make it difficult for us to complete our initial business combination. In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and complete a business combination and thereafter to operate the post-transaction business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earliest to occur of either: (i) the completion of our initial business combination; (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not consummate an initial business combination within 24 months from the closing of this offering; or (iii) absent our completing an initial business combination within 24 months from the closing of this offering, our return of the funds held in the trust account to our public shareholders as part of our redemption of the public shares. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. If we are unable to complete our initial business combination, our public shareholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants will expire worthless.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination, and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination, and results of operations.

If we are unable to consummate an initial business combination within 24 months from the closing of this offering, our public shareholders may be forced to wait beyond such 24 months before redemption from our trust account.

If we are unable to consummate an initial business combination within 24 months from the closing of this offering, the proceeds then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and net of taxes payable), will be used to fund the redemption of our public shares, as further described herein. Any redemption of public shareholders from the trust account will be effected automatically by function of our amended and restated memorandum and articles of association prior to any voluntary winding up. If we are required to wind-up, liquidate the trust account and distribute such amount therein, pro rata, to our public shareholders, as part of any liquidation process, such winding up, liquidation and distribution must comply with the applicable provisions of the Companies Law. In that case, investors may be forced to wait beyond 24 months from the closing of this offering before the redemption proceeds of our trust account become available to them, and they receive the return of their pro rata portion of the proceeds from our trust account. We have no obligation to return funds to investors prior to the date of our redemption or liquidation unless we consummate our initial business combination prior thereto and only then in cases where investors have sought to redeem their Class A ordinary shares. Only upon our redemption or any liquidation will public shareholders be entitled to distributions if we are unable to complete our initial business combination.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, thereby exposing themselves and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable to a fine of  $18,292.68 and to imprisonment for five years in the Cayman Islands.

We may not hold an annual meeting of shareholders until after the consummation of our initial business combination.

In accordance with NYSE corporate governance requirements, we are not required to hold an annual meeting until no later than one year after our first fiscal year end following our listing on NYSE. There is no requirement under the Companies Law for us to hold annual or general meetings to elect directors. Until we hold an annual meeting of shareholders, public shareholders may not be afforded the opportunity to elect directors and to discuss company affairs with management. Our board of directors is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of shareholders) serving a three-year term.

We are not registering the Class A ordinary shares issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants and causing such warrants to expire worthless.

We are not registering the Class A ordinary shares issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. However, under the terms of the warrant agreement, we have agreed to use our commercially reasonable efforts to file a registration statement under the Securities Act covering such shares and maintain a current prospectus relating to the Class A ordinary shares issuable upon exercise of the warrants until the expiration of the warrants in accordance with the provisions of the warrant agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order. If the shares issuable upon exercise of the warrants are not registered under the Securities Act, we will be required to permit holders to exercise their warrants on a cashless basis. However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, unless an exemption is available. In no event will we be required to net cash settle any warrant, or issue securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under the Securities Act or applicable state securities laws. If the issuance of the shares upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the Class A ordinary shares included in the units. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

The grant of registration rights to our sponsor may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our Class A ordinary shares.

Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our sponsor, and its permitted transferees can demand that we register the Class A ordinary shares into which founder shares are convertible, the private placement warrants and the Class A ordinary shares issuable upon exercise of the private placement warrants, and warrants that may be issued upon conversion of working capital loans and the Class A ordinary shares issuable upon conversion of such warrants. The registration rights will be exercisable with respect to the founder shares and the private placement warrants and the Class A ordinary shares issuable upon exercise of such private placement warrants. Pursuant to the Co-Investment agreement, we have agreed that we will use our commercially reasonable efforts (i) to file within 30 days after the closing of the initial business combination a registration statement with the SEC for a secondary offering of the Co-Investment shares, (ii) to cause such registration statement to be declared effective promptly thereafter and (iii) to maintain the effectiveness of such registration statement until the earliest of  (A) the date on which the Co-Investors cease to hold the securities covered thereby and (B) the date all of the securities covered thereby can be sold publicly without restriction or limitation under Rule 144 under the Securities Act, subject to certain conditions and limitations set forth in the Co-Investment agreement. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our Class A ordinary shares. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the shareholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our Class A ordinary shares that is expected when the securities owned by our sponsor or its permitted transferees are registered.

Because we are neither limited to evaluating a target business in a particular industry sector nor have we selected any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.

We may pursue business combination opportunities in any sector, except that we will not, under our amended and restated memorandum and articles of association, be permitted to effectuate our initial business combination with another blank check company or similar company with nominal operations. Because we have not yet selected or approached any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a business combination target. Accordingly, any shareholders who choose to remain shareholders following our initial business combination could suffer a reduction in the value of their securities. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

We may seek acquisition opportunities in industries or sectors which may or may not be outside of our management’s area of expertise.

We will consider a business combination outside of our management’s area of expertise if a business combination candidate is presented to us and we determine that such candidate offers an attractive acquisition opportunity for our company. Although our management will endeavor to evaluate the risks inherent in any particular business combination candidate, we cannot assure you that we will adequately ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a business combination candidate. In the event we elect to pursue an acquisition outside of the areas of our management’s expertise, our management’s expertise may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding the areas of our management’s expertise would not be relevant to an understanding of the business that we elect to acquire. As a result, our management may not be able to adequately ascertain or assess all of the significant risk factors. Accordingly, any shareholder who choose to remain shareholders following our business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value.

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of shareholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if shareholder approval of the transaction is required by law, or we decide to obtain shareholder approval for business or other legal reasons, it may be more difficult for us to attain shareholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public shareholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants will expire worthless.

We are not required to obtain an opinion from an independent accounting or investment banking firm, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our shareholders from a financial point of view.

Unless we complete our initial business combination with an affiliated entity, we are not required to obtain an opinion from an independent accounting firm or independent investment banking firm which is a member of FINRA that the price we are paying is fair to our shareholders from a financial point of view. If no opinion is obtained, our shareholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our proxy solicitation or tender offer materials, as applicable, related to our initial business combination.

We may issue additional Class A ordinary shares or preferred shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares upon the conversion of the founder shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained therein. Any such issuances would dilute the interest of our shareholders and likely present other risks.

Our amended and restated memorandum and articles of association authorizes the issuance of up to 400,000,000 Class A ordinary shares, par value $0.0001 per share, 50,000,000 Class B ordinary shares, par value $0.0001 per share, and 1,000,000 preference shares, par value $0.0001 per share. Immediately after this offering, there will be 350,000,000 and 37,500,000 (assuming in each case that the underwriters have not exercised their over-allotment option) authorized but unissued Class A ordinary shares and Class B ordinary shares, respectively, available for issuance which amount does not take into account shares reserved for issuance upon exercise of outstanding warrants, shares issuable upon conversion of the Class B ordinary shares or shares issued upon the sale of the Co-Investment units, if any. The Class B ordinary shares are automatically convertible into Class A ordinary shares at the time of our initial business combination as described herein and in our amended and restated memorandum and articles of association. Immediately after this offering, there will be no preference shares issued and outstanding.

We may issue a substantial number of additional Class A ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares upon conversion of the Class B ordinary shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions as set forth herein. However, our amended and restated memorandum and articles of association provide, among other things, that prior to our initial business combination, we may not issue additional shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination. These provisions of our amended and restated memorandum and articles of association, like all provisions of our amended and restated memorandum and articles of association, may be amended with a shareholder vote. The issuance of additional ordinary or preference shares:

•	may significantly dilute the equity interest of investors in this offering;

•	may subordinate the rights of holders of Class A ordinary shares if preference shares are issued with rights senior to those afforded our Class A ordinary shares;

•	could cause a change in control if a substantial number of Class A ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may adversely affect prevailing market prices for our units, Class A ordinary shares and/or warrants; and

•	will not result in adjustment to the exercise price of our warrants.

Unlike most other similarly structured blank check companies, our sponsor will receive additional Class A ordinary shares if we issue shares to consummate an initial business combination.

The founder shares will automatically convert into Class A ordinary shares on the first business day following the consummation of our initial business combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of  (i) the total number of Class A ordinary shares issued and outstanding upon completion of this offering (not including any shares issued upon the exercise of warrants after the completion of this offering), plus (ii) the sum of  (a) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial business combination (for such purposes, without regard for any vesting or other contingencies with respect to the exercise, exchange or conversion thereof), excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into

Class A ordinary shares issued, or to be issued, to any seller in the initial business combination and any private placement warrants issued to our sponsor upon conversion of working capital loans, minus (b) the number of public shares redeemed by public shareholders in connection with our initial business combination (however in no event shall the Class B ordinary shares convert into Class A ordinary shares at a ratio that is less than one-for-one). Any Class A ordinary shares issued to affiliates of our sponsor in the Co-Investment will not be aggregated with ordinary shares held by our sponsor in calculating the anti-dilution adjustment described in this paragraph. This is different than most other similarly structured blank check companies in which the initial shareholders will only be issued an aggregate of 20% of the total number of shares to be outstanding prior to the initial business combination.

If the Co-Investment right is exercised, the issuance of Co-Investment shares will result in an adjustment to the conversion ratio of our Class B ordinary shares per the calculation in the preceding paragraph. Such adjustment would result in Class A ordinary shares being issued to our sponsor at a rate of greater than one Class A ordinary share per Class B ordinary share. Because CCM or its affiliates generally are already entitled to incentive fees from Co-Investors, the Co-Investors cannot be further diluted by our sponsor, an affiliate of CCM. Therefore, any additional Class A ordinary shares issued as a result of an anti-dilution adjustment in connection with Co-Investor participation in the initial business combination are expected to be transferred to the investing Co-Investors once issued, pro rata based on the participation of such Co-Investors in the Co-Investment. Any such transfer of Class A ordinary shares described in this prospectus will take effect as a contribution of Class A ordinary shares by the sponsor to our company and an issuance of Class A ordinary shares to the applicable Co-Investors as a matter of Cayman Islands law concurrently with the closing of our initial business combination.

Pursuant to the terms of the Co-Investment agreement, to the extent our public shares are redeemed in accordance with the terms of our amended and restated memorandum and articles of association and the Company does not issue a number of Class A shares to third parties on an unpromoted basis equal to or in excess of the number of public shares so redeemed, then our sponsor will be obligated to transfer a number of Class B ordinary shares to the Co-Investors, if any, so that, after giving effect to such redemptions, issuances to third parties and transfers, our sponsor does not own Class B shares representing (on an as-converted basis) greater than 20% of the then outstanding ordinary shares (calculated prior to the Co-Investment). Any such transfer of Class B ordinary shares described in this prospectus will take effect as a contribution of Class B ordinary shares by the sponsor to our company and an issuance of Class A ordinary shares to the applicable Co-Investors as a matter of Cayman Islands law.

Resources could be wasted in researching acquisitions that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants will expire worthless.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants will expire worthless.

We may be a passive foreign investment company, or “PFIC,” which could result in adverse United States federal income tax consequences to U.S. investors.

If we are a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this prospectus captioned “Taxation—United States Federal Income Tax Considerations—General”) of our Class A ordinary shares or warrants, the U.S. Holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Our PFIC status for our current and subsequent taxable years may depend on whether we qualify for the PFIC start-up exception (see the section of this prospectus captioned “Taxation—United States Federal Income Tax Considerations—U.S. Holders—Passive Foreign Investment Company Rules”). Depending on the particular circumstances the application of the start-up exception may be subject to uncertainty, and there cannot be any assurance that we will qualify for the start-up exception. Accordingly, there can be no assurances with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. Our actual PFIC status for any taxable year, however, will not be determinable until after the end of such taxable year. Moreover, if we determine we are a PFIC for any taxable year, we will endeavor to provide to a U.S. Holder such information as the Internal Revenue Service (“IRS”) may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a “qualified electing fund” election, but there can be no assurance that we will timely provide such required information, and such election would be unavailable with respect to our warrants in all cases. We urge U.S. investors to consult their own tax advisors regarding the possible application of the PFIC rules. For a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus captioned “Taxation—United States Federal Income Tax Considerations—U.S. Holders—Passive Foreign Investment Company Rules.”

We may reincorporate in another jurisdiction in connection with our initial business combination and such reincorporation may result in taxes imposed on shareholders.

We may, in connection with our initial business combination and subject to requisite shareholder approval under the Companies Law, reincorporate in the jurisdiction in which the target company or business is located or in another jurisdiction. The transaction may require a shareholder to recognize taxable income in the jurisdiction in which the shareholder is a tax resident or in which its members are resident if it is a tax transparent entity. We do not intend to make any cash distributions to shareholders to pay such taxes. Shareholders may be subject to withholding taxes or other taxes with respect to their ownership of us after the reincorporation.

After our initial business combination, it is possible that a majority of our directors and officers will live outside the United States and all of our assets will be located outside the United States; therefore investors may not be able to enforce federal securities laws or their other legal rights.

It is possible that after our initial business combination, a majority of our directors and officers will reside outside of the United States and all of our assets will be located outside of the United States. As a result, it may be difficult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon all of our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on our directors and officers under United States laws.

We are dependent upon our executive officers and directors and their loss could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, our executive officers and directors. We believe that our success depends on the continued service of our officers and directors, at least until we have completed our initial business combination. In addition, our executive officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating their time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or executive officers. The unexpected loss of the services of one or more of our directors or executive officers could have a detrimental effect on us.

Our ability to successfully effect our initial business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination, and a particular business combination may be conditioned on the retention or resignation of such key personnel. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with our company after the completion of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the business combination. Such negotiations also could make such key personnel’s retention or resignation a condition to any such agreement. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business.

We may have a limited ability to assess the management of a prospective target business and, as a result, may affect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target business’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target business’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any shareholders who choose to remain shareholders following the business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

The officers and directors of an acquisition candidate may resign upon completion of our initial business combination. The loss of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business.

The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.

Our executive officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.

Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our executive officers is engaged in several other business endeavors for which he may be entitled to substantial compensation, and our executive officers are not obligated to contribute any specific number of hours per week to our affairs. Our independent directors also serve as officers and board members for other entities. If our executive officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. For a complete discussion of our executive officers’ and directors’ other business affairs, please see “Management—Officers, Directors and Director Nominees.”

Our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Each of our officers and directors presently has, and any of them in the future may have, additional fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity, subject to his or her fiduciary duties under Cayman Islands law. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us, subject to their fiduciary duties under Cayman Islands law.

For a complete discussion of our executive officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see “Management—Officers, Directors and Director Nominees,” “Management—Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”

Our executive officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, executive officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a business combination with a target business that is affiliated with our sponsor, our directors or executive officers, although we do not intend to do so. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest. If this were the case, it would be a breach of their fiduciary duties to us as a matter of Cayman Islands law and we or our shareholders might have a claim against such individuals for infringing on our shareholders’ rights. See the section titled “Description of Securities—Certain Differences in Corporate Law—Shareholders’ Suits” for further information on the ability to bring such claims. However, we might not ultimately be successful in any claim we may make against them for such reason.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our sponsor, Co-Investors, executive officers, directors or existing holders which may raise potential conflicts of interest.

In light of the involvement of our sponsor, Co-Investors, executive officers and directors with other entities, we may decide to acquire one or more businesses affiliated with our sponsor, Co-Investors, executive officers, directors or existing holders. Our directors also serve as officers and board members for other entities, including, without limitation, those described under “Management—Conflicts of Interest.” Such entities may compete with us for business combination opportunities. Our sponsor, Co-Investors, officers and directors are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no substantive discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Proposed Business—Effecting Our Initial Business Combination—Evaluation of a Target Business and Structuring of Our Initial Business Combination” and such transaction was approved by a majority of our independent and disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm which is a member of FINRA or an independent accounting firm regarding the fairness to our company from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our sponsor, Co-Investors, executive officers, directors or existing holders, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public shareholders as they would be absent any conflicts of interest.

Since our sponsor, executive officers and directors will lose their entire investment in us if our initial business combination is not completed (other than with respect to public shares they may acquire during or after this offering), a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

On November 10, 2017 we issued to our sponsor an aggregate of 14,375,000 founder shares in exchange for a capital contribution of $25,000, or approximately $0.002 per share. Prior to the initial investment in the company of $25,000 by the sponsor, the company had no assets, tangible or intangible. The per share price of the founder shares was determined by dividing the amount contributed to the company by the number of founder shares issued. The founder shares will be worthless if we do not complete an initial business combination. In addition, our sponsor has committed, pursuant to a written agreement, to purchase an aggregate of 8,000,000 private placement warrants (or 9,200,000 private placement warrants if the underwriters’ over-allotment option is exercised in full), each exercisable to purchase one Class A ordinary share at $11.50 per share, at a price of  $1.50 per warrant ($12,000,000 in the aggregate or $13,800,000 if the underwriters’ over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of this offering. If we do not consummate an initial business within 24 months from the closing of this offering, the private placement warrants will expire worthless. The personal and financial interests of our executive officers and directors may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination. This risk may become more acute as the 24-month anniversary of the closing of this offering nears, which is the deadline for our consummation of an initial business combination.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt following this offering, we may choose to incur substantial debt to complete our initial business combination. We and our officers have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•	our inability to pay dividends on our Class A ordinary shares;

•	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our Class A ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We may only be able to complete one business combination with the proceeds of this offering and the sale of the private placement warrants, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

The net proceeds from this offering and the private placement of warrants may provide us with up to $483,500,000 (or $556,150,000 if the underwriters’ over-allotment option is exercised in full) that we may use to complete our initial business combination (after taking into account the $17,500,000, or $20,150,000 if the over-allotment option is exercised in full, of deferred underwriting commissions being held in the trust account and the estimated expenses of this offering).

We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously or within a short period of time. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, property or asset; or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to complete our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. By definition, very little public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

Our management may not be able to maintain control of a target business after our initial business combination. Upon the loss of control of a target business, new management may not possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure our initial business combination so that the post-transaction company in which our public shareholders own shares will own less than 100% of the equity interests or assets of a target business, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-transaction company owns 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination. For example, we could pursue a transaction in which we issue a substantial number of new Class A ordinary shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new Class A ordinary shares, our shareholders immediately prior to such transaction could own less than a majority of our outstanding Class A ordinary shares subsequent to such transaction. In addition, other minority shareholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s shares than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain control of the target business.

We may seek business combination opportunities with a high degree of complexity that require significant operational improvements, which could delay or prevent us from achieving our desired results.

We may seek business combination opportunities with large, highly complex companies that we believe would benefit from operational improvements. While we intend to implement such improvements, to the extent that our efforts are delayed or we are unable to achieve the desired improvements, the business combination may not be as successful as we anticipate.

To the extent we complete our initial business combination with a large complex business or entity with a complex operating structure, we may also be affected by numerous risks inherent in the operations of the business with which we combine, which could delay or prevent us from implementing our strategy. Although our management team will endeavor to evaluate the risks inherent in a particular target business and its operations, we may not be able to properly ascertain or assess all of the significant risk factors until we complete our business combination. If we are not able to achieve our desired operational improvements, or the improvements take longer to implement than anticipated, we may not achieve the gains that we anticipate. Furthermore, some of these risks and complexities may be outside of our control and leave us with no ability to control or reduce the chances that those risks and complexities will adversely impact a target business. Such combination may not be as successful as a combination with a smaller, less complex organization.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete our initial business combination with which a substantial majority of our shareholders do not agree.

Our amended and restated memorandum and articles of association do not provide a specified maximum redemption threshold, except that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (such that we are not subject to the SEC’s “penny stock” rules). As a result, we may be able to complete our initial business combination even though a substantial majority of our public shareholders do not agree with the transaction and have redeemed their shares or, if we seek shareholder approval of our initial business combination and do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our sponsor, officers, directors, advisors or any of their affiliates. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, all Class A ordinary shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

In order to effectuate an initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and other governing instruments, including their warrant agreements. We cannot assure you that we will not seek to amend our amended and restated memorandum and articles of association or governing instruments in a manner that will make it easier for us to complete our initial business combination that our shareholders may not support.

In order to effectuate a business combination, blank check companies have, in the recent past, amended various provisions of their charters and governing instruments, including their warrant agreements. For example, blank check companies have amended the definition of business combination, increased redemption thresholds, changed industry focus and, with respect to their warrants, amended their warrant agreements to require the warrants to be exchanged for cash and/or other securities. Amending our amended and restated memorandum and articles of association will require at least a special resolution of our shareholders as a matter of Cayman Islands law, meaning the approval of holders of at least two-thirds of our ordinary shares who attend and vote at a general meeting of the company, and amending our warrant agreement will require a vote of holders of at least 50% of the public warrants. In addition, our amended and restated memorandum and articles of association requires us to provide our public shareholders with the opportunity to redeem their public shares for cash if we propose an amendment to our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not consummate an initial business combination within 24 months from the closing of this offering. To the extent any of such amendments would be deemed to fundamentally change the nature of any of the securities offered through this registration statement, we would register, or seek an exemption from registration for, the affected securities.

The provisions of our amended and restated memorandum and articles of association that relate to our pre-business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account) may be amended with the approval of holders of not less than two-thirds of our ordinary shares who attend and vote at a general meeting of the company, which is a lower amendment threshold than that of some other blank check companies. It may be easier for us, therefore, to amend our amended and restated memorandum and articles of association to facilitate the completion of an initial business combination that some of our shareholders may not support.

Some other blank check companies have a provision in their charter which prohibits the amendment of certain of its provisions, including those which relate to a company’s pre-business combination activity, without approval by a certain percentage of the company’s shareholders. In those companies, amendment of these provisions typically requires approval by between 90% and 100% of the company’s public shareholders. Our amended and restated memorandum and articles of association provide that any of its provisions related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the private placement of warrants into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public shareholders as described herein) may be amended if approved by special resolution, meaning holders of at least two-thirds of our ordinary shares who attend and vote at a general meeting of the company, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of at least 65% of our ordinary shares. Our sponsor, and its permitted transferees, if any, who will collectively beneficially own, on an as-converted basis, 20% of our Class A ordinary shares upon the closing of this offering (assuming they do not purchase any units in this offering), will participate in any vote to amend our amended and restated memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our amended and restated memorandum and articles of association which govern our pre-business combination behavior more easily than some other blank check companies, and this may increase our ability to complete a business combination with which you do not agree. Our shareholders may pursue remedies against us for any breach of our amended and restated memorandum and articles of association.

Our sponsor, executive officers, directors and director nominees have agreed, pursuant to agreements with us, that they will not propose any amendment to our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not consummate an initial business combination within 24 months from the closing of this offering, unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of taxes payable), divided by the number of then outstanding public shares. Our shareholders are not parties to, or third-party beneficiaries of, these agreements and, as a result, will not have the ability to pursue remedies against our sponsor, executive officers, directors or director nominees for any breach of these agreements. As a result, in the event of a breach, our shareholders would need to pursue a shareholder derivative action, subject to applicable law.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination. If we are unable to complete our initial business combination, our public shareholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants will expire worthless.

Although we believe that the net proceeds of this offering and the sale of the private placement warrants and Co-Investment shares will be sufficient to allow us to complete our initial business combination, because we have not yet selected any prospective target business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the sale of the private placement warrants and Co-Investment shares prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, the obligation to redeem for cash a significant number of shares from shareholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing or to abandon the proposed business combination. We cannot assure you that such financing will be available on acceptable terms, if at all. The current economic environment has made it especially difficult for companies to obtain acquisition financing. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. If we are unable to complete our initial business combination, our public shareholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants will expire worthless. In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after our initial business combination.

Our sponsor controls a substantial interest in us and thus may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support.

Upon closing of this offering, our sponsor will own, on an as-converted basis, 20% of our issued and outstanding Class A ordinary shares (assuming it does not purchase any units in this offering). Accordingly, it may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support, including amendments to our amended and restated memorandum and articles of association. If our sponsor purchases any units in this offering or if our sponsor purchases any additional Class A ordinary shares in the aftermarket or in privately negotiated transactions, this would increase its control. Neither our sponsor nor, to our knowledge, any of our officers or directors, have any current intention to purchase additional securities, other than as disclosed in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our Class A ordinary shares. In addition, our board of directors, whose members were elected by our sponsor, is and will be divided into three classes, each of which will generally serve for a terms for three years with only one class of directors being elected in each year. We may not hold an annual meeting of shareholders to elect new directors prior to the completion of our initial business combination, in which case all of the current directors will continue in office until at least the completion of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our sponsor, because of its ownership position, will have considerable influence regarding the outcome. Accordingly, our sponsor will continue to exert control at least until the completion of our initial business combination.

Our sponsor contributed $25,000, or approximately $0.002 per founder share, and, accordingly, you will experience immediate and substantial dilution from the purchase of our Class A ordinary shares.

The difference between the public offering price per share (allocating all of the unit purchase price to the Class A ordinary share and none to the warrant included in the unit) and the pro forma net tangible book value per share of our Class A ordinary shares after this offering constitutes the dilution to you and the other investors in this offering. Our sponsor acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon closing of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other public shareholders will incur an immediate and substantial dilution of approximately 96.6% (or $9.66 per share, assuming no exercise of the underwriters’ over-allotment option), the difference between the pro forma net tangible book value per share of  $0.34 and the initial offering price of  $10.00 per unit. This dilution would increase to the extent that the anti-dilution provisions of the founder shares result in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the founder shares at the time of our initial business combination and would become exacerbated to the extent that public shareholders seek redemptions from the trust for their public shares. In addition, because of the anti-dilution protection in the founder shares, any equity or equity-linked securities issued in connection with our initial business combination would be disproportionately dilutive to our Class A ordinary shares.

We may amend the terms of the warrants in a manner that may be adverse to holders of public warrants with the approval by the holders of at least 50% of the then outstanding public warrants. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of shares of our Class A ordinary shares purchasable upon exercise of a warrant could be decreased, all without your approval.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least 50% of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least 50% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash, shorten the exercise period or decrease the number of Class A ordinary shares purchasable upon exercise of a warrant.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of  $0.01 per warrant, provided that the closing price of our Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to proper notice of such redemption provided that on the date we give notice of redemption. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you to (i) exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the private placement warrants will be redeemable by us so long as they are held by their initial purchasers or their permitted transferees.

Our warrants may have an adverse effect on the market price of our Class A ordinary shares and make it more difficult to effectuate our initial business combination.

We will be issuing warrants to purchase 16,666,667 of our Class A ordinary shares (or up to 19,166,667 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full) as part of the units offered by this prospectus and, simultaneously with the closing of this offering, we will be issuing in a private placement an aggregate of 8,000,000 private placement warrants (or 9,200,000 private placement warrants if the underwriters’ over-allotment option is exercised in full), each exercisable to purchase one Class A ordinary share at $11.50 per share. We may also issue warrants as part of units to the Co-Investors to the extent that any Co-Investment is subscribed for. In addition, if the sponsor makes any working capital loans, it may convert those loans into up to an additional 1,666,667 private placement warrants, at the price of $1.50 per warrant. To the extent we issue ordinary shares to effectuate a business transaction, the potential for the issuance of a substantial number of additional Class A ordinary shares upon exercise of these warrants could make us a less attractive acquisition vehicle to a target business. Such warrants, when exercised, will increase the number of issued and outstanding Class A ordinary shares and reduce the value of the Class A ordinary shares issued to complete the business transaction. Therefore, our warrants may make it more difficult to effectuate a business transaction or increase the cost of acquiring the target business.

Because each unit contains one-third of one warrant and only a whole warrant may be exercised, the units may be worth less than units of other blank check companies.

Each unit contains one-third of one warrant. Pursuant to the warrant agreement, no fractional warrants will be issued upon separation of the units, and only whole units will trade. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of Class A ordinary shares to be issued to the warrant holder. This is different from other offerings similar to ours whose units include one ordinary share and one warrant to purchase one whole share. We have established the components of the units in this way in order to reduce the dilutive effect of the warrants upon completion of a business combination since the warrants will be exercisable in the aggregate for half of the number of shares compared to units that each contain a whole warrant to purchase one share, thus making us, we believe, a more attractive merger partner for target businesses. Nevertheless, this unit structure may cause our units to be worth less than if it included a warrant to purchase one whole share.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the Class A ordinary shares and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	a review of debt to equity ratios in leveraged transactions;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of this offering; and

•	other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Shareholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Because we must furnish our shareholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or GAAP, or international financial reporting standards as issued by the International Accounting Standards Board, or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame.

We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our Class A ordinary shares held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate a business combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2019. Only in the event we are deemed to be a large accelerated filer or an accelerated filer will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target business with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

We are an exempted company incorporated under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or executive officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs will be governed by our amended and restated memorandum and articles of association, the Companies Law (as the same may be supplemented or amended from time to time) and the common law of the Cayman Islands. We will also be subject to the federal securities laws of the United States. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States.

We have been advised by our Cayman Islands legal counsel that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company.

Provisions in our amended and restated memorandum and articles of association may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Class A ordinary shares and could entrench management.

Our amended and restated memorandum and articles of association contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preference shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.

We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss.

Risks Associated with Acquiring and Operating a Business in Foreign Countries

If we pursue a target company with operations or opportunities outside of the United States for our initial business combination, we may face additional burdens in connection with investigating, agreeing to and completing such initial business combination, and if we effect such initial business combination, we would be subject to a variety of additional risks that may negatively impact our operations.

If we pursue a target a company with operations or opportunities outside of the United States for our initial business combination, we would be subject to risks associated with cross-border business combinations, including in connection with investigating, agreeing to and completing our initial business combination, conducting due diligence in a foreign jurisdiction, having such transaction approved by any local governments, regulators or agencies and changes in the purchase price based on fluctuations in foreign exchange rates.

If we effect our initial business combination with such a company, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:

•	costs and difficulties inherent in managing cross-border business operations;

•	rules and regulations regarding currency redemption;

•	complex corporate withholding taxes on individuals;

•	laws governing the manner in which future business combinations may be effected;

•	exchange listing and/or delisting requirements;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	local or regional economic policies and market conditions;

•	unexpected changes in regulatory requirements;

•	longer payment cycles;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	currency fluctuations and exchange controls;

•	rates of inflation;

•	challenges in collecting accounts receivable;

•	cultural and language differences;

•	employment regulations;

•	underdeveloped or unpredictable legal or regulatory systems;

•	corruption;

•	protection of intellectual property;

•	social unrest, crime, strikes, riots and civil disturbances;

•	regime changes and political upheaval;

•	terrorist attacks and wars; and

•	deterioration of political relations with the United States.

We may not be able to adequately address these additional risks. If we were unable to do so, we may be unable to complete such initial business combination, or, if we complete such combination, our operations might suffer, either of which may adversely impact our business, financial condition and results of operations.

If our management following our initial business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.

Following our initial business combination, our management may resign from their positions as officers or directors of the company and the management of the target business at the time of the business combination will remain in place. Management of the target business may not be familiar with United States securities laws. If new management is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

After our initial business combination, substantially all of our assets may be located in a foreign country and substantially all of our revenue will be derived from our operations in such country. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in the country in which we operate.

The economic, political and social conditions, as well as government policies, of the country in which our operations are located could affect our business. Economic growth could be uneven, both geographically and among various sectors of the economy and such growth may not be sustained in the future. If in the future such country’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate our initial business combination and if we effect our initial business combination, the ability of that target business to become profitable.

Exchange rate fluctuations and currency policies may cause a target business’ ability to succeed in the international markets to be diminished.

In the event we acquire a non-U.S. target, all revenues and income would likely be received in a foreign currency, and the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency. The value of the currencies in our target regions fluctuate and are affected by, among other things, changes in political and economic conditions. Any change in the relative value of such currency against our reporting currency may affect the attractiveness of any target business or, following consummation of our initial business combination, our financial condition and results of operations. Additionally, if a currency appreciates in value against the dollar prior to the consummation of our initial business combination, the cost of a target business as measured in dollars will increase, which may make it less likely that we are able to consummate such transaction.

We may reincorporate in another jurisdiction in connection with our initial business combination, and the laws of such jurisdiction may govern some or all of our future material agreements and we may not be able to enforce our legal rights.

In connection with our initial business combination, we may relocate the home jurisdiction of our business from the Cayman Islands to another jurisdiction. If we determine to do this, the laws of such jurisdiction may govern some or all of our future material agreements. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•	our ability to complete our initial business combination;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•	our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination;

•	the proceeds of the Co-Investment being available to us;

•	our potential ability to obtain additional financing to complete our initial business combination;

•	our pool of prospective target businesses;

•	the ability of our officers and directors to generate a number of potential investment opportunities;

•	our public securities’ potential liquidity and trading;

•	the lack of a market for our securities;

•	the use of proceeds not held in the trust account or available to us from interest income on the trust account balance;

•	the trust account not being subject to claims of third parties; or

•	our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We are offering 50,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering, together with the funds we will receive from the sale of the private placement warrants, will be used as set forth in the following table.

	Without Over-Allotment Option	Over-Allotment Option Exercised
Gross proceeds
Gross proceeds from units offered to public(1)	$500,000,000	$575,000,000
Gross proceeds from private placement warrants offered in the private placement	12,000,000	13,800,000

Total gross proceeds	$512,000,000	$588,800,000

Offering expenses(2)
Underwriting commissions (2.0% of gross proceeds from units offered to public, excluding deferred portion)(3)	$10,000,000	$11,500,000
Legal fees and expenses
Printing and engraving expenses
Accounting fees and expenses
SEC/FINRA Expenses	158,000	158,000
Travel and road show
NYSE listing and filing fees
Director & Officer liability insurance premiums
Miscellaneous

Total offering expenses	$11,000,000	$12,500,000

Proceeds after offering expenses	$501,000,000	$576,300,000

Held in trust account(3)	$500,000,000	$575,000,000
% of public offering size	100%	100%
Not held in trust account	$1,000,000	$1,300,000

The following table shows the use of the $1,000,000 of net proceeds not held in the trust account.(4)(5)

	Amount		% of Total
Legal, accounting, due diligence, travel, and other expenses in connection with any business combination(6)	$			%
Legal and accounting fees related to regulatory reporting obligations				%
COAC services, consulting and miscellaneous expenses incurred during search for initial business combination target				%
NYSE fees				%
Working capital to cover miscellaneous expenses				%

Total		$1,000,000	100.0%

(1)	Includes amounts payable to public shareholders who properly redeem their shares in connection with our successful completion of our initial business combination.
(2)

In addition, a portion of the offering expenses have been paid from the proceeds of loans from our sponsor of up to $300,000 as described in this prospectus. These loans will be repaid upon completion of this offering out of the $1,000,000 of offering proceeds that has been allocated for the payment of offering expenses other than underwriting commissions. In the event that offering expenses are less than set forth in this table, any such amounts will be used for post-closing working capital expenses.
(3)	The underwriters have agreed to defer underwriting commissions of 3.5% of the gross proceeds of this offering. Upon and concurrently with the completion of our initial business combination, $17,500,000, which constitutes the underwriters’ deferred commissions (or $20,150,000 if the underwriters’ over-allotment option is exercised in full) will be paid to the underwriters from the funds held in the trust account. See “Underwriting.” The remaining funds, less amounts released to the trustee to pay redeeming shareholders, will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.
(4)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of such business combination. In the event we identify a business combination target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses. The amount in the table above does not include interest available to us from the trust account. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Assuming an interest rate of 0.5% per year, we estimate the interest earned on the trust account will be approximately $2.5 million per year; however, we can provide no assurances regarding this amount.
(5)	Assumes no exercise of the underwriters’ over-allotment option.
(6)	Includes estimated amounts that may also be used in connection with our initial business combination to fund a “no shop” provision and commitment fees for financing.

Of the $512.0 million in proceeds we receive from this offering and the sale of the private placement warrants described in this prospectus, or $588.8 million if the underwriters’ over-allotment option is exercised in full, $500.0 million ($10.00 per unit), or $575.0 million if the underwriters’ over-allotment option is exercised in full ($10.00 per unit), will be deposited into a trust account with Continental Stock Transfer & Trust Company acting as trustee, and $12.0 million, or up to $13.8 million if the underwriters’ over-allotment option is exercised in full, will be used to pay expenses in connection with the closing of this offering and for working capital following this offering. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. We will not be permitted to withdraw any of the principal or interest held in the trust account, except for the withdrawal of interest income (if any) to pay our income taxes, if any, until the earliest of  (i) the completion of our initial business combination, (ii) the redemption of our public shares if we are unable to consummate an initial business combination within 24 months from the closing of this offering, subject to applicable law, or (iii) the redemption of our public shares properly submitted in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 24 months from the closing of this offering. Based on current interest rates, we expect that interest income earned on the trust account (if any) will be sufficient to pay income taxes.

The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital. There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination.

We believe that amounts not held in trust, together with funds available to us from loans from our sponsor, will be sufficient to pay the costs and expenses to which such proceeds are allocated. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. If we are required to seek additional capital, we could seek such additional capital through loans or additional investments from our sponsor, members of our management team or any of their affiliates, but such persons are not under any obligation to advance funds to, or invest in, us.

Prior to the closing of this offering, our sponsor has agreed to loan us up to $300,000 to be used for a portion of the expenses of this offering. These loans are non-interest bearing, unsecured and are due at the earlier of March 30, 2018 or the closing of this offering. The loans will be repaid upon the closing of this offering out of the $1,000,000 of offering proceeds that has been allocated to the payment of offering expenses.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $2,500,000 of such loans may be convertible into warrants of the post business combination entity at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. Except as set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

DIVIDEND POLICY

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time. If we increase the size of this offering, we will effect a share capitalization or other appropriate mechanism immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares, on an as-converted basis, at 20% of our issued and outstanding Class A ordinary shares upon the consummation of this offering. Further, if we incur any indebtedness in connection with a business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per Class A ordinary share, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus or the private placement warrants, and the pro forma net tangible book value per share of our Class A ordinary shares after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the private placement warrants, which would cause the actual dilution to the public shareholders to be higher, particularly where a cashless exercise is utilized. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of Class A ordinary shares which may be redeemed for cash), by the number of outstanding Class A ordinary shares.

At November 10, 2017, our net tangible book deficit was $741,750, or approximately $0.05 per ordinary share. After giving effect to the sale of 50,000,000 Class A ordinary shares included in the units we are offering by this prospectus (or 50,750,000 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full), the sale of the private placement warrants and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at November 10, 2017 would have been $5,000,003 or $0.34 per share (or $5,000,003 or $0.30 per share if the underwriters’ over-allotment option is exercised in full), representing an immediate increase in net tangible book value (as decreased by the value of 47,852,107 Class A ordinary shares that may be redeemed for cash, or 55,119,607 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full) of $0.39 per share (or $0.35 if the underwriters’ over-allotment option is exercised in full) to our sponsor as of the date of this prospectus and an immediate dilution to public shareholders from this offering of  $10.00 per share. Total dilution to public shareholders from this offering will be $9.66 per share (or $9.70 if the underwriters’ over-allotment option is exercised in full).

The following table illustrates the dilution to the public shareholders on a per-share basis, assuming no value is attributed to the warrants included in the units or the private placement warrants:

	No exercise of over-allotment option		Exercise of over-allotment option in full
Public offering price		$10.00		$10.00
Net tangible book deficit before this offering	(0.05)		(0.05)
Increase attributable to public shareholders	0.39		0.35

Pro forma net tangible book value after this offering and the sale of the private placement warrants		0.34		0.30

Dilution to public shareholders		$9.66		$9.70

Percentage of dilution to public shareholders		96.6%		97.0%

For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriters’ over-allotment option) by $478,521,070 because holders of up to approximately 95.7% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two days prior to the commencement of our tender offer or shareholders meeting, including interest and net of taxes payable), divided by the number of Class A ordinary shares sold in this offering.

The following table sets forth information with respect to our sponsor and the public shareholders:

	Shares Purchased		Total Consideration		Average Price per Share
	Number	Percentage	Amount	Percentage
Class B Ordinary Shares(1)	12,500,000	20.00%	$25,000	0.01%	$0.002
Public Shareholders	50,000,000	80.00%	500,000,000	99.99%	$10.00

	62,500,000	100.0%	$500,025,000	100.0%

(1)	Assumes no exercise of the underwriters’ over-allotment option and the corresponding forfeiture of 1,875,000 Class B ordinary shares held by our sponsor.

The pro forma net tangible book value per share after the offering (assuming that the underwriters do not exercise their over-allotment option) is calculated as follows:

	No exercise of over-allotment option	Exercise of over-allotment option in full
Numerator
Net tangible book deficit before this offering	$(741,750)	$(741,750)
Net proceeds from this offering and sale of the private placement warrants(1)	501,000,000	576,300,000
Plus: Offering costs paid in advance, excluded from tangible book value	762,823	762,823
Less: Deferred underwriting commissions	(17,500,000)	(20,125,000)
Less: Proceeds held in trust subject to redemption(2)	(478,521,070)	(551,196,070)

	$5,000,003	$5,000,003

Denominator:
Class B ordinary shares outstanding prior to this offering	14,375,000	14,375,000
Class B ordinary shares forfeited if over-allotment is not exercised	(1,875,000)	—
Shares of Class A ordinary shares included in the units offered	50,000,000	57,500,000
Less: Shares subject to redemption(2)	(47,852,107)	(55,119,607)

	14,647,893	16,755,393

(1)	Expenses applied against gross proceeds include offering expenses of $1,000,000 and underwriting commissions of $10,000,000 (excluding deferred underwriting fees). See “Use of Proceeds.”
(2)	If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, executive officers, advisors or their affiliates may purchase shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. In the event of any such purchases of our shares prior to the completion of our initial business combination, the number of Class A ordinary shares subject to redemption will be reduced by the amount of any such purchases, increasing the pro forma net tangible book value per share. See “Proposed Business—Effecting Our Initial Business Combination—Permitted Purchases of Our Securities.”

The issuance of Class A ordinary shares included as part of units to the Co-Investors may cause dilution to our public shareholders. For example, upon consummation of this offering, assuming no exercise by the underwriters of their over-allotment option, 50 million Class A ordinary shares will be held by public shareholders and 12.5 million Class B ordinary shares will be held by our sponsor. If no anti-dilution adjustment is made, such Class B ordinary shares will convert on a one-for-one basis into shares of Class A ordinary shares upon the consummation of our initial business combination.

The following table shows the exercise of the Co-Investment for three hypothetical amounts, the number of additional Class A ordinary shares to be issued to our sponsor based on the anti-dilution adjustment feature of the

Class B ordinary shares (which shares will be transferred to the Co-Investors) and the Co-Investors’ effective purchase price (assuming no value is attributed to the private placement warrants or the warrants included in the units in this offering or the units issued to the Co-Investors):

	Size of Co-Investment
	$100 million	$250 million	$500 million
Class A ordinary shares to be issued to Co-Investors	10,000,000	25,000,000	50,000,000
Additional Class A ordinary shares to be issued to the sponsor based on anti-dilution adjustment and to be transferred to Co-Investors	2,500,000	6,250,000	12,500,000

Total	12,500,000	31,250,000	62,500,000

Effective cash contribution per Class A ordinary share	$8.00	$8.00	$8.00

Any Class A ordinary units subscribed for pursuant to the Co-Investment agreement will be issued in connection with the consummation of our initial business combination. The per share dilution to public shareholders that will result from any such issuances will depend on a number of factors that will not be known until prior to our initial business combination, including the number of Class A ordinary shares redeemed by our public shareholders and the number of other equity securities that may be issued to third-parties or exchanged for equity of the target. We will disclose the per-share dilution, if any, that our public shareholders will experience as a result of the transactions to be undertaken in connection with our initial business combination in definitive proxy materials provided to our public shareholders.

CAPITALIZATION

The following table sets forth our capitalization at November 10, 2017, and as adjusted to give effect to the filing of our amended and restated memorandum and articles of association, the sale of our units in this offering and the private placement warrants and the application of the estimated net proceeds derived from the sale of such securities:

	November 10, 2017
	Actual	As Adjusted(1)
Note Payable—related party(2)	$—	$—
Deferred underwriting discounts and commissions	—	17,500,000

Class A ordinary shares, $0.0001 par value, subject to possible redemption; no shares subject to possible redemption issued and outstanding (actual); and 47,852,107 shares subject to possible redemption issued and outstanding (as adjusted)	—	478,521,070

Shareholders’ equity:
Class B ordinary shares, $0.0001 par value, 50,000,000 shares authorized (actual and as adjusted); 14,375,000 issued and outstanding (actual); 12,500,000 issued and outstanding (as adjusted)(1)	1,438	1,250
Preference shares, $0.0001 par value, 1,000,000 shares authorized (actual and as adjusted); none issued or outstanding (actual and as adjusted)	—	—
Class A ordinary shares, $0.0001 par value, 400,000,000 shares authorized (actual and as adjusted); no shares issued and outstanding (actual); and 50,000,000 shares issued and 2,147,893 shares outstanding (excluding 47,852,107 shares subject to redemption) (as adjusted)(3)	—	215
Additional paid-in capital	23,562	5,002,465
Accumulated deficit	(3,927)	(3,927)

Total shareholders’ equity	$21,073	$5,000,003

Total capitalization	$21,073	$501,021,073

(1)	Assumes no exercise of the underwriters’ over-allotment option and the corresponding forfeiture of 1,875,000 Class B ordinary shares held by our sponsor.
(2)	Our sponsor may loan us up to $300,000 under an unsecured promissory note to be used for a portion of the expenses of this offering. As of November 10, 2017, we had borrowed $0 under the promissory note with our sponsor.
(3)	Upon the completion of our initial business combination, we will provide our public shareholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest (net of taxes payable), divided by the number of then outstanding public shares, subject to the limitations described herein whereby redemptions cannot cause our net tangible assets to be less than $5,000,001 and any limitations (including, but not limited to, cash requirements) created by the terms of the proposed business combination.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a blank check company incorporated on October 12, 2017 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private placement warrants, our shares, debt or a combination of cash, equity and debt.

The issuance of additional shares in a business combination, including the issuance of the Co-Investment units, if any:

•	may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the Class B ordinary shares resulted in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares;

•	may subordinate the rights of holders of Class A ordinary shares if preference shares are issued with rights senior to those afforded our Class A ordinary shares;

•	could cause a change in control if a substantial number of our Class A ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

•	may adversely affect prevailing market prices for our Class A ordinary shares and/or warrants.

Similarly, if we issue debt securities or otherwise incur significant debt, it could result in:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•	our inability to pay dividends on our Class A ordinary shares;

•	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our Class A ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, as of November 10, 2017, we had $0 in cash and deferred offering costs of approximately $753,000. Further, we expect to incur significant costs in the pursuit of our initial business combination. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied prior to the completion of this offering through receipt of a $25,000 capital contribution from our sponsor in exchange for the issuance of the founder shares to our sponsor and up to $300,000 in loans from our sponsor. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of $1.0 million, underwriting commissions of $10.0 million, or $11.5 million if the underwriters’ over-allotment option is exercised in full (excluding deferred underwriting commissions of $17.5 million, or $20.125 million if the underwriters’ over-allotment option is exercised in full), and (ii) the sale of the private placement warrants for a purchase price of $12.0 million (or $13.8 million if the underwriters’ over-allotment option is exercised in full) will be $501.0 million (or $576.0 million if the underwriters’ over-allotment option is exercised in full). $500.0 million (or $575.0 million if the underwriters’ over-allotment option is exercised in full) will be held in the trust account, which includes the deferred underwriting commissions described above. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. The remaining $1.0 million will not be held in the trust account. In the event that our offering expenses exceed our estimate of $1.0 million, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1.0 million, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (less taxes payable and deferred underwriting commissions) and the proceeds from the Co-Investment, if any, to complete our initial business combination. We may withdraw interest income (if any) to pay our income taxes, if any. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. We expect the interest income earned on the amount in the trust account (if any) will be sufficient to pay our income taxes. To the extent that our equity or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Prior to the completion of our initial business combination, we will have available to us the $1.0 million of proceeds held outside the trust account, as well as certain funds from loans from our sponsor. We will use these funds to primarily identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a business combination.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business prior to our initial business combination, other than funds available from loans from our sponsor. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $2,500,000 of such loans may be convertible into warrants of the post business combination entity at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

We expect our primary liquidity requirements during that period to include approximately $                 for legal, accounting, due diligence, travel and other expenses associated with structuring, negotiating and documenting successful business combinations; $                 for legal and accounting fees related to regulatory reporting requirements; $                 for COAC services, consulting and miscellaneous expenses incurred during the search for an initial business combination target; $                 for NYSE continued listing fees; and $                 for general working capital that will be used for miscellaneous expenses and reserves.

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

Moreover, we may need to obtain additional financing to complete our initial business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account and the proceeds from the Co-Investment, if any, or because we become obligated to redeem a significant number of our public shares upon completion of the business combination, in which case we may issue additional securities or incur debt in connection with such business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2019. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer would we be required to comply with the independent registered public accounting firm attestation requirement. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

Prior to the closing of this offering, we have not completed an assessment, nor have our auditors tested our systems, of our internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recording of expenses and liabilities in the period to which they relate;

•	evidence of internal review and approval of accounting transactions;

•	documentation of processes, assumptions and conclusions underlying significant estimates; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expenses in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the sale of the private placement warrants held in the trust account will be invested in U.S. government treasury obligations with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of November 10, 2017, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have not conducted any operations to date.

JOBS Act

The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis) and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our initial public offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS

Introduction

We are a blank check company newly incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not identified any potential business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any potential business combination target. While the potential business combinations that we intend to seek may provide an opportunity for our Co-Investors to participate pursuant to the terms of the Co-Investment agreement, we may also elect to pursue a transaction in which there is no co-investment. Moreover, we may pursue an acquisition opportunity in any business industry or sector.

Our company was founded by Cerberus Capital Management, L.P., an affiliate of our sponsor (“CCM,” and together with its affiliated management and general partner entities, operations companies, loan servicing companies and other affiliates, collectively, “Cerberus”); Steven F. Mayer; and certain other senior executives of CCM (our “Founders”). Our company is led by our Chairman and Chief Executive Officer, Mr. Mayer, a Senior Managing Director of CCM who has served as Co-Head of Global Private Equity of Cerberus. We believe that we derive significant benefit from our relationship with Cerberus and our Founders.

Headquartered in New York, Cerberus is one of the largest and most experienced alternative investment firms in the world, with 12 offices throughout the U.S., Europe and Asia. Since the firm’s founding in 1992, Cerberus has pursued special and distressed investment opportunities across various investment strategies, including private equity, global credit (including mortgage securities and assets, non-performing loans, corporate credit and distressed debt and direct lending), and real estate and real estate related debt (including non-performing loans). As of September 30, 2017, Cerberus had over $33.4 billion of assets under management. Although CCM is one of our Founders and our sponsor is therefore affiliated with Cerberus generally, Cerberus will continue to invest its existing managed funds and accounts in private equity and other investment strategies and will raise additional funds and/or successor funds in the future to similarly invest. See “—Other Considerations” below.

Cerberus has established a proprietary operations team, named Cerberus Operations and Advisory Company, LLC (“COAC”), which is comprised of more than 100 experienced business executives from multiple industries and disciplines, most of whom are employed by COAC on a full-time basis. Cerberus draws upon these operational resources to create attractive investment opportunities and to plan and implement strategic and operational initiatives designed to drive significant value creation in Cerberus portfolio companies. As a result of our affiliation with Cerberus, we expect to utilize the services of COAC in connection with identifying and pursuing our initial business combination and with helping to create and implement a strategic and operation plan for the company with which we initially combine. See “—COAC” below.

Pursuant to its operational private equity strategy, since 1995 Cerberus has acquired controlling or substantial minority interests in over 95 portfolio companies and completed multiple add-on acquisitions with several of those portfolio companies. Cerberus’ private equity group has invested across a wide variety of industry sectors, including manufacturing, industrial and automotive, healthcare, energy and natural resources, government services, financial services, consumer and retail, transportation, travel and leisure, building products, technology, business services, media, telecommunications, entertainment and real estate. Cerberus’ private equity strategy has generally been to focus on opportunities in which the firm’s operational resources, experience, expertise and philosophy differentiate it and provide it with a competitive advantage.

Our board of directors includes Steven F. Mayer and Frank W. Bruno, both of whom are also currently employed by CCM, and Chan W. Galbato, who is currently employed by COAC. Collectively, Messrs. Mayer, Galbato and Bruno have worked at Cerberus for over 41 years.

Our objective is to generate attractive risk-adjusted returns for our shareholders by effecting a business combination, and thereafter driving operational and other improvements at the business combination target as more fully described herein. Our efforts to identify a prospective target business may include targets in which our Co-Investors will wish to invest, and will not be limited to a particular industry or geographic region and may include companies that are undergoing some form of transition (including as a result of a restructuring, a change in their business model, the prospect of disruption due to technological developments or other innovations, a change in customer behavior, or a change in their industry’s basis of competition), or a material acquisition, divestiture, recapitalization or other transformative event. Further, while we intend to seek potential business combinations that provide an opportunity for our Co-Investors to participate pursuant to the terms of the Co-Investment agreement, we may elect to pursue a transaction that is not eligible for any Cerberus fund, in which case there may not be an investment by any Co-Investor or other person. However, in all events, we expect to capitalize on our affiliation with Cerberus and the combined business experience of our Founders and the other members of our board of directors to identify, acquire and operate a business that can benefit from their relationships, expertise, and experience. We believe Cerberus’ and our Founders’ and directors’ distinctive and complementary backgrounds can have a transformative impact on a target business. Although we may pursue investments in any industry, we intend to focus on businesses and companies that we believe are prepared to be transitioned to, and operated under, public ownership, and in which growth-oriented, revenue-driven and other operational improvements are likely to be a significant factor in the creation of value for shareholders. These improvements may involve measures designed to, among other things, enhance efficiency, productivity or competitiveness, accelerate growth, improve cash flow, or reposition the business strategically. We may target businesses that are part of a parent group but are non-core or underperforming, that are privately owned, and/or that are in transition, are facing structural challenges, or are in cyclical industries. We will utilize the resources of Cerberus and our Founders to deploy a proactive, thematic sourcing strategy and focus our efforts on companies where we believe the combination of our Founders’ investment and operating experience (together with the experience and expertise of Cerberus and COAC), deal-making track record, professional relationships and capital markets expertise can be catalysts to enhance the potential and value of a target business.

Our Founders

Our sponsor and the company were founded by CCM, Steven F. Mayer, and certain other senior executives of CCM. Cerberus is a global investment advisory firm that, among other things, provides investment advisory services to and manages private funds and accounts. Our board of directors is led by Steven F. Mayer, and also includes Frank W. Bruno, Chan W. Galbato and Timothy M. Donahue. The careers of Messrs. Mayer, Galbato, Bruno and Donahue have each focused on identifying and implementing value creation initiatives across multiple industries. They have collectively helped create significant equity value throughout their business careers by using management strategies based on strategic and operational planning and execution.

Cerberus is one of the largest and most experienced investment firms in the world. With its staff of over 165 high caliber investment professionals (as of December 1, 2017), Cerberus has expertise in a broad range of disciplines relevant to successful investing (including private equity, global credit and real estate). Moreover, Cerberus augments its investment professionals with additional senior professionals who have strong experience in other areas including legal, regulatory, risk and government affairs and who provide invaluable service to Cerberus with respect to their network of relationships and understanding of political, social and cultural nuances regarding various investment opportunities. The depth of the Cerberus team strongly positions it to address a substantial volume of investment opportunities worldwide. Over time, Cerberus has developed an extensive sourcing network based on its wide-ranging experience and strong reputation as a major participant in the investment marketplace and we expect that we will benefit from such network, experience and reputation in connection with sourcing and implementing our initial business combination (including through the receipt of access to information about various investment opportunities, including sizable business combinations). Cerberus has been successful investing across a broad range of industries, including manufacturing, industrial and automotive, healthcare, energy and natural resources, government services, financial services, consumer and retail, transportation, travel and leisure, building products, technology and business services, media, telecommunications, entertainment and real estate.

Our Chairman and Chief Executive Officer is Steven F. Mayer, 58, whose 26 years of special situation and private equity investment experience includes substantial experience in pursuing the management strategies outlined above. Mr. Mayer is one of our Founders and has served as Co-Head of Global Private Equity of Cerberus. In addition to being our Chairman and Chief Executive Officer, Mr. Mayer is a Senior Managing Director of CCM and, from 2009 until co-founding our company, served as chairman (and remains as a member) of its Private Equity Investment Committee. As the Co-Head of Cerberus’ global Private Equity group and chairman of its Private Equity Investment Committee, Mr. Mayer has overseen complex acquisitions and divestitures of controlling and substantial minority equity interests in companies engaged in retail, consumer products, media, technology, telecommunications, healthcare, manufacturing, distribution, business services, and other industries, primarily in the United States and Europe. Following completion of these acquisitions, Mr. Mayer has been heavily involved in the formulation, implementation, and ongoing direction of the acquired companies’ respective strategies and operational initiatives.

Prior to joining Cerberus in 2002, Mr. Mayer was an executive managing director of each of Gores Technology Group and Libra Capital Partners, L.P. He was also a managing director and co-head of the Corporate Finance division of U.S. Bancorp Libra. Prior to joining Libra, Mr. Mayer was a managing director of Aries Capital Group, LLC, a private equity investment firm that he co-founded, and was a principal with Apollo Advisors, L.P. and Lion Advisors, L.P. Prior to that time, Mr. Mayer was an attorney with Sullivan & Cromwell specializing in mergers, acquisitions, divestitures, leveraged buyouts and corporate finance.

Mr. Mayer is a member of the boards of directors (or equivalent governance bodies) of Avon Products, Inc. (NYSE:AVP) and New Avon LLC (both of which are direct sellers of beauty, fashion and home products); Grifols S.A. (NASDAQ:GRFS) (a leading global producer of plasma-derived therapeutic and diagnostic products); and Staples Solutions B.V. (the largest supplier of office products and services to businesses and consumers in Europe). Since joining Cerberus in 2002, Mr. Mayer also served as a member of the boards of directors of BlueLinx Holdings Inc. (NYSE:BXC) (the nation’s leading independent distributor of building materials); Acterna, Inc. (test and measurement solutions for optical transport, access, and cable networks); DecisionOne Corporation (IT hardware maintenance); Innkeepers USA LLC (hotels); LNR Property Holdings Ltd. (commercial real estate); Solocal Group (local advertising in France); Spyglass Entertainment Holdings, LLC (film production); Starrus Holdings Limited (waste management); Talecris Biotherapeutics Holdings, Inc. (biologics); TransCentra, Inc. (billing and remittance services); Velocita Wireless Holding Corp. (telecommunications); YP Holdings LLC (“YP”) (marketing solutions); and various affiliates of the foregoing companies.

Mr. Mayer received his AB, cum laude, from the Woodrow Wilson School of Public and International Affairs at Princeton University and his JD, magna cum laude, from Harvard Law School.

Our Board of Directors and Management

Our board of directors currently consists of              members, of whom three members (Messrs. Mayer, Galbato and Bruno) are affiliated with Cerberus. The independent members of our board of directors are widely respected business leaders who have held executive positions across a variety of industries.

Our Vice Chairman is Chan W. Galbato, 54. Mr. Galbato, who joined Cerberus in 2009, is currently the Chief Executive Officer and a member of the management board of COAC. He is a member of CCM’s Operating/Management Advisory, Private Equity Investment and Environmental, Social & Governance committees, and he serves as Chairman of COAC’s Competitiveness Council.

As Chief Executive Officer of COAC, Mr. Galbato is responsible for managing COAC’s activities, including recruiting operating executives to join COAC, allocating operating resources, overseeing due diligence and planning concerning potential investments, and planning and implementing strategic and operational initiatives of Cerberus portfolio companies.

Mr. Galbato also serves as Chairman of the board of Directors of Avon Products, Inc., and as a Director of DynCorp International (defense and governmental services); New Avon, LLC; Staples Solutions B.V.; Steward Healthcare LLC (operator of hospitals and related medical facilities and services); Blue Bird Corporation (NASDAQ:BLBD) (manufacturer of school buses and related products); and FirstKey Homes LLC (a real estate finance and investment services business). He is the former Chairman of the board of Directors of Blue Bird Holdings, Inc.; North American Bus Industries, Inc. (a leading manufacturer of heavy duty transport buses); Guilford Mills, Inc. (automobile parts manufacturing); and YP; and a former Director of Tower International, Inc. (NYSE:TOWR) (automobile parts manufacturing); The Traxis Group B.V. (specialty finance for the bus industry); and NewPage Corporation (a manufacturer of paper products). He also served as the Lead Director of Brady Corporation (NYSE:BRC) (diversified manufacturing).

Prior to joining COAC, Mr. Galbato was President and Chief Executive Officer of the Controls Group of businesses for Invensys plc (engineering and information technology); President of Services and Commercial Distribution businesses for The Home Depot (home improvement supplies retailer); President and Chief Executive Officer of Armstrong Flooring (flooring manufacturer); and President and Chief Executive Officer of Coregis, a G.E. Capital company (insurance). Prior to that, he spent over a decade with the General Electric Company, holding operating and finance leadership positions within various industrial divisions (including Medical Systems, Transportation Systems, Aircraft Engines, and Appliances). Before beginning his business career, he played professional baseball with the Montreal Expos in their minor league system.

Mr. Galbato received his BA in Economics from State University of New York and his MBA from the University of Chicago.

Frank W. Bruno, 52, is employed by CCM and is a member of our board of directors. With over 21 years of investment experience at CCM, Mr. Bruno has deep and proven experience in pursuing the management strategies outlined above. Mr. Bruno joined Cerberus in 1998 and has served as President of Cerberus Global Investments, LLC since 2002, and Senior Managing Director of Cerberus European Investments, LLC since 2003. Since 2002, Mr. Bruno has served as a member of CCM’s Private Equity Investment Committee, and he also serves as a member of Cerberus’ Operating/Management Advisory committee, Real Estate committee, Valuation committee, and Europe Distressed Debt Investment Committee. As President of Cerberus Global Investments, LLC, Mr. Bruno is responsible for managing the European, Asian, and Latin American businesses for Cerberus, as well as its global activities in the financial services sector, and has overseen complex acquisitions, divestitures and other transactions involving companies and engaged in financial services, real estate, and a variety of other industries, worldwide. In addition, Mr. Bruno has served as the Managing Director of MP Finance B.V. since December 2005, and he previously was a Managing Director of Cerberus Japan, K.K. in 1998 and its President in 1999. At Cerberus Japan, Mr. Bruno focused on analyzing corporate and industrial credits.

Prior to joining Cerberus, Mr. Bruno was a Vice President at Merrill Lynch Distressed Products Group New York and Tokyo from 1996 to 1998. From 1990 to 1994, he was a Vice President at Weber Management Consultants. Prior to that, in 1989 he was an Associate in International Business Development with Tiffany & Co, and in 1988 he was an Assistant Foreign Exchange Trader at the Bank of Tokyo, Ltd. in New York.

Mr. Bruno is a member of the board of managers at CGI Holding LLC, a former business unit of Chrysler Financial LLC (automotive financing). Previously, he served as a member of the board of managers (or their equivalents) at GMAC LLC (banking and automotive financing), Aozora Bank, Ltd (Japanese commercial bank), and Green Tree Servicing, LLC (home loan servicing).

Mr. Bruno received his BA from Cornell University, is a graduate of the Japanese Government JET program in Mie Prefecture, Japan. He received his MBA from the Wharton School, University of Pennsylvania.

Mr. Timothy M. Donahue, 68, serves on our board of directors. Mr. Donahue served as the Chief Executive Officer of Nextel Communications Inc., a nationwide wireless telecommunications company, from August 1999 until 2005, when Nextel was merged with Sprint Corporation to form Sprint Nextel Corporation. Thereafter, and until 2006, Mr. Donahue was the Executive Chairman of Sprint Nextel and the Chairman of the Sprint Nextel Corporation. From 1996 until his appointment as Chief Executive Officer, Mr. Donahue served as the President and Chief Operating Officer of Nextel. For 1996, the year in which Mr. Donahue joined Nextel, the company reported revenues of $333 million and negative earnings before interest, taxes, depreciation and amortization of ($245) million. Under his leadership as Chief Operating Officer and Chief Executive Officer, revenues increased to a reported $13.4 billion in 2004, Nextel’s last full year prior to its merger with Sprint. Earnings before interest, taxes, depreciation and amortization as reported by Nextel were $5.1 billion in 2004. Over that same period, the equity market capitalization of the company increased from under $2 billion, when Mr. Donahue joined Nextel, to approximately $38 billion, when it was merged with Sprint.

Mr. Donahue started his telecommunications career with McCaw Cellular in 1986, as president of its paging division. Mr. Donahue held several additional positions at McCaw Cellular between 1988 and 1996, when the company was acquired by AT&T Wireless Services including President of the Central region, President of the National Accounts Division and President of the Northeast region.

Mr. Donahue is currently a member of the board of directors of NVR Inc. (national homebuilder) (NYSE:NVR). He has held this position since 2006. He is a former director of ADT Corporation (home security) (formerly NASDAQ:ADT); Covidien plc (medical devices) (NYSE:COV); Eastman Kodak Company (imaging) (NYSE:KODK); Nextel Partners Inc. (telecommunications); and Tyco International Ltd. (diversified) (formerly NYSE:TYC). He also served on the board of John Carroll University and is the former chairman of the Cellular Telecommunications & Internet Association (CTIA). In 2004, Institutional Investor Magazine honored him as the best chief executive officer in the telecommunications services and wireless sector based on ratings by investors and brokerage firm analysts.

Mr. Donahue received his BA in English Literature from John Carroll University.

Our management team also includes Mr. Mark W. Smith, 55, our Chief Financial Officer. He previously served as Executive Vice President and Chief Financial Officer of YP, which he joined at the time of its formation in 2012. In that capacity, Mr. Smith led the finance, legal and audit functions. Mr. Smith also led efforts associated with YP’s June 2017 sale by funds managed by Cerberus and AT&T to Dex Media Inc. Prior to joining YP, Mr. Smith was the Executive Vice President and Chief Financial Officer of SFN Group, Inc. (“SFN”), a staffing and recruiting company previously listed on the NYSE (formerly NYSE:SFN) prior to its sale to Randstad Holding NV (“Randstad”). In addition to overseeing the finance, information technology, audit and legal functions, he led the implementation of SFN’s enterprise resource planning system, one of the most far-reaching operating initiatives ever undertaken at the company. He also played a critical role in SFN’s sale to, and integration with, Randstad. Prior to his 15-year tenure at SFN, Mr. Smith held numerous roles of increased responsibility at Ryder System, Inc.

Mr. Smith received his BA in accounting from Hillsdale College and is a licensed Florida CPA.

COAC

Cerberus Operations & Advisory Company, LLC (together with other similarly situated, affiliated entities, “COAC”), a proprietary operations company affiliated with CCM, consists of a team of over 100 experienced business executives (most of them full-time employees) who are involved in due diligence, strategic and operational planning, implementation of operational initiatives, transition support, project management, and similar activities in connection with potential investments in, or existing, Cerberus portfolio companies. Periodically, members of COAC also take temporary or indefinite positions on the management teams of Cerberus portfolio companies, particularly in cases, such as corporate divestitures, where the management team is not fully complete upon consummation of an acquisition. We believe that few, if any, other private equity firms maintain a staff of operating and execution resources of comparable size and differentiated and extensive experience.

The business executives comprising COAC can be grouped into three general categories:

•	Former chief executive officers, chief operating officers, chief financial officers, or other senior leaders of large companies or of large business units of companies.

•	Functional experts with significant operating experience managing specific business functions, such as strategy, commercial effectiveness (including new product development, branding, pricing, sales, marketing and communications), technology, human resources, supply chain, treasury, financial planning and analysis, risk management, or legal (including regulatory affairs and environmental, social and governance).

•	Individuals with middle management, project management, or operational enhancement and turnaround experience, many of them trained in disciplines such as “Six Sigma” and other quality or efficiency/productivity techniques.

In addition to these executives, COAC maintains a Competitiveness Council consisting of well-regarded senior business executives who function in an advisory capacity. Mr. Donahue is a member of COAC’s Competitiveness Council.

COAC team members collectively have operating expertise in a wide range of industries on a global basis, including, automotive, retail, healthcare and pharmaceuticals, financial services, technology, consumer products, transportation, consulting and accounting services, aerospace and defense, telecommunications, media, travel and leisure, other business services, distribution, and manufacturing. In exchange for reasonable arms’ length consideration agreed between the company and COAC from time to time, COAC will assist our Founders and other members of our board of directors with identifying suitable acquisition candidates, conducting due diligence and operational planning, negotiating and executing our initial business combination and, thereafter, helping to plan and execute value enhancing operational plans and initiatives. We expect that members of COAC or the COAC Competitiveness Council may serve as board members of, advisors to, or, if needed, officers or employees of our company both before and after our initial business combination.

Pursuant to the terms of a services agreement, our company shall reimburse COAC for its allocated cost of providing certain services as described below. To the extent that a team member of COAC is (i) primarily involved in due diligence for a proposed business combination or other investment or transaction, (ii) actively working at or with our company as an operating executive or consultant, (iii) providing material assistance to our management team or board of directors or (iv) providing material assistance to our company in connection with the surveillance and monitoring of one or more investments, the reasonable cost of such services performed by such person will be borne by our company in accordance with COAC’s then current policies with respect to the allocation and billing of time and expenses to Cerberus portfolio companies. To the extent that a COAC team member performs both services payable by Cerberus and services payable by our company, the cost of such services performed by such person will be allocated among Cerberus and our company in proportion to the percentage of time spent by such team member with respect to such services. The same approach will apply to the allocation of expenses incurred by COAC team members are subject to reimbursement under COAC’s policies. Our services agreement with COAC does not provide for reimbursement of Cerberus investment professionals.

Business Strategy

Our business strategy is to identify and complete our initial business combination with a company that complements the experience and expertise of Cerberus and our Founders and members of our board of directors and that can benefit from their (as well as COAC’s) strategic, operational and other expertise. We anticipate that any selected business combination target may present an opportunity for our Co-Investors to participate in the investment. As such, we will seek to identify and transact with sizable target companies that have enterprise values large enough to enable us, after taking into account the net proceeds of any debt financing obtained by us in connection with the consummation of our initial business combination, to fully utilize the net proceeds of this offering (taking into account any redemptions of our Class A ordinary shares in connection therewith) and the amount of any Co-Investment (any business combination with such a target company a “sizable business combination”). However, because the Co-Investment agreement gives CCM the right, but not the obligation, to make a Co-Investment, the amount that Cerberus may require to be invested by its currently existing and future investment funds, accounts, co-investment vehicles, special purpose vehicles, other managed entities and/or investors in such entities may be less than the maximum aggregate amount CCM has a right to cause to be invested pursuant to the Co-Investment agreement. In addition, if we identify a business combination that requires an equity contribution in excess of the net proceeds of this offering (after giving effect to any redemptions of our Class A ordinary shares by our public shareholders) and the maximum aggregate Co-Investment, then Cerberus investment funds, accounts, co-investment vehicles, special purpose vehicles, other managed entities and/or investors in such entities may invest some or all of such excess amount in securities we issue on terms to be determined at such time. There is no guarantee that we will be successful in identifying or consummating a sizable business combination or that any Co-Investor will elect to participate in our initial business combination (and in such event, without additional third party capital, we may be unable to effect a sizable business combination). Messrs. Mayer, Galbato and Bruno are members of the Cerberus Private Equity Investment Committee, approval of which will be required for any Co-Investment. See also “—Other Considerations” below.

We further anticipate that any selected business combination target will involve a greater than average degree of complexity and, after our initial business combination, will present multiple opportunities to drive value creation through operational and strategic change. While we envision our post-acquisition business strategy may include additional mergers and acquisitions, we expect that operational improvements will be central to the investment thesis and successful implementation thereof will be fundamental to achieving investment objectives. Our selection process will leverage Cerberus’, our sponsor’s and our management team’s unique industry experiences, proven deal sourcing capabilities and broad and deep network of relationships in numerous industries, including executives and management teams, private equity groups and other institutional investors, large business enterprises, lenders, investment bankers and other investment market participants, restructuring advisers, consultants, attorneys and accountants, which we believe should provide us with a number of business combination opportunities. We expect that the collective experience, capability and network of Cerberus, our Founders and directors and COAC, combined with their individual and collective reputations in the investment community, will help to create prospective business combination opportunities as well as to help drive business improvements post-business combination. In addition, we anticipate that target business candidates may be brought to our attention from various unaffiliated sources.

Additionally, we believe that recent trends in certain industries and sectors have created unique investment opportunities. We believe we are well-positioned to capitalize upon such opportunities due to Cerberus’ and our Founders’ experience as a value-focused, contrarian, operationally-oriented investors across multiple disciplines and market cycles and through complex transactions, including through the acquisition of underperforming businesses or non-core assets, subsidiaries and divisions. Cerberus has also successfully completed multiple transactions carving-out subsidiaries, business units, and divisions from larger companies. As such, we may focus on corporate carve-outs or other complex transactions involving multinational businesses as a potential source of business combinations.

Cerberus, our Founders and directors and COAC have extensive experience and demonstrated success as investors in, and operators of, businesses across a wide range of industries, including manufacturing, industrial and automotive, healthcare and pharmaceuticals, energy and natural resources, government services, financial services, consumer products and retail, distribution, transportation, travel and leisure, building products, technology and business services, media, telecommunications, entertainment, real estate and aerospace and defense. A number of these businesses conducted initial public offerings or were publicly traded at the time of Cerberus’ investment. In the last ten years, the following companies in which Cerberus made a private equity investment either conducted an initial public offering or were publicly traded at the time of investment:

•	Talecris Biotherapeutics, Inc. (biologics)

•	DigitalGlobe, Inc. (satellite imaging)

•	Tower International, Inc. (automobile parts manufacturing)

•	Blue Bird Corporation (bus manufacturing)

•	Ally Bank (financial institution)

•	Seibu Holdings Inc. (transportation, travel and leisure)

•	Avon Products, Inc. (direct seller of consumer products)

•	Keane Group, Inc. (oilfield services)

•	Bawag P.S.K. (financial institution)

To the extent we identify an attractive investment in any industry, we intend to apply the same disciplined due diligence, execution and value creation strategies to the investment as have been successfully applied by Cerberus. Cerberus and our Founders and members of our board of directors, and COAC, also have the proven ability to work collaboratively with a variety of management teams to drive investment returns through long-term, profitable business performance. Through such efforts, they have developed a unique and differentiated combination of capabilities which are effective in varying economic and financial market conditions, including:

•	a track record of enhancing companies’ competitiveness and proven ability to deliver shareholder value over an extended period of time;

•	a robust acquisition history, with Cerberus having completed over 95 private equity transactions since 1995, using established deal sourcing, structuring, operations and execution capabilities;

•	the experience to effectively deploy an array of value enhancing tools, including organization structuring, human capital management (including through development of aligned incentive compensation structures), retention and recruitment of outstanding executive leadership, and identification and implementation of clear and effective, value-adding business strategies and operational excellence initiatives;

•	the proven ability to efficiently identify, plan, implement, and manage operational transformation and improvement efforts, including significant efficiency and productivity enhancements, margin improvements, revenue acceleration, organizational and cultural change, and cash generation; and

•	extensive and demonstrated ability accessing the capital markets, including financing businesses and helping companies transition to, and operate under, public ownership.

We also expect to pursue attractive opportunities that have favorable industry and business characteristics in addition to or in lieu of opportunities for meaningful operational improvements. Key industry characteristics include compelling long-term profit growth potential, attractive competitive dynamics, and consolidation opportunities. Key business characteristics include high barriers to entry, significant streams of recurring revenue, attractive and steady margins, high incremental margins, strong customer relationships or perceived customer value, the ability to innovate to counter the threat of technological change, and the potential for attractive free cash flow characteristics.

Upon completion of this offering, Cerberus, our Founders and the other members of our board of directors will communicate with their network of relationships to articulate our acquisition themes, including the parameters of our search for a target company, and will begin the disciplined process of pursuing and reviewing promising leads.

Cerberus and our Founders have been involved with a large number of public and private companies in addition to those identified above, not all of which have achieved similar performance levels. Past performance is not a guarantee (i) that we will be able to identify a suitable candidate for our initial business combination or (ii) of success with respect to any business combination we may consummate. You should not rely on the historical record of Cerberus’ or our team’s performance as indicative of our future performance. Our sponsor is a limited liability company newly formed and controlled by CCM in anticipation of this offering and has conducted no prior business or activities, and has no assets, except as described herein. None of Cerberus, our sponsor, or our officers or directors has any past experience with forming blank check companies or special purpose acquisition companies. In addition, for a list of entities for which a conflict of interest may or does exist between our directors and/or executive officers and our company, please refer to the table and subsequent explanatory paragraph on page 131.

Acquisition Criteria

Consistent with our business strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter into our initial business combination with a target business that does not meet these criteria and guidelines. We intend to focus on acquisition candidates that we believe:

•	utilize Cerberus’ and our Founders’ and directors’ global network of contacts, which provides access to a robust and differentiated deal pipeline (including with respect to targets that provide an opportunity for a sizable business combination);

•	are potential market leaders with a defensible core business, secular trends that could support revenue growth, barriers to entry, sustainable margins, and established customer relationships or reputation;

•	are at an inflection point, are under-performing or under-managed, or otherwise exhibit the potential for meaningful operational improvement, and could benefit from the relationships, flexibility, capital, and financial and operational philosophy, resources, expertise and experience of Cerberus, COAC and our Founders;

•	have opportunities to grow organically, through accretive acquisitions, or both;

•	are engaged in activities consistent with our board of directors’ view of macro trends in the target company’s industry and view of a company that is prepared to be transitioned to, and operated under, public ownership;

•	exhibit unrecognized value or other characteristics, such as observable competitive advantages, desirable returns on capital, multiple pathways to operational improvement and growth and a need for capital to achieve the company’s growth strategy or business plan, that we believe have been misevaluated by the marketplace based on our company specific analysis and comprehensive due diligence review and investment process; and

•	are expected to generate attractive risk-adjusted returns for our shareholders.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our board of directors may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.

Initial Business Combination

Our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (net of amounts previously disbursed to management for working capital purposes and excluding the amount of deferred underwriting discounts held in trust) at the time of signing the agreement to enter into the initial business combination. If our board of directors is not able to independently determine the fair market value of the target business or businesses or we are considering an initial business combination with an affiliated entity, we will obtain an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent valuation or accounting firm with respect to the satisfaction of such criteria.

We believe our ability to identify and attract target companies, and to complete an initial business combination, will be enhanced by our and our sponsor’s affiliation with Cerberus (including COAC). In addition, we have entered into a Co-Investment agreement with CCM, a Founder and an affiliate of our sponsor, to provide for additional funding to complete a sizable business combination to the extent such business combination is an appropriate investment for the Co-Investors. Pursuant to the terms of the Co-Investment agreement, CCM may elect to have any currently existing and future investment funds, accounts, co-investment vehicles, special purpose vehicles and other entities managed by CCM or its affiliates (other than the sponsor) and/or investors in such funds, accounts, vehicles and other entities, subscribe for up to an aggregate of 50,000,000 units, with each unit consisting of one Class A ordinary share and one-third of one redeemable warrant to purchase one Class A ordinary share, for $10.00 per unit, or an aggregate maximum investment amount of $500,000,000 (the “Co-Investment”). CCM’s right to have Co-Investors participate in our initial business combination is not an obligation and is exercisable at CCM’s discretion, but will expire upon the mailing of definitive proxy materials related to our initial business combination. If this right is exercised, the Class A ordinary shares that are issued to the Co-Investors will be identical to the Class A ordinary shares included in the units being sold in this offering, except that the Co-Investment shares will be subject to transfer restrictions and certain registration and shareholder rights, as described herein. The warrants that would be issued to the Co-Investors if the Co-Investment right is exercised will be identical to the warrants issued to the investors in this offering and will become exercisable on the later of 30 days after the completion of our initial business combination and the date that is 12 months from the closing of this offering. If the Co-Investment is exercised in full, we will have a total of approximately $983,500,000 in cash ($1,056,175,000 if the underwriters’ overallotment option is exercised in full) if there are no redemptions of our Class A ordinary shares and after giving effect to the estimated expenses of this offering. However, there can be no assurance that CCM will exercise (on behalf of the Co-Investors) the foregoing right to purchase the maximum number of units, or exercise the right at all. In such event, we may decide to pursue any identified business combination target without any investment from Cerberus Co-Investors. We expect that factors to be considered by CCM in determining whether to exercise this right on behalf of any potential Co-Investor, and if so to what extent, will include whether the target investment is consistent with the investment mandate or objectives of the Co-Investor, the amount of capital then available to such Co-Investor, whether such Co-Investor considers the investment in the business combination to be consistent with its objectives of obtaining geographic or industry diversification in its portfolio of investments, and other business, legal, tax or other considerations. Any decision by CCM to exercise the Co-Investment right will require approval by the relevant CCM Investment Committee. Messrs. Mayer, Galbato and Bruno are members of the CCM Private Equity Investment Committee. The proceeds from the Co-Investment, to the extent subscribed for by the Co-Investors, may be used as part of the consideration to the sellers in our initial business combination, expenses and other liabilities in connection with our initial business combination (and/or other sought after business combinations) or for working capital in the post-transaction company. In addition, the Co-Investors may subscribe for additional Company securities in connection with our initial business combination, and in such event, the terms and conditions of such additional investment will be mutually agreed by us and the applicable Co-Investors.

Pursuant to the terms of our amended and restated memorandum and articles of association, the founder shares will automatically convert into Class A ordinary shares on the first business day following the consummation of our initial business combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of Class A ordinary shares issued and outstanding upon completion of this offering (not including any shares issued upon the exercise of warrants after the completion of this offering), plus (ii) the sum of (a) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial business combination (for such purposes, without regard for any vesting or other contingencies with respect to the exercise, exchange or conversion thereof), excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the initial business combination and any private placement warrants issued to our sponsor upon conversion of working capital loans, minus (b) the number of public shares redeemed by public shareholders in connection with our initial business combination (however in no event shall the Class B ordinary shares convert into Class A ordinary shares at a ratio that is less than one-for-one). Any conversion of founder shares described herein will take effect as a compulsory redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. If the Co-Investment right is exercised, the issuance of Co-Investment shares will result in an adjustment to the conversion ratio of our Class B ordinary shares per the calculation in the second immediately preceding sentence. Such adjustment would result in Class A ordinary shares being issued to our sponsor at a rate of greater than one Class A ordinary share per Class B ordinary share. Because CCM or its affiliates generally are already entitled to incentive fees from Co-Investors, the Co-Investors cannot be further diluted by our sponsor, an affiliate of CCM. Therefore, any additional Class A ordinary shares issued as a result of an anti-dilution adjustment in connection with Co-Investor participation in the initial business combination are expected to be transferred to the investing Co-Investors once issued, pro rata based on the participation of such Co-Investors in the Co-Investment. Any such transfer of Class A ordinary shares described in this prospectus will take effect as a contribution of Class A ordinary shares by the sponsor to our company and an issuance of Class A ordinary shares to the applicable Co-Investors as a matter of Cayman Islands law concurrently with the closing of our initial business combination.

Similarly, pursuant to the Co-Investment agreement, our sponsor will transfer a number of private placement warrants (and certain additional warrants received by the sponsor as repayment for up to $2,500,000 in loans made to us by our sponsor) to the Co-Investors such that the percentage of our issued and outstanding ordinary shares held by the Co-Investors will be maintained on a fully-diluted basis after giving effect to the exercise of all outstanding warrants. The number of warrants to be transferred will depend upon the extent to which the Co-Investment is subscribed for and the number of Class A ordinary shares redeemed by our public shareholders in connection with our initial business combination.

In addition, if any of our public shares are redeemed in connection with our initial business combination, such redemptions could result in our sponsor owning more than 20% of the then outstanding number of post-redemption ordinary shares. Pursuant to the terms of the Co-Investment agreement, to the extent our public shares are redeemed in accordance with the terms of our amended and restated memorandum and articles of association and the Company does not issue a number of Class A shares to third parties on an unpromoted basis equal to or in excess of the number of public shares so redeemed, then our sponsor will be obligated to transfer a number of Class B ordinary shares to the Co-Investors, if any, so that, after giving effect to such redemptions, issuances to third parties and transfers, our sponsor does not own Class B shares representing (on an as-converted basis) greater than 20% of the then outstanding ordinary shares (calculated prior to the Co-Investment). Any such transfer of Class B ordinary shares described in this prospectus will take effect as a contribution of Class B ordinary shares by the sponsor to our company and an issuance of Class A ordinary shares to the applicable Co-Investors as a matter of Cayman Islands law.

If a potential acquisition target that we are analyzing will also be eligible for a co-investment by the Co-Investors, any investment related expenses incurred before the business combination in connection with sourcing and evaluating such target (such as legal, due diligence and COAC services) will generally be paid by the Company and the Co-Investors eligible to participate in the Co-Investment, pro rata in accordance with each entity’s expected investment therein in accordance with Cerberus’s Expense Allocation Policy and Procedures. If the Co-Investment right is exercised, the Co-Investment agreement provides that, at the consummation of our initial business combination, we will reimburse the Co-Investors for all such expenses incurred by them to the extent necessary to ensure that such expenses are borne pro rata by all investors (including the Co-Investors) through their investment in the Company. Without such reimbursement, the Co-Investors would bear their share of such expenses directly, and also bear an additional pro rata share of such expenses paid by the Company due to their equity investment in the Company. If the Co-Investors do not exercise the Co-Investment right, the Company will not reimburse the Co-Investors for such expenses, as they will be properly allocated to between the Company and the Co-Investors.

Moreover, we may, at our option, pursue an acquisition opportunity jointly with one or more third parties who are not Co-Investors or affiliates of our company or of Cerberus. In lieu of or in addition to any Co-Investment, any such third parties may co-invest with us in the target business at the time of our initial business combination or thereafter, or we could raise additional proceeds to complete the acquisition by issuing to such parties additional debt or equity securities. The amount and other terms and conditions of any such third party co-investment or future issuance would be determined at the time thereof. We are not obligated to enter into any such co-investment or make any future issuance and we may determine not to do so. This is not an offer for any future issuance. As is the case with respect to any issuance in connection with a Co-Investment, pursuant to the anti-dilution provisions of our Class B ordinary shares, any such other third party co-investment or future issuance would also result in an adjustment to the conversion ratio such that our sponsor and its permitted transferees, if any, would retain their aggregate percentage ownership at 20% pursuant to the formula described above, unless our sponsor, as the holder of a majority of the outstanding Class B ordinary shares, agrees to waive such adjustment with respect to such co-investment or future issuance at the time thereof (including, without limitation, due to the following: (i) closing conditions which are a part of the initial business combination; (ii) during negotiations with Class A shareholders on structuring an initial business combination; (iii) during negotiations with parties providing financing that would trigger the anti-dilution provisions of the Class B ordinary shares; or (iv) as part of any Co-Investment). We cannot determine at this time whether a majority of the holders of our Class B ordinary shares at the time of any such third party co-investment or future issuance would agree to waive such adjustment to the conversion ratio. If the adjustment is not waived, such co-investment and/or future issuance would not reduce the percentage ownership of holders of our Class B ordinary shares, but would reduce the percentage ownership of holders of our (x) public shares, (y) Co-Investment shares (other than in respect of any additional Class B ordinary shares issued to our sponsor as a result of such adjustment) and (z) Class A ordinary shares issued in connection with such third party co-investment or future issuance, unless otherwise agreed by us and the other parties to any such co-investment or future issuance. If such adjustment is waived, the future issuance would reduce the percentage ownership of holders of both classes of our ordinary shares. Any such adjustment will occur in connection with the closing of our initial business combination, and the decision to waive or not waive such adjustment will be disclosed to our public shareholders prior to their decision whether to redeem their public shares in connection with our initial business combination.

We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the prior owners of the target business, the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. If the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking shareholder approval, as applicable.

Pursuant to our memorandum and articles of association, our initial business combination must be approved by a majority of our board of directors, which majority must include the affirmative votes of each of Mr. Mayer and Mr. Bruno (or another individual so designated by our sponsor if Mr. Bruno is no longer serving on our board of directors at the time it votes on our initial business combination).

Our Proprietary Acquisition Process

In evaluating a prospective target business, we expect to utilize the proprietary processes developed at Cerberus and conduct an extensive and thorough due diligence review that will encompass, among other things, as we deem appropriate, macroeconomic forecasts, industry, market, and competitive research and assessments, meetings with incumbent management, employees and advisors, data and document reviews, inspection of facilities, and a review of financial, operational and other information that will be made available to us. Significantly, we also expect to utilize our deep operational experience and resources to assess the strategy, organizational structure, business processes and rules, products and services offered, supply chain, sales, marketing, and go-to-market strategies, information technology and associated systems and processes, expense structure, facilities, tax structure, legal and regulatory affairs, risk management practices and operational plans of the target and, based on this assessment, to create a detailed and comprehensive operating plan, including numerous specific operating initiatives, for the target company.

In order to conduct this assessment and create this operating plan, our process developed at Cerberus has typically involved assembling a team consisting of investment professionals, members of COAC with relevant industry, executive, functional, and management experience, and on some occasions executives drawn from COAC’s Competitiveness Council or Cerberus’ network of executive relationships. We believe that assembling such a team to evaluate and conduct planning with respect to an opportunity (rather than relying solely on investment professionals, on a small group of operating partners, and/or on external consultants) provides significant advantages in terms of accountability, repeatability, efficiency and predictability. Further, under our process developed at Cerberus, our team has typically conducted extensive operational planning, including planning of specific operational initiatives, in a variety of areas, including:

•	products or services offered;

•	pricing;

•	supply chain, including procurement, manufacturing, distribution, and fulfillment, as appropriate;

•	sales and marketing;

•	operations;

•	information technology, including digital marketing, customer-facing or other commercial IT, as well as IT infrastructure and management information systems, applications, and processes;

•	human resources, including organizational structure, talent assessment, headcount, compensation and benefits;

•	treasury, finance and accounting;

•	legal, regulatory, insurance and risk management;

•	facilities; and

•	general, administrative, and executive functions.

During the course of this due diligence and planning, under our proprietary acquisition process developed at Cerberus, our team meets internally on a regular basis both to discuss findings and to create a synthesized, detailed and comprehensive operating plan, which is then integrated with our team’s detailed financial and investment model. This plan typically includes numerous specific operating initiatives that are then grouped together under a more limited number of operating strategies or “pillars” in order to enable prioritization, management, and monitoring. Upon consummation of an investment in or acquisition of a target company, the same team is then responsible for working with the management team to drive the implementation of this operating plan, consistent with the overall strategies, financial objectives, and pillars that have been established. In order to do so, investment professionals and certain senior members of the COAC team may serve on the target company’s board of directors or equivalent governance bodies, while other members of the COAC team may take interim or indefinite executive, employment or advisory positions with the target company, form a project management team to assist the target company, or work with the target company on a transitional, full- or part-time basis in order to implement the identified operating initiatives and the overall operating plan. As a part of this effort, our processes developed at Cerberus call for regularly established operating cadences, with frequent reporting and meetings among the team or subsets of the team, in some cases including members of the target company’s management, regarding the progress of these initiatives and plans. It is our team’s experience at Cerberus that this detailed planning, project management, implementation, and reporting approach regarding specific operational initiatives, as well the overall rigor of our approach to the development of operating plans, results in effective and successful efforts to manage and drive operational change, and therefore value creation, in complex situations.

Consistent with the approach outlined above, Cerberus and our Founders, with the assistance of COAC, intend to take a highly proactive role in seeking to drive value creation. Our approach to operational value creation will require active involvement and close partnership with potential management teams. By drawing upon our team’s and COAC’s financial sophistication, strategic perspective, operational resources and experience, and business management skills, we will endeavor to provide a highly engaged, value added approach which leverages the experiences of our board members and the resources that we have available to us.

Our acquisition criteria, due diligence and planning processes and value creation methods are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines and approaches as well as other considerations, factors and criteria that our team may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.

Other Considerations

We are not prohibited from pursuing an initial business combination or subsequent transaction with a company that is affiliated with Cerberus or our sponsor, Founders, officers or directors. In the event we seek to complete our initial business combination or, subject to certain exceptions, subsequent material transactions with a company that is affiliated with Cerberus (including any Co-Investment), our sponsor or any of our Founders, officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm which is a member of FINRA or an independent accounting firm that such initial business combination or transaction is fair to our company from a financial point of view.

CCM (or its designee) and members of our board of directors will directly or indirectly own founder shares and private placement warrants following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers or directors were to be included by a target business as a condition to any agreement with respect to our initial business combination.

We currently do not have any specific business combination under consideration. However, in light of our affiliation with Cerberus, we intend to pursue, in addition to other potential investment opportunities, sizable business combinations that involve expected equity investments up to or in excess of $1 billion. Our officers and directors have neither individually identified nor considered a target business nor have they had any substantive discussions regarding possible target businesses among themselves or with our underwriters or other advisors. All of the members of our management team are employed by or otherwise have a relationship with Cerberus or COAC. Cerberus is continuously made aware of potential business opportunities, one or more of which we may desire to pursue for a business combination, but we have not (nor has anyone on our behalf) contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a business combination transaction with our company. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company and we will not consider a business combination with any company that has already been identified to Cerberus as a suitable acquisition candidate for it, unless Cerberus, in its sole discretion, declines such potential business combination or makes available to our company a co-investment opportunity in accordance with Cerberus’ applicable existing and future policies and procedures. Additionally, we have not, nor has anyone on our behalf, taken any substantive measure, directly or indirectly, to identify or locate any suitable acquisition candidate for us, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

Cerberus manages multiple investment vehicles, and Cerberus will raise additional funds and/or successor funds in the future, which may be during the period in which we are seeking our initial business combination. Although we intend, without limitation, to seek sizable business combinations and other potential acquisitions that may provide us with an opportunity to pursue a joint investment with Cerberus and the investment funds, accounts, co-investment vehicles, special purpose vehicles and other entities managed by it or its affiliates (and/or investors in such entities), such Cerberus funds, accounts, vehicles and other entities (including portfolio companies of any of the foregoing) may compete with us for acquisition opportunities. These Cerberus investment entities may be seeking acquisition opportunities and related financing at any time. We may compete with any one or more of them on any given acquisition opportunity. However, we do not expect that this would adversely affect our ability to consummate our initial business combination, due to the following considerations, among others: (a) the investment mandate of the company is broader than the investment mandates of such funds, accounts, vehicles and other entities and we may pursue investment opportunities without any co-investment by any Cerberus entities, including because such opportunities are outside of the investment parameters and mandates of such entities or because the applicable investment or similar periods of such entities have terminated or otherwise expired or are close to terminating or expiring; (b) in circumstances where overlap exists between our investment parameters and those of such Cerberus entities, we expect to explore the feasibility of a joint acquisition or other co-investment with such Cerberus entities in accordance with Cerberus’ applicable existing and future investment allocation policies and procedures; and (c) the expected size of the equity investment required for our initial business combination may mitigate or remove any potential investment allocation and corporate opportunity conflicts (more fully described below), as it is possible that the equity financing required in connection with any such opportunity may (and, in connection with any sizable business combination, it is currently expected that such equity financing would) exceed that which the Cerberus entities are permitted or are willing to commit to any one investment; provided that it is possible that Cerberus may be required to allocate additional amounts of a sizable initial business combination to such other Cerberus entities under Cerberus’ allocation policies on terms to be determined. However, even where any such Cerberus entities are permitted to invest in a particular opportunity in accordance with their respective mandates and then existing policies and procedures, there is no guarantee that any such Cerberus entity would pursue such opportunity in whole or in part

(whether alone or in connection with any such joint acquisition or other co-investment with our company), including, without limitation, due to the following additional considerations: (i) if there are differences in the corporate profile and operational footing of investment targets that are attractive to our company compared to those that are then attractive to Cerberus entities (including as a result of our anticipated pursuit of business combinations with target businesses and companies that we believe are prepared to be transitioned to, and operated under, public ownership and which present opportunities for deployment of operational improvements, beyond cost savings, aimed at enhancing revenue growth); (ii) such Cerberus entities may already have other investments in companies operating in the same industry or geography as the target of such opportunity and/or such opportunity may not comply with the investment diversification requirements of such entities or otherwise desired by Cerberus for such entities; (iii) risk-adjusted returns acceptable to us with respect to any potential business combination may not be acceptable to Cerberus entities; (iv) our ability to issue publicly-traded equity securities as consideration in any initial business combination or as part of a subsequent acquisition or consolidation strategy; (v) differences then existing between Cerberus’ general private equity and other strategies and our business strategy; and (vi) differences in business, legal, tax or other considerations applicable to our company compared to such Cerberus entities.

In addition, certain of our Founders, officers and directors presently have, and any of them in the future will have additional, fiduciary and contractual duties to other entities, including without limitation, investment funds, accounts, co-investment vehicles and other entities managed by affiliates of Cerberus and certain companies in which Cerberus or such entities have invested. As a result, if any of our Founders, officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he, she or it has then-current fiduciary or contractual obligations (including, without limitation, any Cerberus funds or other investment vehicles), then, subject to their fiduciary duties under Cayman Islands law, he, she or it will need to honor such fiduciary or contractual obligations to present such business combination opportunity to such entity, before we can pursue such opportunity. If these funds or investment entities decide to pursue any such opportunity, we may be precluded from pursuing the same. In addition, we shall, in accordance with the terms of the Co-Investment agreement, and may, at our option in connection with any other third party co-investment, pursue an opportunity with one or more parties to which a Founder, officer or director has a fiduciary or contractual obligation. Any such party may co-invest with us in the target business at the time of our initial business combination, or we could raise additional proceeds to complete the acquisition by making a future issuance to any such party. In addition, investment ideas generated within or presented to Cerberus or our Founders may be suitable for both us and a current or future Cerberus fund, portfolio company or other investment entity and, subject to applicable fiduciary duties, will first be directed to such fund, portfolio company or other entity before being directed, if at all, to us. None of Cerberus, our Founders or any members of our board of directors who are also employed by Cerberus or its affiliates have any obligation to present us with any opportunity for a potential business combination of which they become aware solely in their capacities as officers or executives of Cerberus. If Cerberus determines to pursue any specific business opportunity, Cerberus will determine which entities (which may or may not include our company) will be allocated any such business opportunity in accordance with its then current policies and procedures and based on a number of factors, including the size of the target business, investment mandates of such entities, potential synergies and the other factors described in “—Initial Business Combination” set forth above and herein.

However, we do not expect these duties to materially affect our ability to complete our initial business combination.

Mr. Mayer and our directors and officers have agreed, pursuant to a written letter agreement, not to participate in the formation of, or become an officer or director of, any other blank check company until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within 24 months after the closing of this offering. However, Cerberus, or its affiliates may sponsor other blank check companies similar to ours during the period in which we are seeking an initial business combination. Any such companies may present additional conflicts of interest in pursuing an acquisition target, particularly in the event there is overlap among investment mandates and the director and officer teams. However, we do not expect that any such other blank check company would materially affect our ability to complete our initial business combination.

In addition, Cerberus and our Founders, officers and directors and COAC, are not required to commit any specified amount of time to our affairs, and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. Moreover, Cerberus and certain of our Founders, officers and directors have and will have in the future time and attention requirements for current and future investment funds, accounts, co-investment vehicles and other entities managed by affiliates of Cerberus. For example, Mr. Mayer is expected to remain a Senior Managing Director of CCM, Mr. Galbato is expected to remain the Chief Executive Officer of COAC, Mr. Bruno is expected to remain the President of Cerberus Global Investments, LLC and a Senior Managing Director of Cerberus European Investments, LLC, each of these individuals are expected to remain members of Cerberus’ Private Equity Investment Committee, and each of such individuals will continue to serve on boards of directors of Cerberus portfolio companies. To the extent any conflict of interest arises between, on the one hand, us and, on the other hand, investments funds, accounts, co-investment vehicles and other entities managed by affiliates of Cerberus (including, without limitation, arising as a result of certain of our Founders, officers and directors being required to offer acquisition opportunities to such investment funds, accounts, co-investment vehicles and other entities), Cerberus and its affiliates will resolve such conflicts of interest in their sole discretion in accordance with their then existing fiduciary, contractual and other duties and there can be no assurance that such conflict of interest will be resolved in our favor.

Status as a Public Company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination with us. In a business combination transaction with us, the owners of the target business may, for example, exchange their shares of stock in the target business for our Class A ordinary shares (or shares of a new holding company) or for a combination of our Class A ordinary shares and cash, allowing us to tailor the consideration to the specific needs of the sellers. We believe target businesses will find this method a more expeditious and cost effective method to becoming a public company than the typical initial public offering. The typical initial public offering process takes a significantly longer period of time than the typical business combination transaction process, and there are significant expenses in the initial public offering process, including underwriting discounts and commissions, that may not be present to the same extent in connection with a business combination with us.

Furthermore, once a proposed business combination is completed, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, which could prevent the offering from occurring. Once public, we believe the target business would then have greater access to capital, an additional means of providing management incentives consistent with shareholders’ interests and the ability to use its shares as currency for acquisitions. Being a public company can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

While we believe that our structure and our management team’s backgrounds will make us an attractive business partner, some potential target businesses may view our status as a blank check company, such as our lack of an operating history and our ability to seek shareholder approval of any proposed initial business combination, negatively.

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A ordinary shares that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Financial Position

With funds available for a business combination initially in the amount of $483,500,000, after payment of the estimated expenses of this offering and $17,500,000 of deferred underwriting fees (or $556,175,000 after payment of $20,125,000 of deferred underwriting fees if the underwriters’ over-allotment option is exercised in full) and not taking into account the proceeds of the Co-Investment, if any, we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to complete our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.

Effecting Our Initial Business Combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering, the private placements of the private placement warrants and the proceeds from the Co-Investment, if any, our equity, debt or a combination of these as the consideration to be paid in our initial business combination. We may seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.

If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemptions of our Class A ordinary shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions with any business combination target. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business, other than our officers and directors. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely affect a target business.

We may need to obtain additional financing to complete our initial business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account and the proceeds from the Co-Investment, if any, or because we become obligated to redeem a significant number of our public shares upon completion of the business combination, in which case we may issue additional securities or incur debt in connection with such business combination. There are no prohibitions on our ability to issue securities or incur debt in connection with our initial business combination. Other than the Co-Investment agreement, we are not currently a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities, the incurrence of debt or otherwise.

Sources of Target Businesses

Our process of identifying acquisition targets will leverage Cerberus’, our sponsor’s and our management team’s unique industry experiences, proven deal sourcing capabilities and broad and deep network of relationships in numerous industries, including executives and management teams, private equity groups and other institutional investors, large business enterprises, lenders, investment bankers and other investment market participants, restructuring advisers, consultants, attorneys and accountants, which we believe should provide us with a number of business combination opportunities. We expect that the collective experience, capability and network of Cerberus, our Founders and directors and COAC, combined with their individual and collective reputations in the investment community, will help to create prospective business combination opportunities.

In addition, we anticipate that target business candidates may be brought to our attention from various unaffiliated sources, including investment bankers and private investment funds. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates of which they become aware through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions.

While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. We will engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of a finder’s fee is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. In no event, however, will our sponsor or any of our existing officers or directors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation by the company prior to, or for any services they render in order to effectuate, the completion of our initial business combination (regardless of the type of transaction that it is). None of our sponsor, Co-Investors, executive officers or directors, or any of their respective affiliates, will be allowed to receive any compensation, finder’s fees or consulting fees from a prospective business combination target in connection with a contemplated acquisition of such target by us. However, COAC will be entitled to reimbursement of certain direct and allocable costs, including allocable compensation costs, to the extent that members of COAC, including Mr. Galbato (other than in respect of his role as a director of the company), provide services to our company before or after our initial business combination. Mr. Galbato, one of our directors, is the Chief Executive Officer of COAC.

We are not prohibited from pursuing an initial business combination with a business combination target that is affiliated with our sponsor, Co-Investors, officers or directors, or from making the acquisition through a joint venture or other form of shared ownership with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a business combination target that is affiliated with our sponsor, Co-Investors, executive officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking which is a member of FINRA or an independent accounting firm, that such an initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to other entities, including entities that are affiliates of our sponsor, pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, subject to their fiduciary duties under Cayman Islands law. See “Management—Conflicts of Interest.”

Evaluation of a Target Business and Structuring of Our Initial Business Combination

In evaluating a prospective target business, we expect to conduct a thorough due diligence review which may encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as a review of financial, operational, legal and other information which will be made available to us. If we determine to move forward with a particular target, we will proceed to structure and negotiate the terms of the business combination transaction.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of, and negotiation with, a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination. The company will not pay any consulting fees to members of our management team, or any of their respective affiliates, for services rendered to or in connection with our initial business combination. However, COAC will be entitled to reimbursement of certain direct and allocable costs, including allocable compensation costs, to the extent that members of COAC, including Mr. Galbato (other than in respect of his role as a director of the company), provide services to our company before or after our initial business combination. Mr. Galbato, one of our directors, is the Chief Executive Officer of COAC.

Lack of Business Diversification

For an indefinite period of time after the completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By completing our initial business combination with only a single entity, our lack of diversification may:

•	subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination; and

•	cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited Ability to Evaluate the Target’s Management Team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, our assessment of the target business’s management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. The determination as to whether any of the members of our management team will remain with the combined company will be made at the time of our initial business combination. While it is possible that one or more of our directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.

We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Shareholders May Not Have the Ability to Approve Our Initial Business Combination

We may conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC subject to the provisions of our amended and restated memorandum and articles of association. However, we will seek shareholder approval if it is required by law or applicable stock exchange rule, or we may decide to seek shareholder approval for business or other legal reasons.

Under NYSE’s listing rules, shareholder approval would be required for our initial business combination if, for example:

•	We issue ordinary shares that will be equal to or in excess of 20% of the number of our ordinary shares then outstanding (other than in a public offering);

•	Any of our directors, officers or substantial shareholders (as defined by NYSE rules) has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the target business or assets to be acquired or otherwise and the present or potential issuance of ordinary shares could result in an increase in outstanding ordinary shares or voting power of 5% or more; or

•	The issuance or potential issuance of ordinary shares will result in our undergoing a change of control.

Permitted Purchases of Our Securities

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, executive officers, advisors or their affiliates may purchase shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase shares or public warrants in such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act.

In the event that our sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

The purpose of any such purchases of shares could be to (i) vote such shares in favor of the business combination and thereby increase the likelihood of obtaining shareholder approval of the business combination or (ii) to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrantholders for approval in connection with our initial business combination. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our Class A ordinary shares or public warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our sponsor, officers, directors and/or their affiliates anticipate that they may identify the shareholders with whom our sponsor, officers, directors or their affiliates may pursue privately negotiated purchases by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders (in the case of Class A ordinary shares) following our mailing of proxy materials in connection with our initial business combination. To the extent that our sponsor, officers, directors, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against our initial business combination, whether or not such shareholder has already submitted a proxy with respect to our initial business combination but only if such shares have not already been voted at the shareholder meeting related to our initial business combination. Our sponsor, executive officers, directors, advisors or any of their affiliates will select which shareholders to purchase shares from based on the negotiated price and number of shares and any other factors that they may deem relevant, and will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.

Our sponsor, officers, directors and/or their affiliates will not make purchases of shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.

Redemption Rights for Public Shareholders upon Completion of Our Initial Business Combination

We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest (net of taxes payable), divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. The redemption rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. Our sponsor and each member of our management team have entered into agreements with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and public shares in connection with the completion of our initial business combination.

Limitations on Redemptions

Our amended and restated memorandum and articles of association provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules). However, the proposed business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all Class A ordinary shares submitted for redemption will be returned to the holders thereof.

Manner of Conducting Redemptions

We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination either (i) in connection with a shareholder meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirement or whether we were deemed to be a foreign private issuer (which would require a tender offer rather than seeking shareholder approval under SEC rules). Asset acquisitions and share purchases would not typically require shareholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding ordinary shares or seek to amend our amended and restated memorandum and articles of association would require shareholder approval. We currently intend to conduct redemptions in connection with a shareholder vote unless shareholder approval is not required by applicable law or stock exchange listing requirement and we choose to conduct redemptions pursuant to the tender offer rules of the SEC for business or other legal reasons.

If we held a shareholder vote to approve our initial business combination, we will, pursuant to our amended and restated memorandum and articles of association:

•	conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

•	file proxy materials with the SEC.

In the event that we seek shareholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public shareholders with the redemption rights described above upon completion of the initial business combination.

If we seek shareholder approval, we will complete our initial business combination only if a majority of the ordinary shares voted are voted in favor of the business combination. In such case, our sponsor has agreed to vote its founder shares and any public shares purchased during or after this offering in favor of our initial business combination. As a result, in addition to our sponsor’s founder shares, we would need 18,750,000, or 37.5%, of the 50,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all outstanding shares are voted and the over-allotment option is not exercised). Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction. In addition, our sponsor and each member of our management team have entered into agreements with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and public shares in connection with the completion of a business combination.

If we conduct redemptions pursuant to the tender offer rules of the SEC, we will, pursuant to our amended and restated memorandum and articles of association:

•	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

•	file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase Class A ordinary shares in the open market if we elect to redeem our public shares through a tender offer, to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than the number of public shares we are permitted to redeem. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.

Limitation on Redemption upon Completion of Our Initial Business Combination If We Seek Shareholder Approval

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to Excess Shares. We believe this restriction will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us, our sponsor or our management at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem no more than 15% of the shares sold in this offering without our prior consent, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash.

However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination.

Tendering Share Certificates in Connection with a Tender Offer or Redemption Rights

Public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” will be required to either tender their certificates (in any) to our transfer agent prior to the date set forth in the proxy solicitation or tender offer materials, as applicable, mailed to such holders, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, in each case up to two business days prior to the initially scheduled vote to approve the business combination. The proxy solicitation or tender offer materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate the applicable delivery requirements, which will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. Accordingly, a public shareholder would have from the time we send out our tender offer materials up to two days prior to the vote on the business combination to tender its shares if it wishes to seek to exercise its redemption rights. Given the relatively short period in which to exercise redemption rights, it is advisable for shareholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker a fee of approximately $80.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

The foregoing is different from the procedures used by many blank check companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the shareholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his or her redemption rights. After the business combination was approved, the company would contact such shareholder to arrange for him or her to deliver his or her certificate to verify ownership. As a result, the shareholder then had an “option window” after the completion of the business combination during which he or she could monitor the price of the company’s shares in the market. If the price rose above the redemption price, he or she could sell his or her shares in the open market before actually delivering his or her shares to the company for cancellation. As a result, the redemption rights, to which shareholders were aware they needed to commit before the shareholder meeting, would become “option” rights surviving past the completion of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming shareholder’s election to redeem is irrevocable once the business combination is approved.

Any request to redeem such shares, once made, may be withdrawn at any time up to two business days prior to the initially scheduled vote on the proposal to approve the business combination, unless otherwise agreed to by us. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.

If our initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed business combination is not completed, we may continue to try to complete a business combination with a different target until 24 months from the closing of this offering.

Redemption of Public Shares and Liquidation If No Initial Business Combination

Our amended and restated memorandum and articles of association provided that we will have only 24 months from the closing of this offering to consummate an initial business combination. If we are unable to consummate an initial business combination within 24 months from the closing of this offering, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than twenty business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and net of taxes payable), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to consummate an initial business combination within 24 months from the closing of this offering.

Our sponsor has entered into an agreement with us, pursuant to which it has waived its rights to liquidating distributions from the trust account with respect to its founder shares if we fail to consummate an initial business combination within 24 months from the closing of this offering. However, if our sponsor or members of our management team acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to consummate an initial business combination within 24 months from the closing of this offering.

Our sponsor, executive officers, directors and director nominees have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not consummate an initial business combination within 24 months from the closing of this offering, unless we provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of taxes payable), divided by the number of then outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules). If this optional redemption right is exercised with respect to an excessive number of public shares such that we cannot satisfy the net tangible asset requirement, we would not proceed with the amendment or the related redemption of our public shares at such time. This redemption right shall apply in the event of the approval of any such amendment, whether proposed by our sponsors, any executive officer, director or director nominee, or any other person.

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the $1,000,000 of proceeds held outside the trust account, although we cannot assure you that there will be sufficient funds for such purpose. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with additional working capital we will need to identify one or more target businesses and to complete our initial business combination, as well as to pay any tax obligations that we may owe. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by shareholders upon our dissolution would be $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public shareholders. We cannot assure you that the actual per-share redemption amount received by shareholders will not be less than $10.00. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers, prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC will not execute agreements with us waiving such claims to the monies held in the trust account. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, our sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per share due to reductions in the value of the trust assets, in each case less taxes payable, provided that such liability will not apply to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third party claims. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the trust account are reduced below the lesser of  (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per share due to reductions in the value of the trust assets, in each case less taxes payable, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.00 per share.

We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to $1,000,000 from the proceeds of this offering with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of $1,000,000, we may fund such excess with funds from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,000,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.00 per share to our public shareholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our shareholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public shareholders will be entitled to receive funds from the trust account only (i) in the event of the redemption of our public shares if we do not consummate an initial business combination within 24 months from the closing of this offering, (ii) in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not consummate an initial business combination within 24 months from the closing of this offering or (iii) if they redeem their respective shares for cash upon the completion of the initial business combination. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. In the event we seek shareholder approval in connection with our initial business combination, a shareholder’s voting in connection with the business combination alone will not result in a shareholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such shareholder must have also exercised its redemption rights described above. These provisions of our amended and restated memorandum and articles of association, like all provisions of our amended and restated memorandum and articles of association, may be amended with a shareholder vote.

Comparison of Redemption or Purchase Prices in Connection with Our Initial Business Combination and If We Fail to complete our initial business combination.

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we are unable to consummate an initial business combination within 24 months from the closing of this offering.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if We Fail to Complete an Initial Business Combination
Calculation of redemption price	Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a shareholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a shareholder vote. In either case, our public shareholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination (which is initially anticipated to be $10.00 per share), including interest (net of taxes payable), divided by the number of then	If we seek shareholder approval of our initial business combination, our sponsor, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following completion of our initial business combination. There is no limit to the prices that our sponsor, directors, officers, advisors or their affiliates may pay in these transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under	If we are unable to consummate an initial business combination within 24 months from the closing of this offering, we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount, then on deposit in the trust account (which is initially anticipated to be $10.00 per share), including interest (less up to $100,000 of interest to pay dissolution expenses and net of taxes payable) divided by the number of then outstanding public shares.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if We Fail to Complete an Initial Business Combination
outstanding public shares, subject to the limitation that no redemptions will take place if all of the redemptions would cause our net tangible assets to be less than $5,000,001 and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination.

the Securities Exchange Act of 1934, as amended, or the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

Impact to remaining shareholders	The redemptions in connection with our initial business combination will reduce the book value per share for our remaining shareholders, who will bear the burden of the deferred underwriting commissions and taxes payable.	If the permitted purchases described above are made, there would be no impact to our remaining shareholders because the purchase price would not be paid by us.	The redemption of our public shares if we fail to complete our initial business combination will reduce the book value per share for the shares held by our sponsor, who will be our only remaining shareholder after such redemptions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$500,000,000 of the net proceeds of this offering and the sale of the private placement warrants will be deposited into a trust account located in the United States with Continental Stock Transfer & Trust Company acting as trustee.	Approximately $450,000,000 of the offering proceeds, representing the gross proceeds of this offering, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account

	Terms of Our Offering	Terms Under a Rule 419 Offering
established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	$500,000,000 of the net proceeds of this offering and the sale of the private placement warrants held in trust will be invested only in U.S. government treasury obligations with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on escrowed funds	Interest income (if any) on proceeds from the trust account to be paid to shareholders is reduced by (i) any taxes paid or payable and (ii) in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $100,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.	Interest income on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.

Limitation on fair value or net assets of target business	Our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of our assets held in the trust account (net of amounts previously disbursed to management for working capital purposes and excluding the amount of deferred underwriting discounts held in trust) at the time of the agreement to enter into the initial business combination.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

Trading of securities issued	The units are expected to begin trading on or promptly after the date of this prospectus. The Class A ordinary shares and	No trading of the units or the underlying Class A ordinary shares and warrants would be permitted until the completion

	Terms of Our Offering	Terms Under a Rule 419 Offering

warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC inform us of their decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place three business days from the date the units commence trading. If the over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

The units will automatically separate into their component parts and will not be traded after completion of our initial business combination.

of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants	The warrants cannot be exercised until the later of 30 days after the completion of our initial business combination or 12 months from the closing of this offering.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor	We will provide our public shareholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our	A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no

	Terms of Our Offering	Terms Under a Rule 419 Offering
	initial business combination, including interest (net of taxes payable), divided by the number of then outstanding public shares, upon the completion of our initial business combination, subject to the limitations described herein. We may not be required by law to hold a shareholder vote. If we are not required by law and do not otherwise decide to hold a shareholder vote, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a shareholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will complete our initial business combination only if a majority of the ordinary shares voted are voted in favor of the business combination. Additionally, each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.	less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a shareholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

Business combination deadline	If we are unable to consummate an initial business combination within 24 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up; (ii) as	If an acquisition has not been completed within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering
promptly as reasonably possible but not more than twenty business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and net of taxes payable), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

Release of funds	Except for the withdrawal of interest income (if any) to pay our income taxes, if any, none of the funds held in trust will be released from the trust account until the earliest of (i) the completion of our initial business combination, (ii) the redemption of our public shares if we are unable to consummate an initial business combination within 24 months from the closing of this offering, subject to applicable law, or (iii) the redemption of our public shares properly submitted in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association that would affect the	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Terms of Our Offering	Terms Under a Rule 419 Offering
substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 24 months from the closing of this offering.

Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, public companies, operating businesses seeking strategic acquisitions and funds and other entities affiliated with Cerberus. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with our public shareholders who exercise their redemption rights may reduce the resources available to us for our initial business combination and our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

Facilities

We currently maintain our executive offices at 875 Third Avenue, New York, New York 10022. We consider our current office space adequate for our current operations.

Employees

We currently have two executive officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process we are in. We do not intend to have any full time employees prior to the completion of our initial business combination.

Periodic Reporting and Financial Information

We will register our units, Class A ordinary shares and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide shareholders with audited financial statements of the prospective target business as part of the proxy solicitation or tender offer materials, as applicable, sent to shareholders. These financial statements may be required to be prepared in accordance with, or reconciled to, GAAP, or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with the requirements outlined above, or that the potential target business will be able to prepare its financial statements in accordance with the requirements outlined above. To the extent that these requirements cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2019 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer will we be required to have our internal control procedures audited. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

We are a Cayman Islands exempted company. Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Law. As an exempted company, we have applied for and expect to receive, after the effectiveness of the registration statement of which this prospectus forms a part, a tax exemption undertaking from the Cayman Islands government that, in accordance with Section 6 of the Tax Concessions Law (2011 Revision) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations will apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of  (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A ordinary shares that are held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.

MANAGEMENT

Officers, Directors and Director Nominees

Our officers, directors and director nominees are as follows:

Name	Age	Position
Steven F. Mayer	58	Chairman, Chief Executive Officer
Chan W. Galbato	54	Vice Chairman
Frank W. Bruno	52	Director
Timothy M. Donahue	68	Director Nominee
Mark W. Smith	55	Chief Financial Officer

Steven F. Mayer, 58, is our Chairman and Chief Executive Officer. Mr. Mayer’s 26 years of special situation and private equity investment experience includes substantial experience in pursuing the management strategies outlined herein. Mr. Mayer is one of our Founders and has served as Co-Head of Global Private Equity of Cerberus. In addition to being our Chairman and Chief Executive Officer, Mr. Mayer is a Senior Managing Director of CCM and, from 2009 until co-founding our company, served as chairman (and remains as a member) of its Private Equity Investment Committee. As the Co-Head of Cerberus’ global Private Equity group and chairman of its Private Equity Investment Committee, Mr. Mayer has overseen complex acquisitions and divestitures of controlling and substantial minority equity interests in companies engaged in retail, consumer products, media, technology, telecommunications, healthcare, manufacturing, distribution, business services, and other industries, primarily in the United States and Europe. Following completion of these acquisitions, Mr. Mayer has been heavily involved in the formulation, implementation, and ongoing direction of the acquired companies’ respective strategies and operational initiatives.

Prior to joining Cerberus in 2002, Mr. Mayer was an executive managing director of each of Gores Technology Group and Libra Capital Partners, L.P. He was also a managing director and co-head of the Corporate Finance division of U.S. Bancorp Libra. Prior to joining Libra, Mr. Mayer was a managing director of Aries Capital Group, LLC, a private equity investment firm that he co-founded, and was a principal with Apollo Advisors, L.P. and Lion Advisors, L.P. Prior to that time, Mr. Mayer was an attorney with Sullivan & Cromwell specializing in mergers, acquisitions, divestitures, leveraged buyouts and corporate finance.

Mr. Mayer is a member of the boards of directors (or equivalent governance bodies) of Avon Products, Inc. (NYSE:AVP) and New Avon LLC (both of which are direct sellers of beauty, fashion and home products); Grifols S.A. (NASDAQ:GRFS) (a leading global producer of plasma-derived therapeutic and diagnostic products); and Staples Solutions B.V. (the largest supplier of office products and services to businesses and consumers in Europe). Since joining Cerberus in 2002, Mr. Mayer also served as a member of the boards of directors of BlueLinx Holdings Inc. (NYSE:BXC) (the nation’s leading independent distributor of building materials); Acterna, Inc. (test and measurement solutions for optical transport, access, and cable networks); DecisionOne Corporation (IT hardware maintenance); Innkeepers USA LLC (hotels); LNR Property Holdings Ltd. (commercial real estate); Solocal Group (local advertising in France); Spyglass Entertainment Holdings, LLC (film production); Starrus Holdings Limited (waste management); Talecris Biotherapeutics Holdings, Inc. (biologics); TransCentra, Inc. (billing and remittance services); Velocita Wireless Holding Corp. (telecommunications); YP Holdings LLC (“YP”) (marketing solutions); and various affiliates of the foregoing companies.

Mr. Mayer received his AB, cum laude, from the Woodrow Wilson School of Public and International Affairs at Princeton University and his JD, magna cum laude, from Harvard Law School.

We believe that Mr. Mayer’s extensive background in strategy, operations, corporate finance and acquisitions derived from his experience at Cerberus are valuable to the board.

Chan W. Galbato, 54, is our Vice Chairman. Mr. Galbato, who joined Cerberus in 2009, is currently the Chief Executive Officer and a member of the management board of COAC. He is a member of CCM’s Operating/Management Advisory, Private Equity Investment and Environmental, Social & Governance committees, and he serves as Chairman of COAC’s Competitiveness Council.

As Chief Executive Officer of COAC, Mr. Galbato is responsible for managing COAC’s activities, including recruiting operating executives to join COAC, allocating operating resources, overseeing due diligence and planning concerning potential investments, and planning and implementing strategic and operational initiatives of Cerberus portfolio companies.

Mr. Galbato also serves as Chairman of the board of Directors of Avon Products, Inc., and as a Director of DynCorp International (defense and governmental services); New Avon, LLC; Staples Solutions B.V.; Steward Healthcare LLC (operator of hospitals and related medical facilities and services); Blue Bird Corporation (NASDAQ:BLBD) (manufacturer of school buses and related products); and FirstKey Homes LLC (a real estate finance and investment services business). He is the former Chairman of the board of Directors of Blue Bird Holdings, Inc.; North American Bus Industries, Inc. (a leading manufacturer of heavy duty transport buses); Guilford Mills, Inc. (automobile parts manufacturing); and YP; and a former Director of Tower International, Inc. (NYSE:TOWR) (automobile parts manufacturing); The Traxis Group B.V. (specialty finance for the bus industry); and NewPage Corporation (a manufacturer of paper products). He also served as the Lead Director of Brady Corporation (NYSE:BRC) (diversified manufacturing).

Prior to joining COAC, Mr. Galbato was President and Chief Executive Officer of the Controls Group of businesses for Invensys plc (engineering and information technology); President of Services and Commercial Distribution businesses for The Home Depot (home improvement supplies retailer); President and Chief Executive Officer of Armstrong Flooring (flooring manufacturer); and President and Chief Executive Officer of Coregis, a G.E. Capital company (insurance). Prior to that, he spent over a decade with the General Electric Company, holding operating and finance leadership positions within various industrial divisions (including Medical Systems, Transportation Systems, Aircraft Engines, and Appliances). Before beginning his business career, he played professional baseball with the Montreal Expos in their minor league system.

Mr. Galbato received his BA in Economics from State University of New York and his MBA from the University of Chicago.

We believe that Mr. Galbato’s extensive operational and business strategy expertise as well as his significant corporate leadership roles in public and private companies are valuable to the board and make him highly qualified to serve as a director.

Frank W. Bruno, 52, serves on our board of directors. Mr. Bruno, is currently employed by CCM. With over 21 years of investment experience at CCM, Mr. Bruno has deep and proven experience in pursuing the management strategies outlined herein. Mr. Bruno joined Cerberus in 1998 and has served as President of Cerberus Global Investments, LLC since 2002, and Senior Managing Director of Cerberus European Investments, LLC since 2003. Since 2002, Mr. Bruno has served as a member of CCM’s Private Equity Investment Committee, and he also serves as a member of Cerberus’ Operating/Management Advisory committee, Real Estate committee, Valuation committee, and Europe Distressed Debt Investment Committee. As President of Cerberus Global Investments, LLC, Mr. Bruno is responsible for managing the European, Asian, and Latin American businesses for Cerberus, as well as its global activities in the financial services sector, and has overseen complex acquisitions, divestitures and other transactions involving companies and engaged in financial services, real estate, and a variety of other industries, worldwide. In addition, Mr. Bruno has served as the Managing Director of MP Finance B.V. since December 2005, and he previously was a Managing Director of Cerberus Japan, K.K. in 1998 and its President in 1999. At Cerberus Japan, Mr. Bruno focused on analyzing corporate and industrial credits.

Prior to joining Cerberus, Mr. Bruno was a Vice President at Merrill Lynch Distressed Products Group New York and Tokyo from 1996 to 1998. From 1990 to 1994, he was a Vice President at Weber Management Consultants. Prior to that, in 1989 he was an Associate in International Business Development with Tiffany & Co, and in 1988 he was an Assistant Foreign Exchange Trader at the Bank of Tokyo, Ltd. in New York.

Mr. Bruno is a member of the board of managers at CGI Holding LLC, a former business unit of Chrysler Financial LLC (automotive financing). Previously, he served as a member of the board of managers (or their equivalents) at GMAC LLC (banking and automotive financing), Aozora Bank, Ltd (Japanese commercial bank), and Green Tree Servicing, LLC (home loan servicing).

Mr. Bruno received his BA from Cornell University, is a graduate of the Japanese Government JET program in Mie Prefecture, Japan. He received his MBA from the Wharton School, University of Pennsylvania.

Timothy M. Donahue, 68, serves on our board of directors. Mr. Donahue served as the Chief Executive Officer of Nextel Communications Inc., a nationwide wireless telecommunications company, from August 1999 until 2005, when Nextel was merged with Sprint Corporation to form Sprint Nextel Corporation. Thereafter, and until 2006, Mr. Donahue was the Executive Chairman of Sprint Nextel and the Chairman of the Sprint Nextel Corporation. From 1996 until his appointment as Chief Executive Officer, Mr. Donahue served as the President and Chief Operating Officer of Nextel. For 1996, the year in which Mr. Donahue joined Nextel, the company reported revenues of $333 million and negative earnings before interest, taxes, depreciation and amortization of ($245) million. Under his leadership as Chief Operating Officer and Chief Executive Officer, revenues increased to a reported $13.4 billion in 2004, Nextel’s last full year prior to its merger with Sprint. Earnings before interest, taxes, depreciation and amortization as reported by Nextel were $5.1 billion in 2004. Over that same period, the equity market capitalization of the company increased from under $2 billion, when Mr. Donahue joined Nextel, to approximately $38 billion, when it was merged with Sprint.

Mr. Donahue started his telecommunications career with McCaw Cellular in 1986, as president of its paging division. Mr. Donahue held several additional positions at McCaw Cellular between 1988 and 1996, when the company was acquired by AT&T Wireless Services including President of the Central region, President of the National Accounts Division and President of the Northeast region.

Mr. Donahue is currently a member of the board of directors of NVR Inc. (national homebuilder) (NYSE:NVR). He has held this position since 2006. He is a former director of ADT Corporation (home security) (formerly NASDAQ:ADT); Covidien plc (medical devices) (NYSE:COV); Eastman Kodak Company (imaging) (NYSE:KODK); Nextel Partners Inc. (telecommunications); and Tyco International Ltd. (diversified) (formerly NYSE:TYC). He also served on the board of John Carroll University and is the former chairman of the Cellular Telecommunications & Internet Association (CTIA). In 2004, Institutional Investor Magazine honored him as the best chief executive officer in the telecommunications services and wireless sector based on ratings by investors and brokerage firm analysts.

Mr. Donahue received his BA in English Literature from John Carroll University.

We believe that Mr. Donahue’s senior leadership experience as a chief executive officer of a publicly traded company and his operational expertise are valuable to the board and make him highly qualified to serve as a director.

Mark W. Smith, 55, is our Chief Financial Officer. He previously served as Executive Vice President and Chief Financial Officer of YP, which he joined at the time of its formation in 2012. In that capacity, Mr. Smith led the finance, legal and audit functions. Mr. Smith also led efforts associated with YP’s June 2017 sale by funds managed by Cerberus and AT&T to Dex Media Inc. Prior to joining YP, Mr. Smith was the Executive Vice President and Chief Financial Officer of SFN Group, Inc. (“SFN”), a staffing and recruiting company previously listed on the NYSE (formerly NYSE:SFN) prior to its sale to Randstad Holding NV (“Randstad”). In addition to overseeing the finance, information technology, audit and legal functions, he led the implementation of SFN’s enterprise resource planning system, one of the most far-reaching operating initiatives ever undertaken at the company. He also played a critical role in SFN’s sale to, and integration with, Randstad. Prior to his 15-year tenure at SFN, Mr. Smith held numerous roles of increased responsibility at Ryder System, Inc.

Mr. Smith received his BA in accounting from Hillsdale College and is a licensed Florida CPA.

Number and Terms of Office of Officers and Directors

Our board of directors is divided into three classes, with only one class of directors being elected in each year, and with each class (except for those directors appointed prior to our first annual meeting of shareholders) serving a three-year term. In accordance with NYSE corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on NYSE. The term of office of the first class of directors, consisting of                  and                 , will expire at our first annual meeting of shareholders. The term of office of the second class of directors, consisting of                  and                 , will expire at our second annual meeting of shareholders. The term of office of the third class of directors, consisting of                  and                 , will expire at our third annual meeting of shareholders.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our amended and restated memorandum and articles of association as it deems appropriate. Our amended and restated memorandum and articles of association provide that our officers may consist of one or more chairman of the board, chief executive officer, president, chief financial officer, vice presidents, secretary, treasurer and such other offices as may be determined by the board of directors.

Director Independence

NYSE listing standards require that a majority of our board of directors be independent. Our board of directors has determined that Timothy M. Donahue,                  and                 are “independent directors” as defined in the NYSE listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Executive Officer and Director Compensation

None of our executive officers or directors have received any cash compensation for services rendered to us. Our sponsor, executive officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, executive officers or directors, or our or their affiliates. Any such payments prior to an initial business combination will be made using funds held outside the trust account. Other than quarterly audit committee review of such reimbursements, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and executive officers for their out-of-pocket expenses incurred in connection with our activities on our behalf in connection with identifying and consummating an initial business combination. In addition, COAC will be entitled to reimbursement of certain direct and allocable costs, including allocable compensation costs, to the extent that members of COAC, including Mr. Galbato (other than in respect of his role as a director of the company), provide services to our company before or after our initial business combination. Mr. Galbato, one of our directors, is the Chief Executive Officer of COAC. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, will be paid by the company to our sponsor, executive officers and directors, or any of their respective affiliates, prior to completion of our initial business combination.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting or management fees from the combined company. All of these fees will be fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials or tender offer materials furnished to our shareholders in connection with a proposed business combination. We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed business combination, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our executive officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

Committees of the Board of Directors

Upon the effectiveness of the registration statement of which this prospectus forms a part, our board of directors will have two standing committees: an audit committee and a compensation committee. Subject to phase-in rules and a limited exception, the rules of NYSE and Rule 10A of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Subject to phase-in rules and a limited exception, the rules of NYSE require that the compensation committee of a listed company be comprised solely of independent directors.

Audit Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish an audit committee of the board of directors.                 ,                  and                  will serve as members of our audit committee. Under the NYSE listing standards and applicable SEC rules, we are required to have three members of the audit committee, all of whom must be independent. Our board of directors have determined that each of             ,              and              are independent.

                 will serve as the Chairman of the audit committee. Each member of the audit committee is financially literate and our board of directors has determined that                      qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

The audit committee is responsible for:

•	meeting with our independent auditor regarding, among other issues, audits, and adequacy of our accounting and control systems;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

•	monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering; and

•	reviewing and approving all payments made to our existing shareholders, executive officers or directors and their respective affiliates. Any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Nominating Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a nominating committee of our board of directors. The members of our nominating committee will be                 ,                  and                 , and                 will serve as chairman of the nominating committee. Under the NYSE listing standards, we are required to have a nominating committee composed entirely of independent directors. Our board of directors have determined that each of                 ,                  and                  are independent.

The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which will be specified in a charter to be adopted by us, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;

•	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

Compensation Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a compensation committee of our board of directors. The members of our compensation committee will be                 ,                  and                 , and                  will serve as chairman of the compensation committee. Under the NYSE listing standards, we are required to have a compensation committee composed entirely of independent directors. Our board of directors have determined that each of                 ,                  and                 are independent. We will adopt a compensation committee charter, which will detail the principal functions of the compensation committee, including:

•	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•	reviewing and approving the compensation of all of our other Section 16 executive officers;

•	reviewing our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•	producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by NYSE and the SEC.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, and in the past year has not served, as a member of the compensation committee of any entity that has one or more executive officers serving on our board of directors.

Code of Ethics

Upon to the effectiveness of the registration statement of which this prospectus forms a part, we will have adopted a Code of Ethics applicable to our directors, officers and employees. A copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

Conflicts of Interest

Under Cayman Islands law, directors and officers owe the following fiduciary duties:

•	duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

•	duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

•	directors should not improperly fetter the exercise of future discretion;

•	duty to exercise powers fairly as between different sections of shareholders;

•	duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

•	duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience of that director.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the amended and restated memorandum and articles of association or alternatively by shareholder approval at general meetings.

Certain of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to other entities, including entities that are affiliates of our sponsor, pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, subject to their fiduciary duties under Cayman Islands law. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination.

Our sponsor, officers and directors have agreed, pursuant to a written letter agreement, not to participate in the formation of, or become an officer or director of, any other blank check company until we have entered into a definitive agreement regarding our initial business combination or we have failed to consummate an initial business combination within 24 months after the closing of this offering.

Below is a table summarizing the entities to which our executive officers and directors currently have fiduciary duties, contractual obligations or other material management relationships:

Individual	Entity	Entity’s Business	Affiliation

Steven F. Mayer	Cerberus	Investment management	Senior Executive

	Avon Products, Inc.	Beauty, home and fashion	Director

	New Avon LLC	Beauty, home and fashion	Director

	Grifols S.A.	Therapeutic and diagnostic products	Director

	Staples Solutions B.V.	Office products	Director

Chan W. Galbato	COAC	Investment management operations	Chief Executive Officer and member of board of managers

	Avon Products, Inc.	Beauty, home and fashion	Chairman

Individual	Entity	Entity’s Business	Affiliation

	New Avon, LLC	Beauty, home and fashion	Director

	DynCorp International	Defense contractor	Director

	Staples Solutions B.V.	Office products	Director

	Steward Healthcare LLC	Healthcare	Director

	Blue Bird Corporation	Bus Manufacturer	Director

	FirstKey Homes LLC	Real estate finance and investment	Director

Frank W. Bruno	CCM	Investment management	Senior Managing Director

	CGI Holding LLC	Automotive financing	Manager

Timothy M. Donahue	NVR Inc.	Homebuilder	Director

Potential investors should also be aware of the following other potential conflicts of interest:

•	Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our executive officers is engaged in several other business endeavors for which he may be entitled to substantial compensation, and our executive officers are not obligated to contribute any specific number of hours per week to our affairs.

•	Our sponsor subscribed for founder shares prior to the date of this prospectus and will purchase private placement warrants in a transaction that will close simultaneously with the closing of this offering. Our sponsor and each member of our management team have entered into agreements with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and public shares in connection with the completion of our initial business combination. Additionally, our sponsor has agreed to waive its rights to liquidating distributions from the trust account with respect to its founder shares if we fail to complete our initial business combination within the prescribed time frame. If we do not complete our initial business combination within the prescribed time frame, the private placement warrants will expire worthless. Except as described herein with respect to the Co-Investment, our sponsor and our directors and executive officers have agreed not to transfer, assign or sell any of their founder shares until the earliest of (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the closing price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, share exchange or other similar transaction that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. The private placement warrants will not be transferable until 30 days following the completion of our initial business combination. Because each of our executive officers and director nominees will own ordinary shares or warrants directly or indirectly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

•	Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

We are not prohibited from pursuing an initial business combination with a business combination target that is affiliated with our sponsor, Co-Investors, officers or directors or making the acquisition through a joint venture or other form of shared ownership with our sponsor, officers or directors. In the event we seek to complete our initial business combination with an business combination target that is affiliated with our sponsor, executive officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking which is a member of FINRA or an independent accounting firm, that such initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context. Furthermore, in no event will our sponsor or any of our existing officers or directors, or any of their respective affiliates, be paid by the company any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the completion of our initial business combination.

We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In the event that we submit our initial business combination to our public shareholders for a vote, our sponsor has agreed to vote its founder shares, and it and the members of our management team have agreed to vote any shares purchased during or after the offering, in favor of our initial business combination.

Limitation on Liability and Indemnification of Officers and Directors

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud or intentional misconduct. We expect to purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination.

Our indemnification obligations may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of our Class A ordinary shares included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;

•	each of our executive officers, directors and director nominees that beneficially owns ordinary shares; and

•	all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all of our ordinary shares beneficially owned by them. The following table does not reflect record or beneficial ownership of the private placement warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

On November 10, 2017, we issued to our sponsor an aggregate of 14,375,000 founder shares in exchange for a capital contribution of $25,000, or approximately $0.002 per share. Prior to the initial investment in the company of  $25,000 by the sponsor, the company had no assets, tangible or intangible. The per share price of the founder shares was determined by dividing the amount contributed to the company by the number of founder shares issued. The post-offering percentages in the following table assume that the underwriters do not exercise their over-allotment option and that there are 62,500,000 ordinary shares issued and outstanding after this offering.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)		Approximate Percentage of Outstanding Ordinary Shares
			Before Offering	After Offering
Cerberus Iron Horse Holdings, LLC (our sponsor)(3)	14,375,000	(4)	100%	20.0%
Steven F. Mayer(3)	—	(5)	—	—
Chan W. Galbato	—	(5)	—	—
Frank W. Bruno(3)	—	(5)	—	—
Timothy M. Donahue	—	(5)	—	—
Mark W. Smith	—	(5)	—	—
All officers, directors and director nominees as a group ( individuals)	—		—	—

*	Less than one percent.
(1)	Unless otherwise noted, the business address of each of our shareholders is c/o Cerberus Capital Management, L.P., 875 Third Avenue, New York, New York 10022.
(2)	Interests shown consist solely of founder shares, classified as Class B ordinary shares. Such shares will automatically convert into Class A ordinary shares at the time of our initial business combination as described in the section entitled “Description of Securities.” Excludes Class A ordinary shares which may be issued as part of units in the Co-Investment, as such shares will only be issued concurrently with the closing of our initial business combination, if such option is exercised.
(3)

There are four managers of our sponsor’s board of managers, including Mr. Bruno and Mr. Mayer. Each manager has one vote, and the approval of a majority of the board of managers is required to approve an action of our sponsor with respect to the voting or disposition of our securities. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting or dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. This is the situation with regard to our sponsor. Based upon the foregoing analysis, no individual manager of our sponsor exercises voting or dispositive control over any of the securities held by our sponsor, even those in which he directly holds a pecuniary interest. Accordingly, neither Mr. Bruno nor Mr. Mayer will be deemed to have or share beneficial ownership of such shares.
(4)	Includes up to 1,875,000 founder shares that will be surrendered to us for no consideration by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised.
(5)	Does not include any shares indirectly owned by this individual as a result of his membership interest in our sponsor.

Immediately after this offering, our sponsor will beneficially own 20% of the then issued and outstanding ordinary shares (assuming they do not purchase any units in this offering) and will have the right to elect all of our directors prior to our initial business combination. Holders of our public shares will not have the right to elect any directors to our board of directors prior to our initial business combination. Because of this ownership block, our sponsor may be able to effectively influence the outcome of all other matters requiring approval by our shareholders, including amendments to our amended and restated memorandum and articles of association and approval of significant corporate transactions including our initial business combination.

Our sponsor has agreed (a) to vote any founder shares owned by it in favor of any proposed business combination and (b) not to redeem any founder shares in connection with a shareholder vote to approve a proposed initial business combination.

Our sponsor and Mr. Mayer are deemed to be our “promoters” as such term is defined under the federal securities laws.

Transfers of Founder Shares and Private Placement Warrants

The founder shares, private placement warrants and any Class A ordinary shares issued upon conversion or exercise thereof are each subject to transfer restrictions pursuant to lock-up provisions in the agreements entered into by our sponsor and management team. Our sponsor and each member of our management team have agreed not to transfer, assign or sell any of their founder shares until the earliest of (a) one year after the completion of our initial business combination and (b) the date on which we complete a liquidation, merger, share exchange or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property. The private placement warrants and the respective Class A ordinary shares underlying such warrants are not transferable or salable until 30 days after the completion of our initial business combination except in each case (a) to our officers or directors, any affiliates or family members of any of our officers or directors, any members of our sponsor or their affiliates, or any affiliates of our sponsor, or employees of or partners in Cerberus Capital Management, L.P. or any entities affiliated therewith; (b) in the case of an individual, by gift to a member of one of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made at or prior to the consummation of an initial business combination at prices no greater than the price at which the shares or warrants were originally purchased; (f) by virtue of the limited liability company agreement of our sponsor upon dissolution of the sponsor; (g) in the event of our liquidation prior to our completion of our initial business combination; or (h) in the event of our completion of a liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property subsequent to our completion of our initial business combination; provided, however, that in the case of clauses (a) through (f) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreements.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On November 10, 2017, we issued an aggregate of 14,375,000 founder shares to our sponsor in exchange for a capital contribution of $25,000, or approximately $0.002 per share. The number of founder shares issued was determined based on the expectation that such founder shares would represent 20% of the outstanding shares upon completion of this offering. If we increase or decrease the size of the offering, we will effect a share capitalization or a share surrender or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of our sponsor (and its permitted transferees, if any) at 20% of the issued and outstanding shares of our ordinary shares upon the consummation of this offering. Up to 1,875,000 founder shares are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. The founder shares (including the Class A ordinary shares issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.

Our sponsor has committed, pursuant to a written agreement, to purchase an aggregate of 8,000,000 private placement warrants (or 9,200,000 private placement warrants if the over-allotment option is exercised in full) for a purchase price of $1.50 per whole warrant in a private placement that will occur simultaneously with the closing of this offering. As such, our sponsor’s interest in this transaction is valued at between $12,000,000 and $13,800,000, depending on the number of private placement warrants purchased. Each private placement warrant entitles the holder to purchase one share of our Class A ordinary shares at $11.50 per share. The private placement warrants (including the Class A ordinary shares issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.

We have entered into an agreement pursuant to which CCM has the right, on behalf of one or more Co-Investors, to co-invest in our initial business combination by having such Co-Investors as it determines subscribe for an aggregate of up to 50,000,000 units, with each unit consisting of one Class A ordinary share and one-third of one redeemable warrant to purchase one Class A ordinary share, for $10.00 per unit, or an aggregate maximum of $500,000,000. This right will expire upon the mailing of definitive proxy materials related to our initial business combination. If this Co-Investment right is exercised, the Class A ordinary shares that are issued to the Co-Investors will be identical to the Class A ordinary shares included in the units being sold in this offering, except that the Co-Investment shares will be subject to transfer restrictions and certain registration and shareholder rights, as described herein. The warrants that would be issued to the Co-Investors if the Co-Investment right is exercised will be identical to the warrants issued to investors in this offering and will become exercisable on the later of 30 days after the completion of our initial business combination and the date that is 12 months from the closing of this offering. The proceeds from the Co-Investment, to the extent subscribed for by the Co-Investors, may be used as part of the consideration to the sellers in our initial business combination, expenses and other liabilities in connection with our initial business combination (and/or other sought after business combinations) or for working capital in the post-transaction company.

Pursuant to the terms of our amended and restated memorandum and articles of association, the founder shares will automatically convert into Class A ordinary shares on the first business day following the consummation of our initial business combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of Class A ordinary shares issued and outstanding upon completion of this offering (not including any shares issued upon the exercise of warrants after the completion of this offering), plus (ii) the sum of (a) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial business combination (for such purposes, without regard for any vesting or other contingencies with respect to the exercise, exchange or conversion thereof), excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the initial business combination and any private placement warrants issued to our sponsor upon conversion of working capital loans, minus (b) the number of public shares redeemed by public shareholders in connection with our initial business combination (however in no event shall the Class B ordinary shares convert into Class A ordinary shares at a ratio that is less than one-for-one). Any conversion of founder shares described herein will take effect as a compulsory redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. If the Co-Investment right is exercised, the issuance of Co-Investment shares will result in an adjustment to the conversion ratio of our Class B ordinary shares per the calculation in the second immediately preceding sentence. Such adjustment would result in Class A ordinary shares being issued to our sponsor at a rate of greater than one Class A ordinary share per Class B ordinary share. Because CCM or its affiliates generally are already entitled to incentive fees from Co-Investors, the Co-Investors cannot be further diluted by our sponsor, an affiliate of CCM. Therefore, any additional Class A ordinary shares issued as a result of an anti-dilution adjustment in connection with Co-Investor participation in the initial business combination are expected to be transferred to the investing Co-Investors once issued, pro rata based on the participation of such Co-Investors in the Co-Investment. Any such transfer of Class A ordinary shares described in this prospectus will take effect as a contribution of Class A ordinary shares by the sponsor to our company and an issuance of Class A ordinary shares to the applicable Co-Investors as a matter of Cayman Islands law concurrently with the closing of our initial business combination.

Similarly, pursuant to the Co-Investment agreement, our sponsor will transfer a number of private placement warrants (and certain additional warrants received by the sponsor as repayment for up to $2,500,000 in loans made to us by our sponsor) to the Co-Investors such that the percentage of our issued and outstanding ordinary shares held by the Co-Investors will be maintained on a fully-diluted basis after giving effect to the exercise of all outstanding warrants. The number of warrants to be transferred will depend upon the extent to which the Co-Investment is subscribed for and the number of Class A ordinary shares redeemed by our public shareholders in connection with our initial business combination.

In addition, if any of our public shares are redeemed in connection with our initial business combination, such redemptions would result in our sponsor owning more than 20% of the outstanding number of ordinary shares. Pursuant to the terms of the Co-Investment agreement, to the extent our public shares are redeemed in accordance with the terms of our amended and restated memorandum and articles of association and the Company does not issue a number of Class A shares to third parties on an unpromoted basis equal to or in excess of the number of public shares so redeemed, then our sponsor will be obligated to transfer a number of Class B ordinary shares to the Co-Investors, if any, so that, after giving effect to such redemptions, issuances to third parties and transfers, our sponsor does not own Class B shares representing (on an as-converted basis) greater than 20% of the then outstanding ordinary shares (calculated prior to the Co-Investment). Any such transfer of Class B ordinary shares described in this prospectus will take effect as a contribution of Class B ordinary shares by the sponsor to our company and an issuance of Class A ordinary shares to the applicable Co-Investors as a matter of Cayman Islands law.

If a potential acquisition target that we are analyzing will also be eligible for a co-investment by the Co-Investors, any investment related expenses incurred before the business combination in connection with sourcing and evaluating such target (such as legal, due diligence and COAC services) will generally be paid by the Company and the Co-Investors eligible to participate in the Co-Investment, pro rata in accordance with each entity’s expected investment therein in accordance with Cerberus’ Expense Allocation Policy and Procedures. If the Co-Investment right is exercised, the Co-Investment agreement provides that, at the consummation of our initial business combination, we will reimburse the Co-Investors for all such expenses incurred by them to the extent necessary to ensure that such expenses are borne pro rata by all investors (including the Co-Investors) through their investment in the Company. Without such reimbursement, the Co-Investors would bear their share of such expenses directly, and also bear an additional pro rata share of such expenses paid by the Company due to their equity investment in the Company. If the Co-Investors do not exercise the Co-Investment right, the Company will not reimburse the Co-Investors for such expenses, as they will be properly allocated to between the Company and the Co-Investors.

As more fully discussed in the section of this prospectus entitled “Management—Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, including the Co-Investors, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. Our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us. We anticipate that any selected business combination target may present an opportunity for our Co-Investors to participate in the investment. Messrs. Mayer, Galbato and Bruno are members of the Cerberus Private Equity Investment Committee, approval of which will be required for any Co-Investment.

No compensation of any kind, including finder’s and consulting fees, will be paid to our sponsor, officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

In addition, we have entered into an agreement with COAC, pursuant to which COAC will be entitled to reimbursement of certain direct and allocable costs, including allocable compensation costs, to the extent that members of COAC, including Mr. Galbato (other than in respect of his role as a director of the company), provide services to our company before or after our initial business combination. Mr. Galbato, one of our directors, is the Chief Executive Officer of COAC.

Prior to the closing of this offering, our sponsor may loan us funds to be used for a portion of the expenses of this offering. These loans would be non-interest bearing, unsecured and are due at the earlier of March 30, 2018 or the closing of this offering. The loan would be repaid upon the closing of this offering out of the estimated $1,000,000 of offering proceeds that has been allocated to the payment of offering expenses.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $2,500,000 of such loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our shareholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a shareholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

We will enter into a registration rights agreement with respect to the private placement warrants, the warrants issuable upon conversion of working capital loans (if any) and the Class A ordinary shares issuable upon exercise of the foregoing and upon conversion of the founder shares, which is described under the section of this prospectus entitled “Description of Securities—Registration Rights.”

DESCRIPTION OF SECURITIES

We are a Cayman Islands exempted company and our affairs are governed by our amended and restated memorandum and articles of association, the Companies Law and the common law of the Cayman Islands. Pursuant to our amended and restated memorandum and articles of association which will be adopted upon the consummation of this offering, we will be authorized to issue 400,000,000 Class A ordinary shares and 50,000,000 Class B ordinary shares, as well as 1,000,000 preference shares, $0.0001 par value each. The following description summarizes certain terms of our shares as set out more particularly in our amended and restated memorandum and articles of association. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit has an offering price of  $10.00 and consists of one Class A ordinary share and one-third of one warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of  $11.50 per share, subject to adjustment as described in this prospectus. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of the company’s Class A ordinary shares. This means only a whole warrant may be exercised at any given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least three units, you will not be able to receive or trade a whole warrant.

The Class A ordinary shares and warrants comprising the units are expected to begin separate trading on the 52nd day following the date of this prospectus unless Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC inform us of their decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the Class A ordinary shares and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into Class A ordinary shares and warrants.

In no event will the Class A ordinary shares and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the completion of this offering, which is anticipated to take place three business days after the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Additionally, the units will automatically separate into their component parts and will not be traded after completion of our initial business combination.

Ordinary Shares

Prior to the date of this prospectus, there were 14,375,000 Class B ordinary shares issued and outstanding, all of which were held of record by our sponsor, so that our sponsor will own 20% of our issued and outstanding shares after this offering (assuming our sponsor does not purchase any units in this offering). Upon the closing of this offering, 62,500,000 of our ordinary shares will be outstanding (assuming no exercise of the underwriters’ over-allotment option) including:

•	50,000,000 Class A ordinary shares underlying the units issued as part of this offering; and

•	12,500,000 Class B ordinary shares held by our initial sponsor.

If we increase or decrease the size of this offering, we will effect a share capitalization or share compulsory redemption or redemption or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the consummation of this offering in such amount as to maintain the ownership of our sponsor (and its permitted transferees, if any) at 20% of our issued and outstanding shares of our ordinary shares upon the consummation of this offering.

Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of our shareholders except as required by law. Unless specified in our amended and restated memorandum and articles of association, or as required by applicable provisions of the Companies Law or applicable stock exchange rules, the affirmative vote of a majority of our ordinary shares that are voted is required to approve any such matter voted on by our shareholders. Approval of certain actions will require a special resolution under Cayman Islands law, being the affirmative vote of at least two-thirds of our ordinary shares that are voted, and pursuant to our amended and restated memorandum and articles of association; such actions include amending our amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another company. Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Because our amended and restated memorandum and articles of association authorize the issuance of up to 400,000,000 Class A ordinary shares, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of Class A ordinary shares which we are authorized to issue at the same time as our shareholders vote on the business combination to the extent we seek shareholder approval in connection with our initial business combination.

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of shareholders) serving a three-year term. In accordance with NYSE corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on NYSE. There is no requirement under the Companies Law for us to hold annual or general meetings or elect directors. We may not hold an annual meeting of shareholders to elect new directors prior to the consummation of our initial business combination.

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest (net of taxes payable), divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. The redemption rights will include the requirement that a beneficial owner must identify itself in order to valid redeem its shares. Our sponsor and each member of our management team have entered into agreements with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and public shares in connection with the completion of our initial business combination. Unlike many blank check companies that hold shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by law, if a shareholder vote is not required by law and we do not decide to hold a shareholder vote for business or other legal reasons, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our amended and restated memorandum and articles of association require these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a shareholder approval of the transaction is required by law, or we decide to obtain shareholder approval for business or other legal reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will complete our initial business combination only if a majority of the ordinary shares voted are voted in favor of the initial business combination. However, the participation of our sponsor, officers, directors, advisors or their affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public shareholders vote, or indicate their intention to vote, against such initial business combination. For purposes of seeking approval of the majority of our outstanding ordinary shares, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. Our amended and restated memorandum and articles of association require that at least ten days’ notice will be given of any general meeting. We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any such meeting, if required, at which a vote will be taken to approve our initial business combination.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to Excess Shares. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our shareholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such shareholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such shareholders will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And, as a result, such shareholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares would be required to sell their shares in open market transactions, potentially at a loss.

If we seek shareholder approval in connection with our initial business combination, our sponsor and each member of our management team have agreed to vote their founder shares and any public shares purchased during or after this offering in favor of our initial business combination. As a result, in addition to our sponsor’s founder shares, we would need 18,750,000, or 37.5%, of the 50,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all outstanding shares are voted and the over-allotment option is not exercised). The other members of our management team have entered into agreements similar to the one entered into by our sponsor with respect to any public shares acquired by them in or after this offering. Additionally, each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.

Pursuant to our amended and restated memorandum and articles of association, if we are unable to consummate an initial business combination within 24 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but no more than twenty business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and net of taxes payable), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Our sponsor has entered into an agreement with us, pursuant to which it has agreed to waive its rights to liquidating distributions from the trust account with respect to its founder shares if we fail to consummate an initial business combination within 24 months from the closing of this offering. However, if our sponsor or members of our management team acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of the company after a business combination, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our public shareholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account, including interest (net of taxes payable), divided by the number of then outstanding public shares, upon the completion of our initial business combination, subject to the limitations described herein.

Any Class A ordinary shares to be issued to the Co-Investors pursuant to the Co-Investment agreement will be delivered immediately prior to the consummation of our initial business combination, and therefore, the Co-Investors will not be entitled to vote such shares at a shareholder meeting held to approve our initial business combination.

Founder Shares

The founder shares are designated as Class B ordinary shares and, except as described below, are identical to the Class A ordinary shares included in the units being sold in this offering, and holders of founder shares have the same shareholder rights as public shareholders, except that (i) the founder shares are subject to certain transfer restrictions, as described in more detail below, (ii) our sponsor has entered into an agreement with us, pursuant to which it has agreed (A) to waive its redemption rights with respect to its founder shares and public shares in connection with the completion of our initial business combination, (B) to waive its redemption rights with respect to its founder shares and public shares in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 24 months from the closing of this offering and (C) to waive its rights to liquidating distributions from the trust account with respect to its founder shares if we fail to consummate an initial business combination within 24 months from the closing of this offering, although it will be entitled to liquidating distributions from the trust account with respect to any public shares it holds if we fail to complete our initial business combination within such time period, (iii) the founder shares are automatically convertible into Class A ordinary shares at the time of our initial business combination as described herein, and (iv) prior to the completion of our initial business combination, only our founder shares will have the right to vote on the election of our directors. If we submit our initial business combination to our public shareholders for a vote, our sponsor and each member of our management team has agreed to vote their founder shares and any public shares purchased during or after this offering in favor of our initial business combination.

The founder shares will automatically convert into Class A ordinary shares on the first business day following the consummation of our initial business combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of  (i) the total number of Class A ordinary shares issued and outstanding upon completion of this offering (not including any shares issued upon the exercise of warrants after the completion of this offering), plus (ii) the sum of  (a) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial business combination (for such purposes, without regard for any vesting or other contingencies with respect to the exercise, exchange or conversion thereof), excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the initial business combination and any private placement warrants issued to our sponsor upon conversion of working capital loans, minus (b) the number of public shares redeemed by public shareholders in connection with our initial business combination (however in no event shall the Class B ordinary shares convert into Class A ordinary shares at a ratio that is less than one-for-one). Any Class A ordinary shares issued to affiliates of our sponsor in the Co-Investment will not be aggregated with ordinary shares held by our sponsor in calculating the anti-dilution adjustment described in this paragraph.

If the Co-Investment right is exercised, the issuance of Co-Investment shares will result in an adjustment to the conversion ratio of our Class B ordinary shares per the calculation in the preceding paragraph. Such adjustment would result in Class A ordinary shares being issued to our sponsor at a rate of greater than one Class A ordinary share per Class B ordinary share. Because CCM or its affiliates generally are already entitled to incentive fees from Co-Investors, the Co-Investors cannot be further diluted by our sponsor, an affiliate of CCM. Therefore, any additional Class A ordinary shares issued as a result of an anti-dilution adjustment in connection with Co-Investor participation in the initial business combination are expected to be transferred to the investing Co-Investors once issued, pro rata based on the participation of such Co-Investors in the Co-Investment. Any such transfer of Class A ordinary shares described in this prospectus will take effect as a contribution of Class A ordinary shares by the sponsor to our company and an issuance of Class A ordinary shares to the applicable Co-Investors as a matter of Cayman Islands law concurrently with the closing of our initial business combination.

Pursuant to the terms of the Co-Investment agreement, to the extent our public shares are redeemed in accordance with the terms of our amended and restated memorandum and articles of association and the Company does not issue a number of Class A shares to third parties on an unpromoted basis equal to or in excess of the number of public shares so redeemed, then our sponsor will be obligated to transfer a number of Class B ordinary shares to the Co-Investors, if any, so that, after giving effect to such redemptions, issuances to third parties and transfers, our sponsor does not own Class B shares representing (on an as-converted basis) greater than 20% of the then outstanding ordinary shares (calculated prior to the Co-Investment). Any such transfer of Class B ordinary shares described in this prospectus will take effect as a contribution of Class B ordinary shares by the sponsor to our company and an issuance of Class A ordinary shares to the applicable Co-Investors as a matter of Cayman Islands law.

Except as described herein with respect to the Co-Investment, our sponsor and our directors and executive officers have agreed not to transfer, assign or sell any of their founder shares until (a) one year after the completion of our initial business combination, or (b) the date on which we complete a liquidation, merger, share exchange or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of our sponsor with respect to any founder shares. We refer to such transfer restrictions throughout this prospectus as the lock-up. Notwithstanding the foregoing, if the closing price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, the founder shares will be released from the lock-up.

Register of Members

Under Cayman Islands law, we must keep a register of members and there will be entered therein:

•	the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;

•	the date on which the name of any person was entered on the register as a member; and

•	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman

Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this public offering, the register of members will be immediately updated to reflect the issue of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Preference Shares

Our amended and restated memorandum and articles of association authorize 1,000,000 preference shares and provide that preference shares may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without shareholder approval, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of our board of directors to issue preference shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preference shares issued and outstanding at the date hereof. Although we do not currently intend to issue any shares of preference shares, we cannot assure you that we will not do so in the future. No preference shares are being issued or registered in this offering.

Warrants

Public Shareholders’ Warrants

Each whole warrant entitles the registered holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of one year from the closing of this offering or 30 days after the completion of our initial business combination, provided in each case that we have an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of Class A ordinary shares. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least three units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue a Class A ordinary share upon exercise of a warrant unless the Class A ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the Class A ordinary share underlying such unit.

We have agreed that as soon as practicable, but in no event later than twenty business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants. We will use our commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the sixtieth day after the closing of the initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.

Once the warrants become exercisable, we may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•	if, and only if, the reported closing price of the ordinary shares equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send to the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A ordinary shares may fall below the $18.00 redemption trigger price (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of Class A ordinary shares issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” will mean the average reported closing price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Class A ordinary shares to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination. If we call our warrants for redemption and our management does not take advantage of this option, the holders of the private placement warrants and their permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Class A ordinary shares issued and outstanding immediately after giving effect to such exercise.

If the number of outstanding Class A ordinary shares is increased by a share dividend payable in Class A ordinary shares, or by a split-up of ordinary shares or other similar event, then, on the effective date of such share dividend, split-up or similar event, the number of Class A ordinary shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding ordinary shares. A rights offering to holders of ordinary shares entitling holders to purchase Class A ordinary shares at a price less than the fair market value will be deemed a share dividend of a number of Class A ordinary shares equal to the product of  (i) the number of Class A ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A ordinary shares) and (ii) the quotient of  (x) the price per Class A ordinary share paid in such rights offering and (y) the fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for Class A ordinary shares, in determining the price payable for Class A ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A ordinary shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Class A ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A ordinary shares on account of such Class A ordinary shares (or other securities into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends not in excess of $0.50 per share in any 365-day period, (c) to satisfy the redemption rights of the holders of Class A ordinary shares in connection with a proposed initial business combination or (d) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Class A ordinary share in respect of such event.

If the number of outstanding Class A ordinary shares is decreased by a consolidation, combination, reverse share split or reclassification of Class A ordinary shares or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of Class A ordinary shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding Class A ordinary shares.

Whenever the number of Class A ordinary shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Class A ordinary shares purchasable upon the exercise of the warrants immediately prior to such adjustment and (y) the denominator of which will be the number of Class A ordinary shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding Class A ordinary shares (other than those described above or that solely affects the par value of such Class A ordinary shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding Class A ordinary shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Class A ordinary shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Class A ordinary shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A ordinary shares in such a transaction is payable in the form of Class A ordinary shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive Class A ordinary shares. After the issuance of Class A ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of Class A ordinary shares to be issued to the warrant holder.

Private Placement Warrants

The private placement warrants (including the Class A ordinary shares issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except pursuant to the Co-Investment agreement and, among other limited exceptions as described under “Principal Shareholders—Transfers of Founder Shares and Private Placement Warrants,” to our officers and directors and other persons or entities affiliated with the initial purchasers of the private placement warrants) and they will not be redeemable by us so long as they are held by our sponsor or its permitted transferees. Our sponsor, or its permitted transferees, has the option to exercise the private placement warrants on a cashless basis. Except as described below, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering. If the private placement warrants are held by holders other than our sponsor or its permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” will mean the average reported closing price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our sponsor and permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public shareholders who could exercise their warrants and sell the Class A ordinary shares received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

In order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. Up to $2,500,000 of such loans may be convertible into warrants of the post business combination entity at a price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants.

Pursuant to the Co-Investment agreement, our sponsor will transfer a number of private placement warrants (and certain additional warrants received by the sponsor as repayment for up to $2,500,000 in loans made to us by our sponsor) to the Co-Investors such that the percentage of our issued and outstanding ordinary shares held by the Co-Investors will be maintained on a fully-diluted basis after giving effect to the exercise of all outstanding warrants. The number of warrants to be transferred will depend upon the extent to which the Co-Investment is subscribed for and the number of Class A ordinary shares redeemed by our public shareholders in connection with our initial business combination.

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our board of directors at such time. If we increase the size of this offering, then we will effect a share capitalization with respect to our founder shares immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 20% of our issued and outstanding shares of our ordinary shares upon the consummation of this offering. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant Agent

The transfer agent for our ordinary shares and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any claims and losses due to any gross negligence or intentional misconduct of the indemnified person or entity.

Continental Stock Transfer & Trust Company has agreed that it has no right of set-off or any right, title, interest or claim of any kind to, or to any monies in, the trust account, and has irrevocably waived any right, title, interest or claim of any kind to, or to any monies in, the trust account that it may have now or in the future. Accordingly, any indemnification provided will only be able to be satisfied, or a claim will only be able to be pursued, solely against us and our assets outside the trust account and not against the any monies in the trust account or interest earned thereon.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Law. The Companies Law is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.    In certain circumstances, the Companies Law allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of 66 2/3% in value of the voting shares voted at a general meeting) of the shareholders of each company; or (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Law (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Companies Law provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

•	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

•	the shareholders have been fairly represented at the meeting in question;

•	the arrangement is such as a businessman would reasonably approve; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.

Squeeze-out Provisions.    When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

Shareholders’ Suits.    Our Cayman Islands counsel is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•	a company is acting, or proposing to act, illegally or beyond the scope of its authority;

•	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

•	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of Civil Liabilities.    The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by our Cayman Islands legal counsel that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Special Considerations for Exempted Companies.    We are an exempted company with limited liability (meaning our public shareholders have no liability, as members of the company, for liabilities of the company over and above the amount paid for their shares) under the Companies Law. The Companies Law distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•	annual reporting requirements are minimal and consist mainly of a statement that the company has conducted its operations mainly outside of the Cayman Islands and has complied with the provisions of the Companies Law;

•	an exempted company’s register of members is not open to inspection;

•	an exempted company does not have to hold an annual general meeting;

•	an exempted company may issue negotiable or bearer shares or shares with no par value;

•	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	an exempted company may register as a limited duration company; and

•	an exempted company may register as a segregated portfolio company.

Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association contains provisions designed to provide certain rights and protections relating to this offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without a special resolution. As a matter of Cayman Islands law, a resolution is deemed to be a special resolution where it has been approved by either (i) at least two-thirds (or any higher threshold specified in a company’s articles of association) of a company’s shareholders at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given; or (ii) if so authorized by a company’s articles of association, by a unanimous written resolution of all of the company’s shareholders. Our amended and restated memorandum and articles of association provide that special resolutions must be approved either by at least two-thirds of our shareholders (i.e., the lowest threshold permissible under Cayman Islands law), or by a unanimous written resolution of all of our shareholders.

Our sponsor and its permitted transferees, if any, who will collectively beneficially own 20% of our ordinary shares upon the closing of this offering (assuming they do not purchase any units in this offering), will participate in any vote to amend our amended and restated memorandum and articles of association and will have the discretion to vote in any manner they choose. Specifically, our amended and restated memorandum and articles of association provide, among other things, that:

•	If we are unable to consummate an initial business combination within 24 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but no more than twenty business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and net of taxes payable), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law;

•	Prior to our initial business combination, we may not issue additional securities that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on our initial business combination;

•	Although we do not intend to enter into a business combination with a target business that is affiliated with our sponsor, our directors or our executive officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm which is a member of FINRA or an independent accounting firm that such a business combination is fair to our company from a financial point of view;

•	If a shareholder vote on our initial business combination is not required by law and we do not decide to hold a shareholder vote for business or other legal reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act;

•	Our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (net of amounts previously disbursed to management for working capital purposes and excluding the amount of deferred underwriting discounts held in trust) at the time of the agreement to enter into the initial business combination;

•	If our shareholders approve an amendment to our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not consummate an initial business combination within 24 months from the closing of this offering, we will provide our public shareholders with the opportunity to redeem all or a portion of their ordinary shares upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, divided by the number of then outstanding public shares, subject to the limitations described herein; and

•	We will not effectuate our initial business combination with another blank check company or a similar company with nominal operations.

In addition, our amended and restated memorandum and articles of association provide that under no circumstances will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001.

The Companies Law permits a company incorporated in the Cayman Islands to amend its memorandum and articles of association with the approval of a special resolution. A company’s articles of association may specify that the approval of a higher majority is required but, provided the approval of the required majority is obtained, any Cayman Islands exempted company may amend its memorandum and articles of association regardless of whether its memorandum and articles of association provides otherwise. Accordingly, although we could amend any of the provisions relating to our proposed offering, structure and business plan which are contained in our amended and restated memorandum and articles of association, we view all of these provisions as binding obligations to our shareholders and neither we, nor our officers or directors, will take any action to amend or waive any of these provisions unless we provide dissenting public shareholders with the opportunity to redeem their public shares.

Pursuant to our memorandum and articles of association, our initial business combination must be approved by a majority of our board of directors, which majority must include the affirmative votes of each of Mr. Mayer and Mr. Bruno (or another individual so designated by our sponsor if Mr. Bruno is no longer serving on our board of directors at the time it votes on our initial business combination).

Anti-Money Laundering—Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Money Laundering Regulations (2015 Revision) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

(a)	the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution;

(b)	the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

(c)	the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any payment to a shareholder if our directors or officers suspect or are advised that the payment to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects, or has reasonable grounds for knowing or suspecting, that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Law (2017 Revision) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Law (2017 Revision) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report will not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Certain Anti-Takeover Provisions of our Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association provide that our board of directors will be classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Our authorized but unissued Class A ordinary shares and preference shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Class A ordinary shares and preference shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Securities Eligible for Future Sale

Immediately after this offering we will have 62,500,000 Class A ordinary shares (or 71,875,000 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full) issued and outstanding on an as-converted basis. Of these shares, the Class A ordinary shares sold in this offering (50,000,000 Class A ordinary shares if the underwriters’ over-allotment option is not exercised and 57,500,000 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full) will be freely tradable without restriction or further registration under the Securities Act, except for any Class A ordinary shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the outstanding founder shares (12,500,000 founder shares if the underwriters’ over-allotment option is not exercised and 14,375,000 founder shares if the underwriters’ over-allotment option is exercised in full) and all of the outstanding private placement warrants (8,000,000 private placement warrants if the underwriters’ over-allotment option is not exercised and 9,200,000 private placement warrants if the underwriters’ over-allotment option is exercised in full) will be restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Upon the closing of the Co-Investment, if any, all of the Co-Investment shares, will be restricted securities under Rule 144.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of ordinary shares then outstanding, which will equal 625,000 shares immediately after this offering (or 718,750 shares if the underwriters exercise their over-allotment option in full); or

•	the average weekly reported trading volume of the Class A ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our sponsor will be able to sell its founder shares and private placement warrants, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration Rights

The holders of the founder shares, private placement warrants and warrants that may be issued upon conversion of working capital loans (and any Class A ordinary shares issuable upon the exercise of the private placement warrants and warrants that may be issued upon conversion of working capital loans) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. The holders of these securities are entitled to make up to five demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lockup period, which occurs (i) in the case of the founder shares, as described in the following paragraph, and (ii) in the case of the private placement warrants and the respective Class A ordinary shares underlying such warrants, 30 days after the completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Except as described herein with respect to the Co-Investment, our sponsor and our directors and executive officers have agreed not to transfer, assign or sell any of their founder shares until (a) one year after the completion of our initial business combination, or (b) the date on which we complete a liquidation, merger, share exchange or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of our sponsor with respect to any founder shares. We refer to such transfer restrictions throughout this prospectus as the lock-up. Notwithstanding the foregoing, if the closing price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, the founder shares will be released from the lock-up.

Pursuant to the Co-Investment agreement, we have agreed that we will use our commercially reasonable efforts (i) to file within 30 days after the closing of the initial business combination a registration statement with the SEC for a secondary offering of the Co-Investment shares, if any, (ii) to cause such registration statement to be declared effective promptly thereafter and (iii) to maintain the effectiveness of such registration statement until the earliest of  (A) the date on which the Co-Investors cease to hold the securities covered thereby, (B) the date all of the securities covered thereby can be sold publicly without restriction or limitation under Rule 144 under the Securities Act, and (C) the second anniversary of the date of effectiveness of such registration statement, subject to certain conditions and limitations set forth in the Co-Investment agreement.

Shareholder Rights

Pursuant to the Co-Investment agreement, in the event that the Co-Investment right is exercised, we intend to enter into a shareholders agreement with the Co-Investors, which agreement shall be effective upon the consummation of our initial business combination. The rights, obligations and preferences of the Co-Investors pursuant to such shareholders agreement are to be mutually agreed upon prior to consummation of our initial business combination and will be disclosed to public shareholders in definitive proxy materials mailed to our public shareholders in connection with our initial business combination. We expect that, among the rights to be granted under the shareholders agreement, the Co-Investors will have the right to nominate for election a number of directors to the board of the post-business combination company, such number to be proportionate to the aggregate holdings of voting securities of the Co-Investors in the post-business combination company.

Listing of Securities

We have applied to have our units listed on NYSE under the symbol “LOU.U”. We cannot guarantee that our securities will be approved for listing on NYSE. Once the securities comprising the units begin separate trading, we expect that the Class A ordinary shares and warrants will be listed on NYSE under the symbols “LOU” and “LOU WS”, respectively. The units will automatically separate into their component parts and will not be traded following the completion of our initial business combination.

TAXATION

The following summary of certain Cayman Islands and United States federal income tax consequences of an investment in our units, each consisting of one Class A ordinary share and one-third of one redeemable warrant, which we refer to collectively as our securities, is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our Class A ordinary shares and warrants, such as the tax consequences under state, local and other tax laws.

Prospective investors should consult their advisors on the possible tax consequences of investing in our securities under the laws of their country of citizenship, residence or domicile.

Cayman Islands Tax Considerations

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the securities of the Company. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws:

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of the warrants. An instrument of transfer in respect of a warrant is stampable if executed in or brought into the Cayman Islands.

No stamp duty is payable in respect of the issue of our Class A ordinary shares or on an instrument of transfer in respect of such shares.

The Company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has applied for and expects to obtain after the effectiveness of the registration statement of which this prospectus forms a part an undertaking from the Financial Secretary of the Cayman Islands in the following form:

The Tax Concessions Law

(2011 Revision)

Undertaking as to Tax Concessions

In accordance with the provision of Section 6 of The Tax Concessions Law (2011 Revision), the Financial Secretary undertakes with Iron Horse Acquisition Corp. (the “Company”):

1.	That no law which is hereafter enacted in the Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

2.	In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

2.1	On or in respect of the shares, debentures or other obligations of the Company; or

2.2	by way of the withholding in whole or part, of any relevant payment as defined in Section 6(3) of the Tax Concessions Law (2011 Revision).

These concessions shall be for a period of twenty years from the date hereof.

United States Federal Income Tax Considerations

General

The following discussion summarizes certain United States federal income tax considerations associated with the acquisition, ownership and disposition of our units (each consisting of one Class A ordinary share and one-third of one redeemable warrant) that are purchased in this offering by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below). Because the components of a unit are generally separable at the option of the holder, the holder of a unit generally should be treated, for United States federal income tax purposes, as the owner of the underlying Class A ordinary share and warrant components of the unit. As a result, the discussion below with respect to holders of Class A ordinary shares and warrants should also apply to holders of units (as the deemed owners of the underlying Class A ordinary shares and warrants that constitute the units).

This discussion is limited to certain United States federal income tax considerations to beneficial owners of our securities who are initial purchasers of a unit pursuant to this offering and hold the unit and each component of the unit as a capital asset under the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion assumes that the Class A ordinary shares and warrants will trade separately and that any distributions made (or deemed made) by us on our Class A ordinary shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars. This discussion is a summary only and does not consider all aspects of United States federal income taxation that may be relevant to the acquisition, ownership and disposition of a unit by a prospective investor in light of its particular circumstances, including:

•	our sponsor;

•	financial institutions or financial services entities;

•	broker-dealers;

•	taxpayers that are subject to the mark-to-market accounting rules;

•	tax-exempt entities;

•	governments or agencies or instrumentalities thereof;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	expatriates or former long-term residents of the United States;

•	persons that actually or constructively own five percent or more of our voting shares;

•	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services;

•	persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction; or

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar.

Moreover, the discussion below is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and such provisions may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in United States federal income tax consequences different from those discussed below. Furthermore, this discussion does not address any aspect of United States federal non-income tax laws, such as gift, estate or Medicare contribution tax laws, or state, local or non-U.S. tax laws.

We have not sought, and will not seek, a ruling from the IRS as to any United States federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

As used herein, the term “U.S. Holder” means a beneficial owner of units, Class A ordinary shares or warrants that is for United States federal income tax purposes: (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust if  (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a United States person.

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity or arrangement classified as a partnership for United States federal income tax purposes) is the beneficial owner of our securities, the United States federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partner and the partnership. If you are a partner of a partnership holding our securities, we urge you to consult your own tax advisor.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-UNITED STATES TAX LAWS.

Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for United States federal income tax purposes, and therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for United States federal income tax purposes as the acquisition of one share of our Class A ordinary shares and one-third of one warrant, a whole one of which is exercisable to acquire one share of our Class A ordinary shares. We intend to treat the acquisition of a unit in this manner and, by purchasing a unit, you will agree to adopt such treatment for applicable tax purposes. For United States federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between the one Class A ordinary share and the one-third of one warrant based on the relative fair market value of each at the time of issuance. The price allocated to each Class A ordinary share and one-third of one warrant should constitute the shareholder’s initial tax basis in such share or warrant. Any disposition of a unit should be treated for United States federal income tax purposes as a disposition of the Class A ordinary share and one-third of one warrant comprising the unit, and the amount realized on the disposition should be allocated between the Class A ordinary share and warrant based on their respective relative fair market values. Neither the separation of the Class A ordinary share and the one-third of one warrant constituting a unit nor the combination of thirds of warrants into a single warrant should be a taxable event for United States federal income tax purposes.

The foregoing treatment of the Class A ordinary shares and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its tax advisors regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above is respected for United States federal income tax purposes.

U.S. Holders

Taxation of Distributions

Subject to the passive foreign investment company (“PFIC”) rules discussed below, a U.S. Holder generally will be required to include in gross income as dividends the amount of any cash distribution paid on our Class A ordinary shares to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under United States federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its Class A ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Class A ordinary shares (see “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants” below).

With respect to non-corporate U.S. Holders, under tax laws currently in effect, dividends generally will be taxed at the lower applicable long-term capital gains rate (see “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants” below) only if our Class A ordinary shares are readily tradable on an established securities market in the United States and certain other requirements are met. U.S. Holders should consult their tax advisors regarding the availability of such lower rate for any dividends paid with respect to our Class A ordinary shares.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants

Subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss on the sale or other taxable disposition of our Class A ordinary shares or warrants (including on our dissolution and liquidation if we do not consummate an initial business combination within the required time period). Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such Class A ordinary shares or warrants exceeds one year. It is unclear, however, whether certain redemption rights described in this prospectus may suspend the running of the applicable holding period for this purpose.

The amount of gain or loss recognized on a sale or other taxable disposition generally will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the Class A ordinary shares or warrants are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the Class A ordinary shares or warrants based upon the then relative fair market values of the Class A ordinary shares and the warrants included in the units) and (ii) the U.S. Holder’s adjusted tax basis in its Class A ordinary shares or warrants so disposed of. A U.S. Holder’s adjusted tax basis in its Class A ordinary shares generally will equal the U.S. Holder’s acquisition cost (that is, the portion of the purchase price of a unit allocated to a share of Class A ordinary shares or one-third of one warrant, as described above under “—Allocation of Purchase Price and Characterization of a Unit”) reduced by any prior distributions treated as a return of capital. Long-term capital gain realized by a non-corporate U.S. Holder is currently eligible to be taxed at reduced rates. See “—Exercise or Lapse of a Warrant” below for a discussion regarding a U.S. Holder’s tax basis in the Class A ordinary share acquired pursuant to the exercise of a warrant. The deduction of capital losses is subject to certain limitations.

Redemption of Class A Ordinary Shares

Subject to the PFIC rules discussed below, in the event that a U.S. Holder’s Class A ordinary shares are redeemed pursuant to the redemption provisions described in this prospectus under “Description of Securities—Ordinary Shares” or if we purchase a U.S. Holder’s Class A ordinary shares in an open market transaction (referred to herein as a redemption), the treatment of the redemption for United States federal income tax purposes will depend on whether it qualifies as sale of the Class A ordinary shares under Section 302 of the Code. If the redemption or purchase by us qualifies as a sale of Class A ordinary shares, the U.S. Holder will be treated as described under “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants” above. If the redemption by us does not qualify as a sale of Class A ordinary shares, the U.S. Holder will be treated as receiving a corporate distribution with the tax consequences described above under “—Taxation of Distributions.” Whether a redemption by us qualifies for sale treatment will depend largely on the total number of our shares treated as held by the U.S. Holder (including any shares constructively owned by the U.S. Holder described in the following paragraph) relative to all of our shares outstanding both before and after such redemption. The redemption by us of Class A ordinary shares generally will be treated as a sale of the Class A ordinary shares (rather than as a corporate distribution) if such redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only our shares actually owned by the U.S. Holder, but also our shares that are constructively owned by it. A U.S. Holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any shares the U.S. Holder has a right to acquire by exercise of an option, which would generally include Class A ordinary shares which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting shares actually and constructively owned by the U.S. Holder immediately following the redemption of Class A ordinary shares must, among other requirements, be less than 80 percent of the percentage of our outstanding voting shares actually and constructively owned by the U.S. Holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either (i) all of our shares actually and constructively owned by the U.S. Holder are redeemed or (ii) all of our shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. Holder does not constructively own any other shares of ours. The redemption of the Class A ordinary shares will not be essentially equivalent to a dividend with respect to a U.S. Holder if it results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences of a redemption.

If none of the foregoing tests are satisfied, then the redemption will be treated as a corporate distribution and the tax effects will be as described under “—Taxation of Distributions” above. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed Class A ordinary shares will be added to the U.S. Holder’s adjusted tax basis in its remaining shares, or, if it has none, to the U.S. Holder’s adjusted tax basis in its warrants or possibly in other shares constructively owned by it.

Exercise or Lapse of a Warrant

Subject to the PFIC rules discussed below and except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of a Class A ordinary share on the exercise of a warrant for cash. A U.S. Holder’s initial tax basis in a Class A ordinary share received upon exercise of the warrant generally will equal the sum of the U.S. Holder’s initial investment in the warrant (that is, the portion of the U.S. Holder’s purchase price for the units that is allocated to the warrant, as described above under “—Allocation of Purchase Price and Characterization of a Unit”) and the exercise price. It is unclear whether a U.S. Holder’s holding period for the Class A ordinary share will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case, the holding period will not include the period during which the U.S. Holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current law. A cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for United States federal income tax purposes. In either situation, a U.S. Holder’s tax basis in the Class A ordinary shares received generally would equal the U.S. Holder’s tax basis in the warrants. If the cashless exercise was not a realization event, it is unclear whether a U.S. Holder’s holding period for the Class A ordinary share will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the Class A ordinary shares would include the holding period of the warrants.

It is also possible that a cashless exercise may be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder may be deemed to have surrendered warrants with an aggregate fair market value equal to the exercise price for the total number of warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered and the U.S. Holder’s tax basis in such warrants. In this case, a U.S. Holder’s tax basis in the Class A ordinary shares received would equal the sum of the U.S. Holder’s initial investment in the warrants exercised (i.e., the portion of the U.S. Holder’s purchase price for the units that is allocated to the warrant, as described above under “—Allocation of Purchase Price and Characterization of a Unit”) and the exercise price of such warrants. It is unclear whether a U.S. Holder’s holding period for the Class A ordinary share would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant.

Due to the absence of authority on the United States federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, a U.S. Holder should consult its tax advisors regarding the tax consequences of a cashless exercise.

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of Class A ordinary shares for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities—Warrants—Public Shareholders’ Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. Holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of Class A ordinary shares that would be obtained upon exercise) as a result of a distribution of cash to the holders of our Class A ordinary shares which is taxable to the U.S. Holders of such Class A ordinary shares as described under “—Taxation of Distributions” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest.

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be classified as a PFIC for United States federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year. However, pursuant to a startup exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income, if  (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the startup year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the startup exception to us is uncertain and will not be known until after the close of our current taxable year. After the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC, then we will likely not qualify for the startup exception and will be a PFIC for our current taxable year. Our actual PFIC status for our current taxable year or any subsequent taxable year, however, will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year.

Although our PFIC status is determined annually, an initial determination that our company is a PFIC will generally apply for subsequent years to a U.S. Holder who held Class A ordinary shares or warrants while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our Class A ordinary shares or warrants and, in the case of our Class A ordinary shares, the U.S. Holder did not make either a qualified electing fund (“QEF”) election or a mark-to-market election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Class A ordinary shares, as described below, such U.S. Holder generally will be subject to special rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its Class A ordinary shares or warrants and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Class A ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Class A ordinary shares).

Under these rules:

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Class A ordinary shares or warrants;

•	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

•	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder will avoid the PFIC tax consequences described above in respect to our Class A ordinary shares by making a timely and valid QEF election to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

A U.S. Holder may not make a QEF election with respect to its warrants to acquire our Class A ordinary shares. As a result, if a U.S. Holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants) and we were a PFIC at any time during the U.S. Holder’s holding period of such warrants, any gain recognized generally will be treated as an excess distribution, taxed as described above. If a U.S. Holder that exercises such warrants properly makes a QEF election with respect to the newly acquired Class A ordinary shares (or has previously made a QEF election with respect to our Class A ordinary shares), the QEF election will apply to the newly acquired Class A ordinary shares. Notwithstanding such QEF election, the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired Class A ordinary shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the U.S. Holder makes a purging election under the PFIC rules. Under the purging election, the U.S. Holder will be deemed to have sold such shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will have a new basis and holding period in the Class A ordinary shares acquired upon the exercise of the warrants for purposes of the PFIC rules.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed United States federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from us. If we determine we are a PFIC for any taxable year, we will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election, but there is no assurance that we will timely provide such required information. There is also no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to our Class A ordinary shares, and the excess distribution rules discussed above do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our Class A ordinary shares generally will be taxable as capital gain and no additional tax charge will be imposed under the PFIC rules. As discussed above, if we are a PFIC for any taxable year, a U.S. Holder of our Class A ordinary shares that has made a QEF election will be currently taxed on its pro rata share of our earnings and profits, whether or not distributed for such year. A subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable when distributed to such U.S. Holder. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. In addition, if we are not a PFIC for any taxable year, such U.S. Holder will not be subject to the QEF inclusion regime with respect to our Class A ordinary shares for such a taxable year.

If we are a PFIC and our Class A ordinary shares constitute “marketable stock,” a U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder, at the close of the first taxable year in which it holds (or is deemed to hold) our Class A ordinary shares, makes a mark-to-market election with respect to such shares for such taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its Class A ordinary shares at the end of such year over its adjusted basis in its Class A ordinary shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its Class A ordinary shares over the fair market value of its Class A ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Class A ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Class A ordinary shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to warrants.

The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the NYSE (on which we intend to list the Class A ordinary shares), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to our Class A ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. We will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. There can be no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide such required information. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or market-to-market election is made) and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our Class A ordinary shares and warrants should consult their own tax advisors concerning the application of the PFIC rules to our securities under their particular circumstances.

Tax Reporting

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement. Furthermore, certain U.S. Holders who are individuals and certain entities will be required to report information with respect to such U.S. Holder’s investment in “specified foreign financial assets” on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. An interest in the Company constitutes a specified foreign financial asset for these purposes. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties. Potential investors are urged to consult their tax advisors regarding the foreign financial asset and other reporting obligations and their application to an investment in our Class A ordinary shares and warrants.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder.” As used herein, the term “Non-U.S. Holder” means a beneficial owner of our units, Class A ordinary shares or warrants that is for U.S. federal income tax purposes:

•	a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

•	a foreign corporation; or

•	an estate or trust that is not a U.S. Holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the sale or other disposition of our securities.

Dividends (including constructive dividends) paid or deemed paid to a Non-U.S. Holder in respect of our Class A ordinary shares generally will not be subject to United States federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States). In addition, a Non-U.S. Holder generally will not be subject to United States federal income tax on any gain attributable to a sale or other disposition of our Class A ordinary shares or warrants unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States).

Dividends and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to United States federal income tax at the same regular United States federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for United States federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

The United States federal income tax treatment of a Non-U.S. Holder’s exercise of a warrant, or the lapse of a warrant held by a Non-U.S. Holder, generally will correspond to the United States federal income tax treatment of the exercise or lapse of a warrant by a U.S. Holder, as described under “—U.S. Holders—Exercise or Lapse of a Warrant,” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a Non-U.S. Holder’s gain on the sale or other disposition of our Class A ordinary shares and warrants.

Information Reporting and Backup Withholding

Dividend payments with respect to our Class A ordinary shares and proceeds from the sale, exchange or redemption of our Class A ordinary shares may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

UNDERWRITING

Subject to the terms and conditions of the underwriting agreement, the underwriters named below, through their representatives, Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC have severally agreed to purchase from us on a firm commitment basis the following respective number of units at a public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus:

Underwriter	Number of Units
Citigroup Global Markets Inc.
Goldman Sachs & Co. LLC

Total	50,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the units (other than those covered by the over-allotment option described below) if they purchase any of the units.

Units sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. If all of the units are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC have advised us that the underwriters do not intend to make sales to discretionary accounts. The offering of the units by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

If the underwriters sell more units than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to 7,500,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional units approximately proportionate to that underwriter’s initial purchase commitment. Any units issued or sold under the option will be issued and sold on the same terms and conditions as the other units that are the subject of this offering.

We, our sponsor and our officers and directors have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC, offer, sell, contract to sell, pledge, hedge or otherwise dispose of, directly or indirectly, any units, warrants, Class A ordinary shares or any other securities convertible into, or exercisable, or exchangeable for, Class A ordinary shares; provided, however, that we may (1) issue and sell the private placement warrants, (2) issue and sell the additional units to cover our underwriters’ over-allotment option (if any), (3) issue Class A ordinary shares or any securities convertible into, or exchangeable for, shares in connection with an initial business combination, (4) issue and sell the Co-Investment units, and issue any Class A ordinary shares and warrants as otherwise required under the Co-Investment agreement and (5) register with the SEC pursuant to a registration rights agreement to be entered into concurrently with the issuance and sale of the securities in this offering or the Co-Investment agreement, as applicable, the resale of the founder shares, Co-Investment units, the private placement warrants and Class A ordinary shares issuable upon exercise of the warrants. Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC in their sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

Except as described herein with respect to the Co-Investment, our sponsor and our directors and executive officers have agreed not to transfer, assign or sell any of their founder shares until (a) one year after the completion of our initial business combination, or (b) the date on which we complete a liquidation, merger, share exchange or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of our sponsor with respect to any founder shares. We refer to such transfer restrictions throughout this prospectus as the lock-up. Notwithstanding the foregoing, if the closing price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, the founder shares will be released from the lock-up.

The private placement warrants (including the Class A ordinary shares issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except pursuant to the Co-Investment agreement and with respect to permitted transferees as described herein under “Principal Shareholders—Transfers of Founder Shares and Private Placement Warrants”).

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations between us and the representatives.

The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. Among the factors considered in determining initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the price at which the units, Class A ordinary shares or warrants will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, Class A ordinary shares or warrants will develop and continue after this offering.

We have applied to have our units listed on NYSE under the symbol “LOU.U”. We cannot guarantee that our securities will be approved for listing on NYSE. Once the securities comprising the units begin separate trading, we expect that the Class A ordinary shares and warrants will be listed on NYSE under the symbols “LOU” and “LOU WS”, respectively.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

	Paid by Us
	No Exercise	Full Exercise
Per Unit(1)	$0.55	$0.55
Total(1)	$27,500,000	$31,625,00

(1)	$0.20 per unit, or $10,000,000 in the aggregate (or $11,500,000 in the aggregate if the over-allotment option is exercised in full), is payable upon the closing of this offering. $0.35 per unit, or $17,500,000 in the aggregate (or $20,125,000 in the aggregate if the over-allotment option is exercised in full) payable to the underwriters for deferred underwriting commissions will be placed in a trust account located in the United States as described herein. The deferred commissions will be released to the underwriters only on and concurrently with completion of an initial business combination.

If we do not consummate an initial business combination within 24 months from the closing of this offering, the underwriters have agreed that (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account and (ii) that the deferred underwriters’ discounts and commissions will be distributed on a pro rata basis, together with any accrued interest thereon (which interest will be net of taxes payable) to the public shareholders.

In connection with the offering, the underwriters may purchase and sell units in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of units than they are required to purchase in the offering.

•	“Covered” short sales are sales of units in an amount up to the number of units represented by the underwriters’ over-allotment option.

•	“Naked” short sales are sales of units in an amount in excess of the number of units represented by the underwriters’ over-allotment option.

•	Covering transactions involve purchases of units either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

•	To close a naked short position, the underwriters must purchase units in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering.

•	To close a covered short position, the underwriters must purchase units in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of units to close the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option.

•	Stabilizing transactions involve bids to purchase units so long as the stabilizing bids do not exceed a specified maximum.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased units sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that the total expenses of this offering payable by us will be $1,000,000, excluding underwriting discounts and commissions.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities. We have also agreed to pay for the FINRA-related fees and expenses of the underwriters’ legal counsel, not to exceed $25,000.

We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date that is 90 days from the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with this offering and we may pay the underwriters of this offering or any entity with which they are affiliated a finder’s fee or other compensation for services rendered to us in connection with the completion of a business combination.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Notice to Prospective Investors in Canada

The units may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the units must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriters’ conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of our units may be made to the public in that relevant member state at any time:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 100, or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the issuer for any such offer; or natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the underwriter for any such offer; or

•	in any other circumstances that do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purpose of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the PD 2010 Amending Directive to the extent implemented by the relevant member state) and includes any relevant implementing measure in each relevant member state, and the expression 2010 PD Amending Directive means Directive 2010/73/EU.

We have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of us or the underwriters.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as a “relevant person”). The units are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such units will be engaged in only with, relevant persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers.

The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the units to the public in France.

Such offers, sales and distributions will be made in France only:

•	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•	in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The units may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the units may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The units and underlying Class A ordinary shares and warrants have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” will mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the units may not be circulated or distributed, nor may the units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the units are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•	shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust will not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

Cayman Islands

No offer or invitation to subscribe for shares or units may be made to the public in the Cayman Islands.

LEGAL MATTERS

Kirkland & Ellis LLP, New York, New York will pass upon the validity of the securities offered in this prospectus with respect to units and warrants. Maples and Calder will pass upon the validity of the securities offered in this prospectus with respect to the ordinary shares and matters of Cayman Islands law. In connection with this offering, Davis Polk & Wardwell LLP, New York, New York advised the underwriters in connection with the offering of the securities.

EXPERTS

The financial statements of Iron Horse Acquisition Corp. as of November 10, 2017 and for the period from October 12, 2017 (inception) through November 10, 2017 appearing in this prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholder of

Iron Horse Acquisition Corp.

We have audited the accompanying balance sheet of Iron Horse Acquisition Corp. (the “Company”) as of November 10, 2017, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from October 12, 2017 (inception) to November 10, 2017. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Iron Horse Acquisition Corp. as of November 10, 2017, and the results of its operations and its cash flows for the period from October 12, 2017 (inception) to November 10, 2017, in accordance with accounting principles generally accepted in the United States of America.

/s/      WithumSmith+Brown, PC

Whippany, New Jersey

November 17, 2017

IRON HORSE ACQUISITION CORP.

BALANCE SHEET

November 10, 2017

Assets:
Current assets:
Cash	$—
Deferred offering costs associated with initial public offering	762,823

Total assets	$762,823

Liabilities and Shareholder’s Equity:
Current liabilities:
Accounts payable	$86,750
Accrued expenses	655,000

Total current liabilities	741,750

Commitments

Shareholder’s Equity:
Preferred shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A ordinary shares, $0.0001 par value; 400,000,000 shares authorized; none issued and outstanding	—
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 14,375,000 shares issued and outstanding(1)	1,438
Additional paid-in capital	23,562
Accumulated deficit	(3,927)

Total shareholder’s equity	21,073

Total Liabilities and Shareholder’s Equity	$762,823

(1)	Includes up to 1,875,000 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters.

The accompanying notes are an integral part of these financial statements.

IRON HORSE ACQUISITION CORP.

STATEMENT OF OPERATIONS

For the period from October 12, 2017 (inception) to November 10, 2017

Formation and operating costs	$3,927

Net loss	$(3,927)

Weighted average shares outstanding, basic and diluted(1)	12,500,000

Basic and diluted net loss per share	$(0.00)

(1)	Excludes an aggregate of up to 1,875,000 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters.

The accompanying notes are an integral part of these financial statements.

IRON HORSE ACQUISITION CORP.

STATEMENT OF CHANGES IN SHAREHOLDER’S EQUITY

For the period from October 12, 2017 (inception) to November 10, 2017

	Ordinary shares				Additional Paid-In Capital	Accumulated Deficit	Total Shareholder’s Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance—October 12, 2017 (Inception)	—	$—	—	$—	$—	$—	$—

Issuance of Class B ordinary shares to Sponsor(1)	—	—	14,375,000	1,438	23,562	—	25,000
Net loss	—	—	—	—	—	(3,927)	(3,927)

Balance—November 10, 2017	—	$—	14,375,000	$1,438	$23,562	$(3,927)	$21,073

(1)	Includes up to 1,875,000 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters.

The accompanying notes are an integral part of these financial statements.

IRON HORSE ACQUISITION CORP.

STATEMENT OF CASH FLOWS

For the period from October 12, 2017 (inception) to November 10, 2017

Cash Flows from Operating Activities:
Net loss	$(3,927)

Net cash used in operating activities	(3,927)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B ordinary shares to Sponsor	25,000
Deferred offering costs paid	(21,073)

Net cash provided by financing activities	3,927

Net change in cash	—
Cash—beginning of the period	—

Cash—ending of the period	$—

Supplemental disclosure of noncash investing and financing activities:
Deferred offering costs included in accounts payable and accrued expenses	$741,750

The accompanying notes are an integral part of these financial statements.

Note 1. Description of Organization and Business Operations

Iron Horse Acquisition Corp. (the “Company”) is a newly organized blank check company incorporated in the Cayman Islands on October 12, 2017. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses that the Company has not yet identified (a “Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on businesses and companies that the Company believes are prepared to be transitioned to, and operated under, public ownership, and in which growth-oriented, revenue-driven and other operational improvements are likely to be a significant factor in the creation of value for shareholders.

At November 10, 2017, the Company had not yet commenced operations. All activity through November 10, 2017 relates to the Company’s formation and the Proposed Offering, which is described below. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed initial public offering of 50,000,000 units at $10.00 per unit (or 57,500,000 units if the underwriters’ over-allotment option is exercised in full) (“Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”) which is discussed in Note 3 (the “Proposed Offering”) and the sale of 8,000,000 warrants (or 9,200,000 warrants if the underwriters’ over-allotment option is exercised in full) (the “Private Placement Warrants”) at a price of $1.50 per warrant in a private placement to the Company’s sponsor, Cerberus Iron Horse Holdings, LLC (the “Sponsor”), that will close simultaneously with the Proposed Offering. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offering and sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (net of amounts previously disbursed to management for working capital purposes and excluding the amount of deferred underwriting discounts held in Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended, or the Investment Company Act. Upon the closing of the Proposed Offering, management has agreed that an amount equal to at least $10.00 per Unit sold in the Proposed Offering, including a portion of the proceeds of the Private Placement Warrants, will be held in a trust account (the “Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the assets held in the Trust Account as described below.

The Company will provide its shareholders of Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. If, however, shareholder approval of the transaction is required by law or stock exchange listing requirement, or the Company decides to obtain shareholder approval for business or other legal reasons, it will: (i) conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and (ii) file proxy materials with the Securities and Exchange Commission (“SEC”). The Public

Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially approximately $10.00 per share), including interest (less taxes payable and up to $100,000 of interest to pay dissolution expenses). The per-share amount to be distributed to Public Shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). These Public Shares will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon consummation of such Business Combination and a majority of the shares voted are voted in favor of such Business Combination. If a shareholder vote is not required by the law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing a Business Combination. If, however, a shareholder approval of the transactions is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Shareholder may elect to redeem its Public Shares irrespective of whether it votes for or against the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the initial shareholder (as defined below) will agree to vote its founder shares (as defined in Note 5) and any Public Shares purchased during or after the Proposed Offering in favor of a Business Combination. In addition, the initial shareholder will agree to waive its redemption rights with respect to its founder shares and Public Shares in connection with the completion of a Business Combination.

Notwithstanding the foregoing, the Company’s Amended and Restated Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A ordinary shares sold in the Proposed Offering, without the prior consent of the Company.

In addition, Cerberus Capital Management, L.P., a founder and an affiliate of the Sponsor (“CCM”), intends to enter into the co-investment agreement with the Company, pursuant to which CCM has the right (but not the obligation), on behalf of any currently existing and future investment funds, co-investment vehicles, special purpose vehicles and other entities managed by it or its affiliates, and/or investors in such funds, accounts, vehicles and other entities (the “Co-Investors”) to co-invest in the Company’s initial Business Combination by having such Co-Investors as it determines subscribe, pursuant to such agreement, for an aggregate of up to 50,000,000 units, with each unit consisting of one Class A ordinary share and one-third of one redeemable warrant to purchase one Class A ordinary share, for $10.00 per unit, or an aggregate maximum of $500,000,000 (“Co-Investment”). This right will expire upon consummation of the initial Business Combination.

The Company’s Sponsor (the “initial shareholder”) will agree not to propose an amendment to the Company’s memorandum and articles of association that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public shareholders with the opportunity to redeem their Class A ordinary shares in conjunction with any such amendment.

If the Company is unable to complete a Business Combination within 24 months from the closing of the Proposed Offering (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than twenty business days thereafter, redeem 100% of the outstanding Public Shares which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law.

In connection with the redemption of 100% of the Company’s outstanding Public Shares for a portion of the funds held in the Trust Account, each holder will receive a full pro rata portion of the amount then in the Trust Account, plus a pro rata portion of any interest earned on the funds held in the Trust Account and not previously released to the Company to pay the Company’s taxes payable (less up to $100,000 of interest to pay dissolution expenses).

The initial shareholder will agree to waive its liquidation rights with respect to the founder shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial shareholder should acquire Public Shares in or after the Proposed Offering, it will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Company’s Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account (or less than that in certain circumstances). In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Proposed Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent registered public accountants), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Note 2. Summary of Significant Accounting Policies

Basis of presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC. In connection with the Company’s assessment of going concern considerations in accordance with ASU 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern”, as of November 10, 2017, the Company does not have sufficient liquidity to meet its current obligations. However, management has determined that the Company has access to funds from the Sponsor that are sufficient to fund the working capital needs of the Company until the earlier of the consummation of the Proposed Offering or a minimum one year from the date of issuance of these financial statements.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Deferred offering costs

Deferred offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Proposed Offering and that will be charged to shareholders’ equity upon the completion of the Proposed Offering. Should the Proposed Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Income taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of November 10, 2017. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman federal income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Net loss per share

The Company complies with accounting and disclosure requirements of ASC Topic 260, “Earnings Per Share.” Net loss per share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture by the initial shareholder. Weighted average shares were reduced for the effect of an aggregate of 1,875,000 ordinary shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters (see Note 7). At November 10, 2017, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. At November 10, 2017, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3. Proposed Offering

Pursuant to the Proposed Offering, the Company will offer for sale up to 50,000,000 Units (or 57,500,000 Units if the underwriters’ over-allotment option is exercised in full) at a purchase price of $10.00 per Unit. Each Unit will consist of one Class A ordinary share and one-third of one redeemable warrant (the “Public Warrants”). Each whole Public Warrant will entitle the holder to purchase one Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment (see Note 7).

Note 4. Private Placement

The Sponsor has committed to purchase an aggregate of 8,000,000 Private Placement Warrants (or 9,200,000 Private Placement Warrants if the underwriters’ over-allotment is exercised in full) at $1.50 per warrant ($12.0 million in the aggregate or $13.8 million if the over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of the Proposed Offering. Each Private

Placement Warrant is exercisable to purchase one Class A ordinary share at $11.50 per share. A portion of the proceeds from the Private Placement Warrants will be added to the proceeds from the Proposed Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless.

Note 5. Related Party Transactions

Founder Shares

On November 10, 2017, the Company issued an aggregate of 14,375,000 shares of Class B ordinary shares to the Sponsor (the “founder shares”) in exchange for an aggregate capital contribution of $25,000. The Sponsor has agreed to forfeit an aggregate of up to 1,875,000 founder shares to the extent that the over-allotment option is not exercised in full by the underwriters. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the underwriters so that the founder shares will represent 20% of the Company’s issued and outstanding shares after the Proposed Offering. The founder shares will automatically convert into Class A ordinary shares upon the consummation of a Business Combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of  (i) the total number of Class A ordinary shares issued and outstanding upon completion of this offering, plus (ii) the sum of  (a) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Warrants issued to the Sponsor upon conversion of Working Capital Loans, minus (b) the number of Public Shares redeemed by Public Shareholders in connection with the initial Business Combination.

The initial shareholder will agree not to transfer, assign or sell any of its founder shares until the earliest of (a) one year after the completion of the initial Business Combination, (b) subsequent to the initial Business Combination, if the last reported sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (C) following the completion of the initial Business Combination, such future date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our Public Shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Co-Investment Agreement

The Company intends to enter into a co-investment agreements with CCM, pursuant to which CCM has the right on behalf of one or more Co-Investors to subscribe for up to 50,000,000 units, with each unit consisting of one Class A ordinary share and one-third of one redeemable warrant to purchase on Class A ordinary share, for $10.00 per unit, or an aggregate maximum investment of $500 million. This right will expire upon consummation of the initial Business Combination. If this Co-Investment right is exercised, the Class A ordinary shares that will be issued to the Co-Investors will be identical to the Class A ordinary shares included in the units being sold in the Proposed Offering, except that the shares issued to the Co-Investors will be subject to transfer restrictions and certain registration rights. The warrants that will be issued to the Co-Investors if the Co-Investment right is exercised will be identical to the warrants issued to investors in the Proposed Offering. The proceeds from the Co-Investment, to the extent subscribed for by the Co-Investors, may be used as part of the consideration to the sellers in the initial Business Combination, to pay for expenses and other liabilities in connection with the initial Business Combination (and/or other sought after Business Combinations) or for working capital in the post-transaction company.

Promissory Note—Related Party

The Sponsor has agreed to loan the Company an aggregate of up to $300,000 to be used for the payment of costs related to the Proposed Offering. The loan is non-interest bearing, unsecured and due on the earlier of March 30, 2018 or the closing of the Proposed Offering. The Company intends to repay the loan from the proceeds of the Proposed Offering not being placed in the Trust Account. As of November 10, 2017, there were no outstanding borrowings under the promissory note.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of our officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $2,500,000 of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants.

Services Agreement–Related Parties

The Company will enter into a services agreement with Cerberus Operations and Advisory Company, LLC (“COAC”), pursuant to which COAC will be entitled to reimbursement of certain direct and allocable costs, including allocable compensation costs, to the extent that members of COAC, including Mr. Galbato (other than in respect of his role as a director of the company), provide services to the Company before the initial Business Combination. Mr. Galbato, one of the Company’s directors, is the Chief Executive Officer of COAC.

Note 6. Commitments & Contingencies

Registration Rights

The holders of the founder shares and Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Proposed Offering. The holders of these securities are entitled to make a certain number of demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Pursuant to the co-investment agreement, the Company will agree to file after the closing of the Business Combination a registration statement for a secondary offering of the Class A ordinary shares issued to the Co-Investors (including any Class A ordinary shares issuable upon exercise of warrants issued to the Co-Investors) and to maintain the effectiveness of such registration statement until the earliest of (A) the date on which the Co-Investors cease to hold the securities covered thereby, (B) the date all of the securities covered thereby can be sold publicly without restriction or limitation under Rule 144 under the Securities Act, subject to certain conditions and limitations set forth in the co-investment agreement.

Underwriting Agreement

The Company will grant the underwriters a 45-day option from the date of the Proposed Offering to purchase up to 7,500,000 additional Units to cover over-allotments, if any, at the price paid by the underwriters in the Proposed Offering.

The underwriters will be entitled to an underwriting discount of $0.20 per unit, or $10 million in the aggregate (or $11.5 million in the aggregate if the underwriters’ over-allotment option is exercised in full), payable upon the closing of the Proposed Offering. Additionally, a deferred underwriting discount of $0.35 per unit, or $17.5 million in the aggregate (or $20.125 million in the aggregate if the underwriters’ over-allotment option is exercised in full) will be payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Note 7. Shareholder’s Equity

Class A Ordinary Shares—The Company is authorized to issue 400,000,000 shares of Class A ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share on each matter on which they are entitled to vote. At November 10, 2017, there are no Class A ordinary shares issued or outstanding.

Holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of our shareholders except as required by law.

Class B Ordinary Shares—The Company is authorized to issue 50,000,000 shares of Class B ordinary shares with a par value of $0.0001 per share. The Company issued 14,375,000 Class B ordinary shares as of November 10, 2017. Of the 14,375,000 shares of Class B ordinary shares, an aggregate of up to 1,875,000 shares are subject to forfeiture to the Company by the Sponsors for no consideration to the extent that the underwriters’ over-allotment option is not exercised, so that the initial stockholders will collectively own 20% of the Company’s issued and outstanding ordinary shares after the Proposed Offering.

Class B ordinary shares will automatically convert into Class A ordinary shares on the first business day following the consummation of the initial Business Combination, or earlier at the option of the holders, on a one-for-one basis, subject to adjustment. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in the Proposed Offering and related to the closing of the initial Business Combination, the ratio at which the Class B ordinary shares shall convert into Class A ordinary shares will be adjusted (unless the holders of two-thirds of the outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, 20% of the sum of(i) the total number of Class A ordinary shares issued and outstanding upon completion of the Proposed Offering, plus (ii) the sum of  (a) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Warrants issued to the Sponsor upon conversion of Working Capital Loans, minus (b) the number of Public Shares redeemed by Public Shareholders in connection with the initial Business Combination.

Preferred Shares—The Company is authorized to issue 1,000,000 preferred shares with a par value of $0.0001 per share. At November 10, 2017, there are no preferred shares issued or outstanding.

Warrants—Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Proposed Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company will agree that as soon as practicable, but in no event later than twenty business days, after the closing of a Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the sixtieth (60th) day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company may call the Public Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•	if, and only if, the last reported closing price of the ordinary shares equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Proposed Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable so long as they are held by the initial shareholder or such shareholder’s permitted transferees. If the Private Placement Warrants are held by someone other than the initial shareholder or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holder on the same basis as the Public Warrants.

The exercise price and number of Class A ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for an issuance of Class A ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrant shares. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

Note 8. Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to November 17, 2017, the date that the financial statements were available to be issued.

50,000,000 Units

Iron Horse Acquisition Corp.

PRELIMINARY  PROSPECTUS

                             , 2018

Citigroup	Goldman Sachs & Co. LLC

Until                     , 2018 (25 days after the date of this prospectus), all dealers that buy, sell or trade our ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

We have not, and the underwriters have not, authorized anyone to provide you with any information or to make any representatives other than contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide you. We are not, and the underwriters are not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

SEC expenses		$71,587.50
FINRA expenses		86,750
Accounting fees and expenses
Printing and engraving expenses
Travel and road show expenses
Legal fees and expenses
NYSE listing and filing fees
Director & Officers liability insurance premiums(1)
Miscellaneous

Total	$

(1)	This amount represents the approximate amount of annual director and officer liability insurance premiums the registrant anticipates paying following the completion of its initial public offering and until it completes a business combination.

Item 14. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We may purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will only be able to be satisfied by us if  (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

On November 10, 2017, we issued to Cerberus Iron Horse Holdings, LLC, our sponsor, 14,375,000 of our Class B ordinary shares, in exchange for a capital contribution of  $25,000, or approximately $0.002 per share, of which 1,875,000 Class B ordinary shares are subject to forfeiture if the underwriters do not exercise their over-allotment option. Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

We have entered into a Co-Investment agreement with CCM, an affiliate of our sponsor, pursuant to which CCM has the right on behalf of one or more Co-Investors to subscribe for up to 50,000,000 units, with each unit consisting of one Class A ordinary share and one-third of one redeemable warrant to purchase one Class A ordinary share, for $10.00 per unit, or an aggregate maximum investment of $500,000,000, in a private placement to occur concurrently with the closing of our initial business combination.

Our sponsor is an accredited investor for purposes of Rule 501 of Regulation D. Each of the equity holders in our sponsor is an accredited investor under Rule 501 of Regulation D. The sole business of our sponsor is to act as the company’s sponsor in connection with this offering.

Our sponsor has committed, pursuant to a written agreement, to purchase an aggregate of 8,000,0000 private placement warrants (or 9,200,000 private placement warrants if the underwriters’ over-allotment option is exercised in full), each exercisable to purchase one ordinary share at $11.50 per share, at a price of  $1.50 per warrant ($12,000,000 in the aggregate or $13,800,000 if the underwriters’ over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of this offering. These issuances will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a)	The Exhibit Index following the signature page is incorporated herein by reference

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*

3.1	Memorandum and Articles of Association.

3.2	Amended and Restated Memorandum and Articles of Association.*

4.1	Specimen Unit Certificate.*

4.2	Specimen Ordinary Share Certificate.*

4.3	Specimen Warrant Certificate.*

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*

5.1	Form of opinion of Kirkland & Ellis LLP.*

5.2	Form of opinion of Maples and Calder, Cayman Islands Counsel to the Registrant.*

10.1	Form of Letter Agreement among the Registrant, Sponsor, Directors and Executive Officers.*

10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*

10.3	Form of Registration Rights Agreement among the Registrant, the Sponsor and the Holders signatory thereto.*

10.4	Form of Private Placement Warrants Purchase Agreement between the Registrant and the Sponsor.*

10.5	Form of Indemnity Agreement.*

10.6	Promissory Note, dated as of November 10, 2017, issued to the Sponsor.

10.7	Securities Subscription Agreement, dated November 10, 2017, between the Registrant and the Sponsor.

10.8	Form of Master Consulting and Advisory Services Agreement between the Registrant and Cerberus Operations and Advisory Company, LLC.*

10.9	Form of Co-Investment Agreement.*

23.1	Consent of WithumSmith+Brown, PC.

23.2	Consent of Kirkland & Ellis LLP (included on Exhibit 5.1).*

23.3	Consent of Maples and Calder (included on Exhibit 5.2).*

24.1	Power of Attorney (included on signature page).

99.1	Consent of Timothy M. Donahue.

99.2	Consent of Frank W. Bruno.

99.3	Consent of Chan W. Galbato.

*	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 5th day of January, 2018.

IRON HORSE ACQUISITION CORP.

By:	/s/ Steven F. Mayer
Name: Steven F. Mayer
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Steven F. Mayer and Mark W. Smith, each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-1 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Steven F. Mayer Steven F. Mayer	Chairman and Chief Executive Officer (principal executive officer)	January 5, 2018

/s/ Mark W. Smith Mark W. Smith	Chief Financial Officer (principal financial officer)	January 5, 2018

II-4